                                                                   EXHIBIT 10.11

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                                 LOAN AGREEMENT

                          Dated as of December 30, 2004

                                     Between

                           SUMMIT HOSPITALITY I, LLC,
                                   as Borrower

                                       And

                      LEHMAN BROTHERS BANK, FSB, as Lender

================================================================================

I DEFINITIONS; PRINCIPLES OF CONSTRUCTION.......................................     1
   SECTION 1.1   Definitions....................................................     1
   SECTION 1.2   Principles of Construction.....................................    22
II GENERAL TERMS................................................................    23
   SECTION 2.1   Loan Commitment; Disbursement to Borrower......................    23
      2.1.1      Agreement to Lend and Borrow...................................    23
      2.1.2      Single Disbursement to Borrower................................    23
      2.1.3      The Note, Security Instruments and Loan Documents..............    23
      2.1.4      Use of Proceeds................................................    23
   SECTION 2.2   Interest; Loan Payments; Late Payment Charge...................    23
      2.2.1      Payments.......................................................    23
      2.2.2      Interest Calculation...........................................    24
      2.2.3      Payment on Maturity Date.......................................    24
      2.2.4      Payments after Default.........................................    24
      2.2.5      Late Payment Charge............................................    24
      2.2.6      Usury Savings..................................................    25
      2.2.7      Indemnified Taxes..............................................    25
   SECTION 2.3   Prepayments....................................................    26
      2.3.1      Voluntary Prepayments..........................................    26
      2.3.2      Mandatory Prepayments..........................................    26
      2.3.3      Prepayments After Default......................................    26
      2.3.4      Making of Payments.............................................    27
      2.3.5      Application of Principal Prepayments...........................    27
   SECTION 2.4   Defeasance.....................................................    27
      2.4.1      Voluntary Defeasance...........................................    27
      2.4.2      Successor Borrower.............................................    29
   SECTION 2.5   Release of Property............................................    30
      2.5.1      Release of the Properties......................................    30
      2.5.2      Release of an Individual Property..............................    30
      2.5.3      Release on Payment in Full.....................................    32
   SECTION 2.6   Substitution of Properties.....................................    32
III CASH MANAGEMENT.............................................................    40
   SECTION 3.1   Establishment of Accounts......................................    40
   SECTION 3.2   Deposits into Lockbox Account..................................    41
   SECTION 3.3   Account Name...................................................    41
   SECTION 3.4   Eligible Accounts..............................................    41
   SECTION 3.5   Permitted Investments..........................................    42
   SECTION 3.6   The Initial Deposits...........................................    42
   SECTION 3.7   Transfer To and Disbursements from the Lockbox Account.........    42
   SECTION 3.8   Withdrawals From the Tax Account and the Insurance Premium
                    Account.....................................................    43
   SECTION 3.9   Withdrawals from the FF&E Reserve Account......................    43
   SECTION 3.10  Withdrawals from the Required Repair Account...................    43
   SECTION 3.11  Withdrawals from the Debt Service Account......................    43
   SECTION 3.12  Withdrawals from the PIP Reserve Account.......................    44
   SECTION 3.13  [Reserved].....................................................    44
   SECTION 3.14  [Reserved].....................................................    44

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
   SECTION 3.15  Withdrawals from the Low DSCR Reserve Account..................    44
   SECTION 3.16  Sole Dominion and Control......................................    44
   SECTION 3.17  Security Interest..............................................    44
   SECTION 3.18  Rights on Default..............................................    44
   SECTION 3.19  Financing Statement; Further Assurances........................    45
   SECTION 3.20  Borrower's Obligation Not Affected.............................    45
   SECTION 3.21  Payments Received Under this Agreement.........................    45
IV REPRESENTATIONS AND WARRANTIES...............................................    45
   SECTION 4.1   Borrower Representations.......................................    45
      4.1.1      Organization...................................................    46
      4.1.2      Proceedings....................................................    46
      4.1.3      No Conflicts...................................................    46
      4.1.4      Litigation.....................................................    46
      4.1.5      Agreements.....................................................    47
      4.1.6      Solvency.......................................................    47
      4.1.7      Full and Accurate Disclosure...................................    47
      4.1.8      No Plan Assets.................................................    48
      4.1.9      Compliance.....................................................    48
      4.1.10     Financial Information..........................................    48
      4.1.11     Condemnation...................................................    48
      4.1.12     Federal Reserve Regulations....................................    48
      4.1.13     Utilities and Public Access....................................    49
      4.1.14     Not a Foreign Person...........................................    49
      4.1.15     Separate Lots..................................................    49
      4.1.16     Assessments....................................................    49
      4.1.17     Enforceability.................................................    49
      4.1.18     No Prior Assignment............................................    49
      4.1.19     Insurance......................................................    50
      4.1.20     Use of Property................................................    50
      4.1.21     Certificate of Occupancy; Licenses.............................    50
      4.1.22     Flood Zone.....................................................    50
      4.1.23     Physical Condition.............................................    50
      4.1.24     Boundaries.....................................................    51
      4.1.25     Leases.........................................................    51
      4.1.26     Survey.........................................................    51
      4.1.27     Loan to Value..................................................    52
      4.1.28     Filing and Recording Taxes.....................................    52
      4.1.29     Franchise Agreement............................................    52
      4.1.30     Management Agreement...........................................    52
      4.1.31     Illegal Activity...............................................    52
      4.1.32     No Change in Facts or Circumstances; Disclosure................    52
      4.1.33     Investment Company Act.........................................    53
      4.1.34     Principal Place of Business; State of Organization.............    53
      4.1.35     Single Purpose Entity..........................................    53
      4.1.36     Business Purposes..............................................    57
      4.1.37     Taxes..........................................................    58

      4.1.38     Forfeiture.....................................................    58
      4.1.39     Environmental Representations and Warranties...................    58
      4.1.40     Taxpayer Identification Number.................................    58
      4.1.41     OFAC...........................................................    59
      4.1.42     [Reserved].....................................................    59
      4.1.43     Deposit Accounts...............................................    59
   SECTION 4.2   Survival of Representations....................................    60
V BORROWER COVENANTS............................................................    60
   SECTION 5.1   Affirmative Covenants..........................................    60
      5.1.1      Existence; Compliance with Legal Requirements..................    61
      5.1.2      Taxes and Other Charges........................................    61
      5.1.3      Litigation.....................................................    62
      5.1.4      Access to Properties...........................................    62
      5.1.5      Notice of Default..............................................    62
      5.1.6      Cooperate  in Legal Proceedings................................    63
      5.1.7      Award and Insurance Benefits...................................    63
      5.1.8      Further Assurances.............................................    63
      5.1.9      Mortgage and Intangible Taxes..................................    63
      5.1.10     Financial Reporting............................................    64
      5.1.11     Business and Operations........................................    66
      5.1.12     Costs of Enforcement...........................................    66
      5.1.13     Estoppel Statement.............................................    67
      5.1.14     Loan Proceeds..................................................    67
      5.1.15     Performance by Borrower........................................    67
      5.1.16     Confirmation of Representations................................    67
      5.1.17     Leasing Matters................................................    68
      5.1.18     Management Agreement...........................................    69
      5.1.19     Environmental Covenants........................................    70
      5.1.20     Alterations....................................................    71
      5.1.21     Intentionally Deleted..........................................    72
      5.1.22     Intentionally Deleted..........................................    72
      5.1.23     Franchise  Agreement...........................................    72
      5.1.24     [Reserved].....................................................    74
      5.1.25     OFAC...........................................................    74
      5.1.26     Reserved.......................................................    74
   SECTION 5.2   Negative Covenants.............................................    74
      5.2.1      Liens..........................................................    74
      5.2.2      Dissolution....................................................    74
      5.2.3      Change In Business.............................................    74
      5.2.4      Debt Cancellation..............................................    75
      5.2.5      Zoning.........................................................    75
      5.2.6      No Joint Assessment............................................    75
      5.2.7      Name, Identity, Structure, or Principal Place of Business......    75
      5.2.8      ERISA..........................................................    75
      5.2.9      Affiliate Transactions.........................................    76
      5.2.10     Transfers......................................................    76

      5.2.11     Permitted Transfer.............................................    78
VI INSURANCE; CASUALTY; CONDEMNATION; REQUIRED REPAIRS..........................    79
   SECTION 6.1   Insurance......................................................    79
   SECTION 6.2   Casualty.......................................................    83
   SECTION 6.3   Condemnation...................................................    84
   SECTION 6.4   Restoration....................................................    84
VII RESERVE FUNDS...............................................................    88
   SECTION 7.1   Required Repair Funds..........................................    88
      7.1.1      Deposits.......................................................    88
      7.1.2      Release of Required Repair Funds...............................    89
   SECTION 7.2   Tax and Insurance Escrow Fund..................................    90
   SECTION 7.3   Replacements and FF&E Reserve..................................    91
      7.3.1      FF&E Reserve Fund..............................................    91
      7.3.2      Disbursements from FF&E Reserve Account........................    91
      7.3.3      Performance of Replacements....................................    92
      7.3.4      Failure to Make Replacements...................................    94
      7.3.5      Balance in the FF&E Reserve Account............................    95
   SECTION 7.4   PEP Reserve Funds..............................................    95
      7.4.1      Deposits.......................................................    95
      7.4.2      Release of PEP Reserve Funds...................................    95
   SECTION 7.5   [Reserved].....................................................    97
   SECTION 7.6   Low DSCR Reserve...............................................    97
   SECTION 7.7   Reserve Funds, Generally.......................................    97
 VII DEFAULTS...................................................................    98
   SECTION 8.1   Event of Default...............................................    98
   SECTION 8.2   Remedies.......................................................   101
   SECTION 8.3   Remedies Cumulative; Waivers...................................   102
 IX SPECIAL PROVISIONS..........................................................   103
   SECTION 9.1   Sale of Notes and Securitization...............................   103
   SECTION 9.2   [Reserved].....................................................   104
   SECTION 9.3   [Reserved].....................................................   104
   SECTION 9.4   Exculpation....................................................   104
   SECTION 9.5   [Reserved].....................................................   106
   SECTION 9.6   [Reserved].....................................................   106
   SECTION 9.7   [Reserved].....................................................   106
   SECTION 9.8   [Reserved].....................................................   106
   SECTION 9.9   [Reserved].....................................................   106
 X MISCELLANEOUS................................................................   106
   SECTION 10.1  Survival.......................................................   106
   SECTION 10.2  Lender's Discretion............................................   106
   SECTION 10.3  Governing Law..................................................   106
   SECTION 10.4  Modification, Waiver in Writing................................   107
   SECTION 10.5  Delay Not a Waiver.............................................   107
   SECTION 10.6  Notices........................................................   108
   SECTION 10.7  Trial by Jury..................................................   109
   SECTION 10.8  Headings.......................................................   109

   SECTION 10.9  Severability...................................................   109
   SECTION 10.10 Preferences....................................................   109
   SECTION lO.1l Waiver of Notice...............................................   110
   SECTION 10.12 Remedies of Borrower...........................................   110
   SECTION 10.13 Expenses; Indemnity............................................   110
   SECTION 10.14 Schedules and Exhibits Incorporated............................   112
   SECTION 10.15 Offsets, Counterclaims  and Defenses...........................   112
   SECTION 10.16 No Joint Venture or Partnership; No Third Party Beneficiaries..   112
   SECTION 10.17 Publicity......................................................   112
   SECTION 10.18 Cross-Default; Cross-Collateralization; Waiver of Marshalling
                    of Assets...................................................   113
   SECTION 10.19 Waiver of Counterclaim.........................................   113
   SECTION 10.20 Conflict; Construction of Documents; Reliance..................   113
   SECTION 10.21 Brokers and Financial Advisors.................................   114
   SECTION 10.22 Prior Agreements...............................................   114

                                 LOAN AGREEMENT

     THIS LOAN AGREEMENT, dated as of December 30, 2004 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this "Agreement"), between LEHMAN BROTHERS BANK, FSB, a federal stock savings bank, having an address at 1000 West Street, Suite 200, Wilmington, Delaware 19801 ("Lender") and SUMMIT HOSPITALITY I, LLC, a Delaware limited liability company having its principal place of business at 2701 South Minnesota Avenue, Suite 6, Sioux Falls, South Dakota ("Borrower").

                                   WITNESSETH:

     WHEREAS, Borrower desires to obtain the Loan (as hereinafter defined) from Lender; and

     WHEREAS, Lender is willing to make the Loan to Borrower, subject to and in accordance with the terms of this Agreement and the other Loan Documents (as hereinafter defined).

     NOW THEREFORE, in consideration of the making of the Loan by Lender and the covenants, agreements, representations and warranties set forth in this Agreement, the parties hereto hereby covenant, agree, represent and warrant as follows:

     I.   DEFINITIONS; PRINCIPLES OF CONSTRUCTION

     SECTION 1.1 Definitions.

     For all purposes of this Agreement, except as otherwise expressly required or unless the context clearly indicates a contrary intent:

     "Account Collateral" shall mean: (i) the Accounts, and all Cash, checks, drafts, certificates and instruments, if any, from time to time deposited or held in the Accounts from time to time; (ii) any and all amounts invested in Permitted Investments; (iii) all interest, dividends, Cash, instruments and other property from time to time received, receivable or otherwise payable in respect of, or in exchange for, any or all of the foregoing; and (iv) to the extent not covered by clauses (i) - (iii) above, all "proceeds" (as defined under the UCC as in effect in the State in which the Accounts are located) of any or all of the foregoing.

     "Accounts" shall mean, collectively, the Property Account, the Tax Account, the Insurance Premium Account, the Required Repair Account, the PIP Reserve Account, the FF&E Reserve Account, the Debt Service Account, Low DSCR Reserve Account and the Lockbox Account.

     "Accounts Receivable" shall have the meaning set forth in Article 1 of the Security Instrument with respect to each Individual Property.

     "Actual Amount" shall mean, with respect to each Payment Date, the sum of
(i) the actual amount spent Year-To-Date by Borrower for Replacements for the Individual Property and (ii) any amounts in the FF&E Reserve Account on such Payment Date which are attributable to deposits made Year-To-Date (as opposed to those made in any prior calendar year). Borrower shall deliver an Officer's Certificate to Lender no later than the applicable Payment Date certifying as to the amount of expenditures for Replacements (together with copies of invoices and receipts, with respect to invoices in excess of $25,000.00 and such other evidence as Lender shall reasonably require) actually paid Year-To-Date which amount shall include, as appropriate, amounts disbursed from the FF&E Reserve and used by Borrower to pay for Replacements during such period.

     "Additional indemnified Liabilities" shall have the meaning set forth in
Section 10.13(b) hereof.

     "Adjacent Properties" shall mean each of the properties located at the following addresses: (i) 1893 Canyon Springs Road, Twin Falls, Idaho 83301, (ii) 3300 South Shoshone Street, Boise Idaho 83705-4759, (iii) 3270 South Shoshone, Boise, Idaho, (iv) 6th and Simms Lakewood, Colorado 80228, (v) 11907 West 6th Avenue, Golden, Colorado 80401-4705, (vi) 1910 Filmore, Twin Falls, Idaho, (vii) 105 Alex Lane, Charleston, West Virginia, (viii) 107 Alex Lane, Charleston, West Virginia 25304, (ix) 7959 Essen Park Avenue, Baton Rouge, Louisiana 70809, (x) 7979 Essen Park Avenue, Baton Rouge, Louisiana 70809, (xi) 1740 W. Crawford Street, Salinas, Kansas 67401, (xii) 1820 West Crawford Street, Salinas, Kansas,
(xiii) 2930 Eaglecrest Drive, Emporia, Kansas, and (xiv) 2921 W. 18th Avenue, Emporia, Kansas 66801.

     "Affiliate" shall mean, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person or is a director or officer of such Person or of an Affiliate of such Person. Such term shall include Guarantor unless otherwise specified or if the context may otherwise require.

     "Affiliated Manager" shall mean any property manager which is an Affiliate of, or in which Borrower, Principal, or Guarantor has, directly or indirectly, any legal, beneficial or economic interest.

     "Allocated Loan Amount" shall mean, for an Individual Property, the amount set forth on Schedule I attached hereto.

     "ALTA" shall mean American Land Title Association, or any successor thereto.

     "Annual Budget" shall mean the operating budget, including all planned capital expenditures, for each Individual Property prepared by Borrower for the applicable Fiscal Year or other period.

     "Applicable Laws" shall mean all existing and future federal, state and local laws, orders, ordinances, governmental rules and regulations and court orders.

     "Applicable Interest Rate" shall mean 5.4025% per annum.

     "Appraisal" shall mean an appraisal prepared in accordance with the requirements of FIRREA and USPAP, prepared by an independent third party appraiser holding an MAI designation, who is State licensed or State certified if required under the laws of the State where the applicable Individual Property is located, who meets the requirements of FIRREA and USPAP and who is otherwise satisfactory to Lender.

     "Approved Accountant" shall mean a "Big Four" accounting firm, Eide Bailly LLP or other independent certified public accountant chosen by Borrower and acceptable to Lender, in Lender's reasonable discretion.

     "Approved Annual Budget" shall have the meaning set forth in Section 5.1.10(d) hereof.

     "Approved Expenses" shall mean all costs and expenses, calculated on a Cash basis, required to be paid during such month by or on behalf of Borrower in connection with the ownership and operation of the Properties in accordance with the Approved Annual Budget.

     "Assignment of Leases" shall mean, with respect to each Individual Property, that certain first priority Assignment of Leases and Rents, dated as of the date hereof, from Borrower, as assignor, to Lender, as assignee, assigning to Lender all of Borrower's interest in and to the Leases and Rents of such Individual Property as security for the Loan, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

     "Assignment of Management Agreement" shall mean, with respect to the Properties that certain Conditional Assignment of Management Agreement dated the date hereof among Lender, Borrower and Manager, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

     "Award" shall mean any compensation paid by any Governmental Authority in connection with a Condemnation in respect of all or any part of any Individual Property.

     "Bankruptcy Code" shall mean Title 11 U.S.C. Section 101 et seq., and the regulations adopted and promulgated pursuant thereto (as the same may be amended from time to time).

     "Basic Carrying Costs" shall mean, with respect to each Individual Property, the sum of the following costs associated with such Individual Property for the relevant Fiscal Year or payment period: (i) Taxes and (ii) Insurance Premiums.

     "Borrower" shall have the meaning set forth in the introductory paragraph hereto, together with its successors and assigns.

     "Budget Triggering Event" shall occur (i) at any time the Debt Service Coverage Ratio for the Properties for the twelve (12) full calendar month period preceding the date of calculation is less than 1.30 to 1.00 or (ii) upon the occurrence of an Event of Default.

     "Business Day" shall mean any day other than a Saturday, Sunday or any other day on which national banks in New York, New York are not open for business.

     "Business Party" shall have the meaning set forth in Section 4.l.35(aa) hereof.

     "Capital Expenditures" shall mean, for any period, the amount expended for items capitalized under GAAP (including expenditures for building improvements or major repairs, leasing commissions and tenant improvements).

     "Cash" shall mean coin or currency of the United States of America or immediately available federal funds, including such fund delivered by wire transfer.

     "Casualty" shall have the meaning set forth in Section 6.2 hereof.

     "Casualty Consultant" shall have the meaning set forth in Section 6.4(b)(iii) hereof.

     "Casualty Retainage" shall have the meaning set forth in Section 6.4(b)(iv) hereof.

     "Closing Date" shall mean the date of the funding of the Loan.

     "Code" shall mean the Internal Revenue Code of 1986, as amended, as it may be further amended from time to time, and any successor statutes thereto, and all applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

     "Collateral" shall mean the Properties, the Accounts, the Reserve Funds, the Guaranty, the Personal Property, the Rents, the Account Collateral, and all other real or personal property of Borrower or any Guarantor that is at any time pledged, mortgaged or otherwise given as security to Lender for the payment of the Debt under the Security Instruments, this Agreement or any other Loan Document.

     "Completion Date" shall have the meaning set forth in Section 6.4(b) hereof.

     "Condemnation" shall mean a temporary or permanent taking by any Governmental Authority as the result or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain, of all or any part of any Individual Property, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting such Individual Property or any part thereof.

     "Condemnation Proceeds" shall have the meaning set forth in Section 6.4(b) hereof.

     "Control" (and the correlative terms "controlled by" and "controlling") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of the business and affairs of the entity in question by reason of the ownership of beneficial interests, by contract or otherwise.

     "Creditors Rights Laws" shall mean with respect to any Person, any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to its debts or debtors.

     "Debt" shall mean the outstanding principal amount set forth in, and evidenced by, this Agreement and the Note together with all interest accrued and unpaid thereon and all other sums due to Lender in respect of the Loan under the Note, this Agreement, the Security Instruments or any other Loan Document, including, without limitation, all Reserve Fund Deposits.

     "Debt Service" shall mean, with respect to any particular period of time, interest and principal payments due under the Note or, in the event only a portion of the Loan is the subject of the Defeasance Event, the Undefeased Note, for such period.

     "Debt Service Account" shall have the meaning set forth in Section 3.l(b)(iii) hereof.

     "Debt Service Coverage Ratio" shall mean a ratio in which:

     (a) the numerator is the Net Operating Income for the applicable period of calculation as set forth in the financial statements required hereunder, without deduction for (i) actual management fees incurred in connection with the operation of the Properties, (ii) actual franchise fees incurred in connection with the operation of the Properties or (iii) amounts paid to the Reserve Funds, less (A) actual franchise fees, (B) management fees equal to the greater of (1) assumed management fees of four percent (4.0%) of Gross Income from Operations or (2) the actual management fees, and (C) FF&E Reserve Fund contributions equal to the greater of (1) 4% of Gross Income from Operations or (2) actual FF&E Reserve contributions; and

     (b) the denominator is the aggregate amount of Debt Service which would be due and payable under the Note or, in the event only a portion of the Loan is the subject of the Defeasance Event, the Undefeased Note, for the same applicable period of calculation.

     "Default" shall mean the occurrence of any event hereunder or under any other Loan Document which, but for the giving of notice or passage of time, or both, would constitute an Event of Default.

     "Default Rate" shall mean, with respect to the Loan, a rate per annum equal to the lesser of (a) the Maximum Legal Rate, or (b) five percent (5%) above the Applicable Interest Rate.

     "Defeasance Collateral" shall have the meaning set forth in Section 2.4.1(b) hereof

     "Defeasance Date" shall have the meaning set forth in Section 2.4.l(a)(i) hereof.

     "Defeasance Deposit" shall mean an amount equal to the sum of the remaining principal amount of the Note or the Defeased Note (as applicable), the Yield Maintenance Premium, any costs and expenses incurred or to be incurred in the purchase of Defeasance Collateral necessary to meet the Scheduled Defeasance Payments and any revenue, documentary stamp or intangible taxes or any other tax or charge due in connection with the transfer of the Note or the Defeased Note, as applicable, the creation of the Defeased Note and the Undefeased Note, if applicable, or otherwise required to accomplish the agreements of Section 2.3 and Section 2.4 hereof.

     "Defeasance Event" shall have the meaning set forth in Section 2.4.1
Thereof.

     "Defeased Note" shall have the meaning set forth in Section 2.4.1 (a)(v) hereof.

     "Eligible Account" shall mean a separate and identifiable account from all other funds held by the holding institution that is either (a) an account or accounts maintained with a federal or State-chartered depository institution or trust company which complies with the definition of Eligible Institution or (b) a segregated trust account or accounts maintained with a federal or State chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a State chartered depository institution or trust company, is subject to regulations substantially similar to 12 C.F.R Section 9.10(b), having in either case a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal and State authority. An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.

     "Eligible Institution" shall mean a depository institution or trust company, insured by the Federal Deposit Insurance Corporation, (a) the short term unsecured debt obligations or commercial paper of which are rated at least A-l by S&P, P-l by Moody's and F-l by Fitch in the case of accounts in which funds are held for thirty (30) days or less, or (b) the long term unsecured debt obligations of which are rated at least "AA" by Fitch and S&P and "Aa2" by Moody's in the case of accounts in which funds are held for more than thirty
(30) days.

     "Embargoed Person" shall have the meaning set forth in Section 4.1.44 hereof.

     "Environmental Indemnity" shall mean that certain Environmental Indemnity Agreement executed by Borrower and Guarantor in connection with the Loan for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

     "Environmental Law" shall mean any federal, State and local laws, statutes, ordinances, rules, regulations, standards, policies and other government directives or requirements, as well as common law, that, at any time, apply to Borrower and Guarantor or any Individual Property and relate to Hazardous Materials, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act and the Resource Conservation and Recovery Act.

     "Environmental Liens" shall have the meaning set forth in Section 5.1.19(a) hereof.

     "Environmental Reports" shall have the meaning set forth in Section 4.1.39 hereof.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

     "Event of Default" shall have the meaning set forth in Section 8.1(a) hereof.

     "Excess Cash" shall have the meaning set forth in Section 3.7 hereof.

     "Extraordinary Expense" shall mean an operating expense or capital expenditure with respect to any Individual Property that (i) is not set forth on the Approved Annual Budget and (if) is not subject to payment by withdrawals from the FF&E Reserve Account, the PIP Reserve Account or the Required Repair Account. Borrower shall deliver promptly to Lender a reasonably detailed explanation of such proposed Extraordinary Expense for the approval of Lender.

     "FF&E" shall mean, with respect to each Individual Property, furnishings, fixtures and equipment in the guest rooms, hallways, lobbies, restaurants, lounges, meeting and banquet rooms, parking facilities and other public areas.

     "FF&E Factor" shall mean, as of any Payment Date, the greater of (i) four percent (4%) of Gross Income from Operations (on an aggregate basis for all of the Properties) for the immediately preceding twelve (12) full calendar month period, and (ii) such amounts required to be deposited (or spent) for the replacement of FF&E over the immediately preceding twelve (12) full calendar month period pursuant to the terms of the Franchise Agreements and any property improvement plan and management action plan relating thereto on an aggregate basis for all of the Properties.

     "FF&E Reserve Account" shall have the meaning set forth in Section 3.l(b)(iv) hereof.

     "FF&E Reserve Fund" shall have the meaning set forth in Section 7.3.1 hereof.

     "FF&E Reserve Monthly Deposit" shall mean, one-twelfth of the positive number, if any, obtained by subtracting (i) the Actual Amount from (ii) the FF&E Factor.

     "FIRREA" shall mean the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as the same may be amended from time to time.

     "Fiscal Year" shall mean each twelve (12) month period commencing on January 1 and ending on December 31 during the term of the Loan.

     "Fitch" shall mean Fitch, Inc.

     "Flood Insurance Act" shall have the meaning set forth in Section 6.1(a)(vii) hereof.

     "Franchise Agreement" shall mean with respect to each Individual Property that certain franchise agreement more specifically identified on Schedule VII attached hereto and any Replacement Franchise Agreement.

     "Franchisor" shall mean the with respect to each Franchise Agreement concerning any Individual Property, the franchisor with respect to the applicable Franchise Agreement, as same is identified on Schedule VII attached hereto and any Replacement Franchisor.

     "Franchisor Comfort Letter" shall mean an estoppel and recognition letter agreement between Franchisor and Lender, which letter agreement shall be acceptable to Lender, which acceptance will not be unreasonably withheld, delayed or conditioned and, after the occurrence of a Securitization, Lender shall have received written confirmation from the Rating Agencies that the terms of such letter agreement will not result in a downgrade, withdrawal or qualification of the initial, or if higher, then current ratings of the Securities.

     "GAAP" shall mean generally accepted accounting principles in the United States of America as of the date of the applicable financial report.

     "Governmental Authority" shall mean any court, board, agency, commission, office, central bank or other authority of any nature whatsoever for any governmental unit (federal, State, county, district, municipal, city, country or otherwise) or quasi-governmental unit whether now or hereafter in existence.

     "Gross Income from Operations" shall mean all income, computed in accordance with GAAP, derived from the ownership and operation of the Properties from whatever source, including, but not limited to, the Rents, utility charges, escalations, service fees or charges, license fees, parking fees, rent concessions or credits and other required pass-throughs, but excluding sales, use and occupancy or other taxes on receipts required to be accounted for by Borrower to any Governmental Authority, refunds and uncollectible accounts, interest on credit accounts, interest on Reserve Funds, sales of furniture, fixtures and equipment, Insurance Proceeds (other than business interruption or other loss of income insurance), Awards, forfeited security deposits, unforfeited security deposits, utility and other similar deposits and any disbursements to Borrower from the Reserve Funds, all as approved by Lender. Gross income shall not be diminished as a result of the Security Instruments or the creation of any intervening estate or interest in an Individual Property or any part thereof.

     "Guarantor" shall mean Summit Hotel Properties, LLC, a South Dakota limited liability company and any other entity guaranteeing any payment or performance obligation of Borrower.

     "Guaranty" shall mean that certain Guaranty of Recourse Obligations of Borrower, dated as of the date hereof, from Guarantor to Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

     "Hazardous Materials" shall mean petroleum and petroleum products and compounds containing them, including gasoline, diesel fuel and oil; explosives; flammable materials; radioactive materials; polychlorinated biphenyls ("PCBs") and compounds containing them; lead and lead-based paint; asbestos or asbestos-containing materials in any form that is or could become friable; underground or above-ground storage tanks, whether empty or containing any substance; toxic mold; any substance the presence of which on any Individual Property is prohibited by any federal, State or local authority; any substance that requires special handling; and any other material or substance now or in the future defined as a "hazardous substance," "hazardous material," "hazardous waste," "toxic substance," "toxic pollutant," "contaminant," "pollutant" or other words of similar import within me meaning of any Environmental Law.

     "Improvements" shall have the meaning set forth in Article 1 of the related Security Instrument with respect to each Individual Property.

     "Indemnified Parties" shall mean Lender, any Affiliate of Lender who is or will have been involved in the origination of the Loan, any Person who is or will have been involved in the servicing of the Loan, any Person in whose name the encumbrance created by the Security Instruments is or will have been recorded, Persons who may hold or acquire or will have held a full or partial interest in the Loan, the holders of any Securities, as well as custodians, trustees and other fiduciaries who hold or have held a full or partial interest in the Loan for the benefit of third parties) as well as the respective directors, officers, shareholders, partners, members, employees, agents, servants, representatives, contractors, subcontractors, Affiliates, subsidiaries, participants, successors and assigns of any and all of the foregoing (including but not limited to any other Person who holds or acquires or will have held a participation or other full or partial interest in the Loan or any Property, whether during the term of the Loan or as a part of or following a foreclosure of the Loan and including, but not limited to, any successors by merger, consolidation or acquisition of all or a substantial portion of Lender's assets and business).

     "Indemnified Taxes" shall mean any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority.

     "Independent Manager" shall have the meaning set forth in Section 4.1.35(aa) hereof.

     "Individual Property" shall mean each parcel of real property, the Improvements thereon and all Personal Property owned by Borrower and encumbered by a Security Instrument, together with all rights pertaining to such Property and Improvements, as more particularly described in Article 1 of each Security Instrument and referred to therein as the "Property".

     "Insolvency Opinion" shall mean, that certain bankruptcy non-consolidation opinion letter delivered by counsel for Borrower in connection with the Loan and approved by Lender, or the Rating Agencies, as the case may be.

     "Insurance Premium Account" shall have the meaning set forth in Section 3.1(b)(ii) hereof.

     "Insurance Premiums" shall have the meaning set forth in Section 6.1(b) hereof.

     "Insurance Proceeds" shall have the meaning set forth in Section 6.4(b) hereof.

     "Investment Grade" shall mean a rating of "BBB-" or its equivalent by the Rating Agencies.

     "Investor" shall have the meaning set forth in Section 5.1.10(g) hereof.

     "Leases" shall have the meaning set forth in Article 1 of the Security Instrument with respect to each Individual Property.

     "Legal Requirements" shall mean, with respect to each Individual Property, all federal, State, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting such Individual Property or any part thereof, or the zoning, construction, use, alteration, occupancy or operation thereof, or any part thereof, whether now or hereafter enacted and in force, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Borrower, at any time in force affecting such Individual Property or any part thereof, including, without limitation, any which may (a) require repairs, modifications or alterations in or to such Individual Property or any part thereof, or (b) in any way limit the use and enjoyment thereof.

     "Lender" shall have the meaning set forth in the introductory paragraph hereto, together with its successors and assigns.

     "Licenses" shall have the meaning set forth in Section 4.1.21 hereof.

     "Lien" shall mean, with respect to each Individual Property, any mortgage; deed of trust, lien, pledge, hypothecation, assignment, security interest, or any other encumbrance, charge or transfer of, on or affecting Borrower, the related Individual Property, any portion thereof or any interest therein, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic's, materialmen's and other similar liens and encumbrances.

     "Loan" shall mean the loan made by Lender to Borrower pursuant to this Agreement and the other Loan Documents as the same may be amended or split pursuant to the terms hereof.

     "Loan Documents" shall mean, collectively, this Agreement, the Note, the Security Instruments, the Assignments of Leases, the Environmental Indemnity, the Assignment of Management Agreement, the Guaranty and all other documents executed and/or delivered in connection with the Loan.

     "Lockbox Account" shall have the meaning set forth in Section 3.1(b) hereof.

     "Lockbox Bank" shall mean Wachovia Bank, National Association or any other Eligible Institution selected by Lender.

     "Losses" shall mean any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, expenses, fines, penalties, charges, fees, expenses, judgments, awards, amounts paid in settlement of whatever kind or nature (including but not limited to attorneys' fees and other costs of defense).

     "Low DSCR Period" shall mean the period commencing upon a Low DSCR Triggering Event and ending upon a Low DSCR Termination Event".

     "Low DSCR Reserve Account" shall have the meaning set forth in Section 3.1(b) hereof.

     "Low DSCR Reserve Fund" shall have the meaning set forth in Section 7.6.1.

     "Low DSCR Termination Event" shall mean, provided that an Event of Default does not then exist, such time following a Low DSCR Triggering Event that the Debt Service Coverage Ratio for the twelve (12) full calendar month period preceding the date of calculation shall subsequently increase to equal or exceed 1.10:1.00 for two (2) consecutive quarters; provided, however, that a Low DSCR Termination Event may only occur two (2) times during the term of the Loan.

     "Low DSCR Triggering Event" shall mean any time the Debt Service Coverage Ratio for the Properties for the twelve (12) full calendar month period preceding the date of calculation is less than 1.10 to 1.00.

     "Major Lease" shall mean (i) any Lease which together with all other Leases to the same tenant and to all Affiliates of such tenant, (A) provides for rental income representing five percent (5%) or more of the total rental income for any Individual Property, (B) covers five percent (5%) or more of the total space at any Individual Property, in the aggregate, (C) provides for a lease term of more than ten (10) years including options to renew or (D) is with an Affiliate of Borrower and (ii) any instrument guaranteeing or providing credit support for any Major Lease.

     "Management Agreement" shall mean, with respect to any Individual Property, the management agreement entered into by and between Borrower and Manager, pursuant to which the Manager is to provide management and other services with respect to such Individual Property, or, if the context requires, the Replacement Management Agreement executed in accordance with the terms and provisions of this Agreement.

     "Manager" shall mean The Summit Group Inc., a South Dakota corporation or, if the context requires, a Qualified Manager who is managing the Properties or any Individual Property in accordance with the terms and provisions of this Agreement.

     "Material Action" means to institute proceedings to have the Borrower or Principal be adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against the Borrower or Principal or file a petition seeking, or consent to, reorganization or relief with respect to the Borrower or Principal under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Borrower or Principal or a substantial part of its property, or make any assignment for the benefit of creditors of the Borrower or Principal, or admit in writing the Borrower's or Principal's inability to pay its debts generally as they become due, or take action in furtherance of any such action.

     "Maturity Date" shall mean January 11, 2012, or such other date on which the final payment of the principal of the Note becomes due and payable as therein or herein provided, whether at such stated maturity date, by declaration of acceleration, or otherwise.

     "Maximum Legal Rate" shall mean the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or in the other Loan Documents, under the laws of such State or States whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.

     "Monthly Debt Service Payment Amount" shall mean a constant monthly payment of principal and interest equal to $535,285.00.

     "Monthly Insurance Premium Deposit" shall have the meaning set forth in
Section 7.2 hereof.

     "Monthly Tax Deposit" shall have the meaning set forth in Section 7.2 hereof.

     "Moody's" shall mean Moody's Investors Service, Inc.

     "Net Cash Flow" for any period shall mean the amount obtained by subtracting Operating Expenses and Capital Expenditures for such period from Gross Income from Operations for such period.

     "Net Cash Flow After Debt Service" for any period shall mean the amount obtained by subtracting Debt Service for such period from Net Cash Flow for such period.

     "Net Cash Flow Schedule" shall have the meaning set forth in Section 5.1.10(b) hereof.

     "Net Operating Income" shall mean the amount obtained by subtracting Operating Expenses from Gross Income from Operations.

     "Net Proceeds" shall have the meaning set forth in Section 6.4(b) hereof.

     "Net Proceeds Deficiency" shall have the meaning set forth in Section 6.4(b)(vi) hereof.

     "Net Sales Proceeds" shall mean for any sale of an Individual Property, the cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise) received from such sale, net of customary expenses of sale in the jurisdiction where the Individual Property is located (including, without limitation, brokerage fees, if any, transfer taxes, and legal fees but excluding all payments required in connection with a release of such Individual Property from the Loan as a result of such asset sale) paid in cash and all third party out-of-pocket costs incurred by Borrower, including reimbursements to Lender, in connection with the release of the Individual Property in accordance with the terms of Section 2.5 hereof.

     "Non-U.S. Entity" shall have the meaning set forth in Section 2.2.8 hereof.

     "Note" shall mean that certain promissory note of even date herewith in the original principal amount of EIGHTY-EIGHT MILLION AND 00/100 DOLLARS ($88,000,000.00) made by Borrower in favor of Lender, as the same may be amended, restated, replaced, extended, renewed, supplemented, severed, split, or otherwise modified from time to time, including any Defeased Note and Undefeased Note that may exist from time to time.

     "Obligations" shall mean Borrower's obligation to pay the Debt and perform its obligations under the Note, this Agreement and the other Loan Documents.

     "Officer's Certificate" shall mean a certificate delivered to Lender by Borrower which is signed by a Responsible Officer of Borrower.

     "Operating Expenses" shall mean the total of all expenditures, computed in accordance with GAAP, of whatever kind relating to the operation, maintenance and management of the Properties that are incurred on a regular monthly or other periodic basis, including without limitation, utilities, ordinary repairs and maintenance (which shall not include Replacements eligible for reimbursement to Borrower from the FF&E Reserve), insurance premiums, license fees, property taxes and assessments, advertising and marketing expenses, franchise fees, management fees, payroll and related taxes, computer processing charges, operational equipment or other lease payments, all as approved by Lender, and other similar costs, but excluding depreciation, Debt Service, Capital Expenditures and contributions to the Reserve Funds.

     "Other Charges" shall mean all maintenance charges, impositions other than Taxes, and any other charges, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining any Individual Property, now or hereafter levied or assessed or imposed against such Individual Property or any part thereof.

     "Payment Date" shall mean the eleventh (11th) day of each calendar month during the term of the Loan or, if such day is not a Business Day, the immediately succeeding Business Day.

     "Peg Amount" shall mean, for each Property Account, the amount set forth on
Schedule V attached hereto. Upon written request from Borrower, such amounts may be adjusted from time to time if deemed necessary by Lender, in its reasonable discretion, to cover increased costs of Permitted Automatic Utility Debits, to an amount mutually agreed upon in writing by Lender, in its reasonable discretion, and Borrower.

     "Permitted Automatic Utility Debits" shall mean automatic debits for the payment of utility bills incurred in connection with the applicable Individual Property provided such utility services being paid are of a type similar to those incurred by other hotels of a similar type and size as the applicable Individual Property in the region in which the applicable Individual Property is located.

     "Permitted Defeasance Date" shall mean the date that is the earlier of (a) three (3) years from the Closing Date or (b) two (2) years from the "startup day" within the meaning of Section 86OG(a)(9) of the Code of the REMIC Trust.

     "Permitted Encumbrances" shall mean, with respect to an Individual Property, collectively, (a) the Liens and security interests created by the Loan Documents, (b) all Liens, encumbrances and other matters disclosed in the Title Insurance Policy relating to such Individual Property or any part thereof, (c) Liens, if any, for Taxes imposed by any Governmental Authority not yet delinquent, and (d) such other title and survey exceptions as Lender has approved or may approve in writing in Lender's sole discretion.

     "Permitted Equipment Financing" shall mean the leasing of equipment in the ordinary course of business of operating the applicable Individual Property provided that (i) the equipment leased is readily replaceable without material interference or interruption to the operation of the applicable Individual Property taken as a whole, (ii) such lease is secured only by the equipment leased therein and (iii) the outstanding indebtedness under any such equipment leases at all Properties shall not exceed $350,000.00.

     "Permitted Investments" shall mean any one or more of the following obligations or securities acquired at a purchase price of not greater than par, including those issued by Servicer, the trustee under any Securitization or any of their respective Affiliates, payable on demand or having a maturity date not later than the Business Day immediately prior to the first Payment Date following the date of acquiring such investment and meeting one of the appropriate standards set forth below:

          (i) obligations of, or obligations fully guaranteed as to payment of principal and interest by, the United States or any agency or instrumentality thereof provided such obligations are backed by the full faith and credit of the United States of America including, without limitation, obligations of: the U.S. Treasury (all direct or fully guaranteed obligations), the Farmers Home Administration (certificates of beneficial ownership), the General Services Administration (participation certificates), the U.S. Maritime Administration (guaranteed Title XI financing), the Small Business Administration (guaranteed participation certificates and guaranteed pool certificates), the U.S. Department of Housing and Urban Development (local authority bonds) and the Washington Metropolitan Area Transit Authority (guaranteed transit bonds); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and
     (D) such investments must not be subject to liquidation prior to their maturity;

          (ii) Federal Housing Administration debentures;

          (iii) obligations of the following United States government sponsored agencies: Federal Home Loan Mortgage Corp. (debt obligations), the Farm Credit System (consolidated systemwide bonds and notes), the Federal Home Loan Banks (consolidated debt obligations), the Federal National Mortgage Association (debt obligations), the Financing Corp. (debt obligations), and the Resolution Funding Corp. (debt obligations); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an "r" highlighter affixed to their rating,
     (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

          (iv) federal funds, unsecured certificates of deposit, time deposits, bankers' acceptances and repurchase agreements with maturities of not more than 365 days of any bank, the short term obligations of which at all times are rated in the highest short term rating category by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency in the highest short term rating category and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

          (v) fully Federal Deposit Insurance Corporation-insured demand and time deposits in, or certificates of deposit of, or bankers' acceptances with maturities of not more than 365 days and issued by, any bank or trust company, savings and loan association or savings bank, the short term obligations of which at all times are rated in the highest short term rating category by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency in the highest short term rating category and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and
     (D) such investments must not be subject to liquidation prior to their maturity;

          (vi) debt obligations with maturities of not more than 365 days and at all times rated by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities) in its highest long-term unsecured rating category; provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

          (vii) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) with maturities of not more than 365 days and that at all times is rated by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities) in its highest short-term unsecured debt rating; provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

          (viii) units of taxable money market funds, with maturities of not more than 365 days and which funds are regulated investment companies, seek to maintain a constant net asset value per share and invest solely in obligations backed by the full faith and credit of the United States, which funds have the highest rating available from each Rating Agency (or, if not rated by ail Rating Agencies, rated by at least one Rating Agency and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities) for money market funds; and

          (ix) any other security, obligation or investment which has been approved as a Permitted Investment in writing by (a) Lender and (b) each Rating Agency, as evidenced by a written confirmation that the designation of such security, obligation or investment as a Permitted Investment will not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities by such Rating Agency;

provided, however, that no obligation or security shall be a Permitted Investment if (A) such obligation or security evidences a right to receive only interest payments or (B) the right to receive principal and interest payments on such obligation or security are derived from an underlying investment that provides a yield to maturity in excess of 120% of the yield to maturity at par of such underlying investment.

     "Permitted Owner" shall mean: (i) a Qualified Transferee or (ii) any other Person (a) approved by Lender or, (b) if a Securitization shall have occurred, regarding which Lender shall have received written confirmation by the Rating Agencies that the transfer to such Person will not, in and of itself, cause a downgrade, withdrawal or qualification of the then current ratings of the Securities issued pursuant to the Securitization.

     "Permitted Prepayment Date" shall have the meaning set forth in Section
2.3.1 hereof.

     "Person" shall mean any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, State, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

     "Personal Property" shall have the meaning set forth in Article 1 of the Security Instrument with respect to each Individual Property.

     "Physical Conditions Report" shall mean, with respect to each Individual Property, a structural engineering report prepared by a company satisfactory to Lender regarding the physical condition of such Individual Property, satisfactory in form and substance to Lender in its sole discretion, which report shall, among other things, (a) confirm that such Individual Property and its use complies, in all material respects, with all applicable Legal Requirements (including, without limitation, zoning, subdivision and building laws) and (b) include a copy of a final certificate of occupancy with respect to all Improvements on such Individual Property.

     "PIP Completion Date" shall have the meaning set forth in Section 6.4(b) hereof.

     "PIP Reserve Account" shall have the meaning set forth in Section 3.1
(b)(v) hereof.

     "PIP Reserve Fund" shall have the meaning set forth in Section 7.1.1 hereof.

     "Plan" shall mean an employee benefit plan (as defined in section 3(3) of ERISA) whether or not subject to ERISA or a plan or other arrangement within the meaning of Section 4975 of the Code.

     "Plan Assets" shall mean assets of a Plan within the meaning of section 29 C.F.R. Section 2510.3-101 or similar law.

     "Policies" shall have the meaning set forth in Section 6.1(b) hereof.

     "Principal" shall have the meaning set forth in Section 4.1.35 hereof, together with its successors and assigns.

     "Prohibited Person" shall mean any Person:

     (a) listed in the Annex to, or otherwise subject to the provisions of, the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (the "Executive Order");

     (b) that is owned or controlled by, or acting for or on behalf of, any person or entity that is listed to the Annex to, or is otherwise subject to the provisions of, the Executive Order;

     (c) with whom Lender is prohibited from dealing or otherwise engaging in any transaction by any terrorism or money laundering law, including the Executive Order;

     (d) who commits, threatens or conspires to commit or supports "terrorism" as defined in the Executive Order;

     (e) that is named as a "specially designated national and blocked person" on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov.ofac/t11sdn.pdf or at any replacement website or other replacement official publication of such list; or

     (f) who is an Affiliate of or affiliated with a Person listed above.

     "Properties" shall mean, collectively, each and every Individual Property which is subject to the terms of this Agreement, to the extent that the same is encumbered by the Security Instrument and has not been released therefrom pursuant to the terms hereof.

     "Property" shall mean, as the context may require, the Properties or an Individual Property.

     "Property Account" shall have the meaning set forth in Section 3.1(a) hereof.

     "Property Account Agreement" shall have the meaning set forth in Section 3.1(a) hereof.

     "Property Account Bank" shall mean (i) any and all banks as listed on
Schedule V attached hereto, provided that it remains an Eligible Institution,
(ii) any successor Eligible Institution or other Eligible Institution selected by Borrower, subject to Lender's approval or (iii) any other institution acceptable to Lender in its sole discretion.

     "Provided Information" shall have the meaning set forth in Section 9.1(a) hereof.

     "Qualified Insurer" shall have the meaning set forth in Section 6.1(b) hereof.

     "Qualified Manager" shall mean a reputable and experienced professional management organization (a) which manages, together with its Affiliates, twenty
(20) properties of a type, quality and size similar to the Property, totaling in the aggregate no less than two thousand (2,000) rooms and (b) prior to whose employment as manager of the Property (i) prior to the occurrence of a Securitization, such employment shall have been approved by Lender, and (ii) after the occurrence of a Securitization, Lender shall have received written corifirmation from the Rating Agencies that the employment of such manager will not result in a downgrade, withdrawal or qualification of the initial, or if higher, then current ratings of the Securities.

     "Qualified Transferee" shall mean any one of the following Persons:

     (i) a pension fund, pension trust or pension account that (a) has total real estate assets of at least $1 Billion and (b) is managed by a Person who controls at least $1 Billion of real estate equity assets; or

     (ii) a pension fund advisor who (a) immediately prior to such transfer, controls at least $1 Billion of real estate equity assets and (b) is acting on behalf of one or more pension funds that, in the aggregate, satisfy the requirements of clause (i) of this definition; or

     (iii) an insurance company which is subject to supervision by the insurance commissioner, or a similar official or agency, of a state or territory of the United States (including the District of Columbia) (a) with a net worth, as of a date no more than six (6) months prior to the date of the transfer, of at least $500 Million and (b) who, immediately prior to such transfer, controls real estate equity assets of at least $1 Billion; or

     (iv) a corporation organized under the banking laws of the United States or any state or territory of the United States (including the District of Columbia) (a) with a combined capital and surplus of at least $500 Million and (b) who, immediately prior to such transfer, controls real estate equity assets of at least $1 Billion; or

     (v) any Person (a) with a long-term unsecured debt rating from the Rating Agencies of at least Investment Grade or (b) who (i) owns or operates at least twenty (20) properties of a type, quality and size similar to the Property, totaling in the aggregate no less than two thousand (2,000) rooms, (ii) has a net worth, as of a date no more than six (6) months prior to the date of such transfer, of at least $500 Million and (iii) immediately prior to such transfer, controls real estate equity assets of at least $1 Billion.

     "Quality Assurance Reports" shall mean any quality assurance reports of inspection or compliance from a Franchisor under a Franchise Agreement with respect to any Individual Property.

     "Rating Agencies" shall mean each of S&P, Moody's, and Fitch, and any other nationally-recognized statistical rating agency which has been approved by Lender and has rated the Securities.

     "Release" of any Hazardous Materials shall mean any release, deposit, discharge, emission, leaking, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Materials.

     "Release Property" shall have the meaning set forth in Section 2.5.2(j) hereof.

     "Release Price" shall mean, (a) with respect to the Individual Property located at 6851 Tower Road Denver, Colorado 80249, one hundred twenty-five percent (125%) of the Allocated Loan Amount for such Individual Property, (b) with respect to the Individual Property located at 14595 NE 29th Place Bellevue, Washington 98007, one hundred twenty-five percent (125%) of the Allocated Loan Amount for such Individual Property and (c) for each other Individual Property,
(i) one hundred ten percent (110%) of the Allocated Loan Amount for such Individual Property, to the extent that the sum of the Allocated Loan Amount of the Individual Property to be released when aggregated with the Allocated Loan Amounts of all other Properties which were previously released or that are simultaneously being released constitutes an amount less than or equal to five percent (5%) of the original outstanding principal amount of the Loan, (ii) one hundred fifteen percent (115%) of the Allocated Loan Amount for such Individual Property, to the extent that the sum of the Allocated Loan Amount of the Individual Property to be released when aggregated with the Allocated Loan Amounts of all other Properties which were previously released or that are simultaneously being released constitutes an amount greater than five percent (5%) but less than or equal to ten percent (10%) of the original principal amount of the Loan and (iii) one hundred twenty-five percent (125%) of the Allocated Loan Amount for such Individual Property, to the extent that the sum of the Allocated Loan Amount of the Individual Property to be released when aggregated with the Allocated Loan Amounts of all other Properties which were previously released or that are simultaneously being released constitutes an amount greater than ten percent (10%) of the original principal amount of the Loan.

     "Remaining Cash" shall have the meaning set forth in Section 3.7 hereof.

     "REMIC Trust" shall mean a "real estate mortgage investment conduit" within the meaning of Section 86OD of the Code that holds the Note.

     "Renewal Lease" shall have the meaning set forth in Section 5.1.17(a) hereof.

     "Rents" shall have the meaning set forth in Article 1 of the Security Instrument with respect to each Individual Property.

     "Replacement Franchise Agreement" shall mean a franchise agreement entered into by Borrower and a franchisor acceptable to Lender ("Replacement Franchisor"), pursuant to which Borrower has the right to operate the hotel located on the applicable Individual Property under a national franchise name and/or hotel system controlled by such Replacement Franchisor, which franchise agreement shall be acceptable to Lender in form and substance, provided, if a Securitization has occurred Lender shall have received written confirmation from the applicable Rating Agencies that such franchise agreement will not result in a downgrade, withdrawal or qualification of the initial, or if higher, then current rating of the Securities or any class thereof.

     "Replacement Franchisor" shall have the meaning set forth in the definition of "Replacement Franchise Agreement" above.

     "Replacement Management Agreement" shall mean, collectively, (a) either (i) a management agreement with a Qualified Manager substantially in the same form and substance as the Management Agreement, or (ii) a management agreement with a Qualified Manager, which management agreement shall be acceptable to Lender in form and substance, provided, with respect to this sub clause (ii), Lender, at its option, may require that Borrower obtain confirmation from the applicable Rating Agencies that such management agreement will not result in a downgrade, withdrawal or qualification of the initial, or if higher, then current rating of the Securities or any class thereof; (b) a conditional assignment of management agreement substantially in the form of the Assignment of Management Agreement (or such other form acceptable to Lender), executed and delivered to Lender by Borrower and such Qualified Manager at Borrower's expense; and (c) if such replacement manager is an Affiliated Manager, Borrower shall have delivered, or cause to be delivered, to Lender, an updated Insolvency Opinion acceptable to Lender with respect to such Affiliated Manager.

     "Replacements" shall have the meaning set forth in Section 7.3.1 hereof.

     "Required Repair Account" shall have the meaning set forth in Section 3.1
(b)(v) hereof.

     "Required Repair Fund" shall have the meaning set forth in Section 7.1.1 hereof.

     "Required Repairs" shall have the meaning set forth in Section 7.1.1 hereof.

     "Reserve Fund Deposits" shall mean the amounts to be deposited into the Reserve Funds for any given month or at any other time as provided in this Agreement or in the other Loan Documents.

     "Reserve Funds" shall mean the Tax and Insurance Escrow Fund, the FF&E Reserve Fund, the Required Repair Fund, the PIP Reserve Fund, the Low DSCR Reserve Fund or any other escrow or reserve fund established by the Loan Documents.

     "Responsible Officer" shall mean with respect to a Person, the chairman of the board, president, chief operating officer, chief financial officer, treasurer, vice president-finance or such other authorized representative of such Person.

     "Restoration" shall mean the repair and restoration of an Individual Property after a Casualty or Condemnation as nearly as possible to the condition the Individual Property was in immediately prior to such Casualty or Condemnation, with such alterations as may be approved by Lender.

     "Restricted Party" shall mean Borrower, Principal, Guarantor, or any Affiliated Manager or any shareholder, partner, member or non-member manager, or any direct or indirect legal or beneficial owner of, Borrower, Principal, Guarantor, any Affiliated Manager or any non-member manager.

     "S&P" shall mean Standard & Poor's Ratings Services, a division of McGraw-Hill, Inc.

     "Sale or Pledge" shall mean a voluntary or involuntary sale, conveyance, transfer or pledge of a direct or indirect legal or beneficial interest.

     "Scheduled Defeasance Payments" shall have the meaning set forth in Section 2.4.1(b) hereof.

     "Securities" shall have the meaning set forth in Section 9.1 hereof.

     "Securitization" shall have the meaning set forth in Section 9.1 hereof.

     "Security Agreement" shall have the meaning set forth in Section 2.4.l(a)(iv) hereof.

     "Security Deposits" shall have the meaning set forth in Section 5.1.17(e) hereof.

     "Security Instrument" shall mean, with respect to each Individual Property, that certain first priority Mortgage (or Deed of Trust or Deed to Secure Debt, as applicable) and Security Agreement, executed and delivered by Borrower as security for the Loan and encumbering such Individual Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

     "Severed Loan Documents" shall have the meaning set forth in Section 8.2(c) hereof.

     "Sponsor" shall mean Summit Hotel Properties, LLC, a South Dakota limited liability company.

     "State" shall mean, with respect to an Individual Property, the State or Commonwealth in which such Individual Property or any part thereof is located.

     "Substitute Allocated Loan Amount" shall have the meaning set forth in
Section 2.6(h) hereof.

     "Substitute Property" shall have the meaning set forth in Section 2.6 hereof.

     "Successor Borrower" shall have the meaning set forth in Section 2.4.2 hereof.

     "Survey" shall mean, with respect to an Individual Property, a survey prepared by a surveyor licensed in the State, where such Individual Property is located and satisfactory to Lender and the company or companies issuing the Title Insurance Policies, and containing a certification of such surveyor satisfactory to Lender.

     "Tax Account" shall have the meaning set forth in Section 3.l(b)(i) hereof.

     "Tax and Insurance Escrow Fund" shall have the meaning set forth in Section
7.2 hereof.

     "Taxes" shall mean all real estate and personal property taxes, assessments, water rates or sewer rents, now or hereafter levied or assessed or imposed against any Individual Property or part thereof.

     "Terrorism Insurance" shall have the meaning set forth in Section 6.1(b) hereof.

     "Title Insurance Policy" shall mean, with respect to each Individual Property, an ALTA mortgagee title insurance policy in a form acceptable to Lender (or, if an Individual Property is located in a State which does not permit the issuance of such ALTA policy, such form as shall be permitted in such State and acceptable to Lender) issued with respect to such Individual Property and insuring the lien of the Security Instrument encumbering such Individual Property.

     "Transfer" shall have the meaning set forth in Section 5.2.10(a) hereof.

     "Transferee" shall have the meaning set forth in Section 5.2.11 hereof.

     "Tribunal" shall mean any state, commonwealth, federal, foreign, territorial or other court or governmental department, commission, board, bureau, district, authority, agency, central bank, or instrumentality, or any arbitration authority.

     "UCC" or "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect in the State in which an Individual Property is located.

     "Undefeased Note" shall have the meaning set forth in Section 2.4.l(a)(v) hereof.

     "U.S. Obligations" shall mean direct non-callable obligations of the United States of America.

     "USPAP" shall mean Uniform Standard of Professional Appraisal Practice.

     "Year-To-Date" shall mean the period commencing from January 1 of the calendar year for the applicable Payment Date and ending on the date of determination.

     "Yield Maintenance Premium" shall mean the amount (if any) which, when added to the remaining principal amount of the Note or the principal amount of the Undefeased Note (as applicable), will be sufficient to purchase Defeasance Collateral providing the required Scheduled Defeasance Payments.

     SECTION 1.2 Principles of Construction.

     All references to sections and schedules are to sections and schedules in or to this Agreement unless otherwise specified. All uses of the word "including" shall mean "including, without limitation" unless the context shall indicate otherwise. Unless otherwise specified, the words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this

Agreement. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined.

     II.  GENERAL TERMS

     SECTION 2.1 Loan Commitment; Disbursement to Borrower.

     2.1.1 Agreement to Lend and Borrow.

     Subject to and upon the terms and conditions set forth herein, Lender hereby agrees to make and Borrower hereby agrees to accept the Loan on the Closing Date.

     2.1.2 Single Disbursement to Borrower.

     Borrower may request and receive only one borrowing hereunder in respect of the Loan and any amount borrowed and repaid hereunder in respect of the Loan may not be reborrowed.

     2.1.3 The Note, Security Instruments and Loan Documents.

     The Loan shall be evidenced by the Note and secured by the Security Instruments, the Assignments of Leases and the other Loan Documents.

     2.1.4 Use of Proceeds.

     Borrower shall use the proceeds of the Loan to (a) repay and discharge any existing loans relating to the Properties, (b) pay all past-due Basic Carrying Costs, if any, with respect to the Properties, (c) make deposits into the Reserve Funds on the Closing Date in the amounts provided herein or in the other Loan Documents, (d) pay costs and expenses incurred in connection with the closing of the Loan, as approved by Lender, or (e) fund any working capital requirements of the Properties. The balance, if any, shall be distributed to Borrower.

     SECTION 2.2 Interest; Loan Payments; Late Payment Charge.

     2.2.1 Payments.

     (a) Interest on the outstanding principal balance of the Loan shall accrue from the Closing Date to but excluding the Maturity Date at the Applicable Interest Rate. The Monthly Debt Service Payment Amount shall be paid on each Payment Date commencing on February 11, 2005 and on each subsequent Payment Date thereafter up to and including the Maturity Date, which payments shall be applied first to accrued and unpaid interest and the balance to principal. Interest on the outstanding principal amount of the Loan for the period through and including January 10, 2005 shall be paid by Borrower on the Closing Date.

     (b) All payments and other amounts due under the Note, this Agreement and the other Loan Documents shall be made without any setoff, defense or irrespective of, and without deduction for, counterclaims.

     2.2.2 Interest Calculation.

     Interest on the outstanding principal balance of the Loan shall be calculated by multiplying (a) the actual number of days elapsed in the period for which the calculation is being made by (b) a daily rate equal to the Applicable Interest Rate divided by three hundred sixty (360) by (c) the outstanding principal balance.

     2.2.3 Payment on Maturity Date.

     Borrower shall pay to Lender on the Maturity Date the outstanding principal balance, all accrued and unpaid interest thereon, and all other amounts due hereunder and under the Note, the Security Instruments and the other Loan Documents.

     2.2.4 Payments after Default.

     Upon the occurrence and during the continuance of an Event of Default, (a) interest on the outstanding principal balance of the Loan and, to the extent permitted by Applicable Law, overdue interest and other amounts due in respect of the Loan, shall accrue at the Default Rate, calculated from the date such payment was due without regard to any grace or cure periods contained herein and
(b) Lender shall be entitled to receive arid Borrower shall pay to Lender on each Payment Date an amount equal to the Net Cash Flow After Debt Service for the prior month, such amount to be applied by Lender to the payment of the Debt in such order as Lender shall determine in its sole discretion, including, without limitation, alternating applications thereof between interest and principal. This paragraph shall not be construed as an agreement or privilege to extend the date of the payment of the Debt, nor as a waiver of any other right or remedy accruing to Lender by reason of the occurrence of any Event of Default; the acceptance of any payment of Net Cash Flow After Debt Service shall not be deemed to cure or constitute a waiver of any Event of Default; and Lender retains its rights under the Note to accelerate and to continue to demand payment of the Debt upon the happening of any Event of Default, despite any payment of Net Cash Flow After Debt Service.

     2.2.5 Late Payment Charge.

     If any principal, interest or any other sums due under the Loan Documents is not paid by Borrower on the date on which it is due, Borrower shall pay to Lender upon demand an amount equal to the lesser of five percent (5%) of such unpaid sum or the maximum amount permitted by Applicable Law in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment. Any such amount shall be secured by the Security Instruments and the other Loan Documents to the extent permitted by Applicable Law. Notwithstanding the foregoing, Borrower shall not be liable for any late payment charges so long as there is sufficient money in the Lockbox Account for payment of all amounts then due and payable (including any deposits into Reserve Accounts) and Lender's access to such money has not been constrained or constricted in any manner due to any circumstance or event which is caused by or otherwise relates to any actions or omissions of Borrower or its Affiliates (including, without limitation, as a result of (x) any proceeding brought under any Creditors Rights Law concerning or relating to

Borrower or any of its Affiliates or (y) any other litigation or proceeding of any Tribunal concerning or relating to Borrower or any of its Affiliates).

     2.2.6 Usury Savings.

     This Agreement and the Note are subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance of the Loan at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If, by the terms of this Agreement or the other Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the Applicable Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by Applicable Law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate of interest from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

     2.2.7 Indemnified Taxes.

     (a) All payments made by Borrower hereunder shall be made free and clear of, and without reduction for or on account of, Indemnified Taxes, excluding (i) Indemnified Taxes measured by Lender's net income, and franchise taxes imposed on it, by the jurisdiction under the laws of which Lender is resident or organized, or any political subdivision thereof, (ii) taxes measured by Lender's overall net income, and franchise taxes imposed on it, by the jurisdiction of Lender's applicable lending office or any political subdivision thereof or in which Lender is resident or engaged in business, and (iii) withholding taxes imposed by the United States of America, any state, commonwealth, protectorate territory or any political subdivision or taxing authority thereof or therein as a result of the failure of Lender which is a Non-U.S. Entity to comply with the terms of paragraph (b) below. If any non excluded Indemnified Taxes are required to be withheld from any amounts payable to Lender hereunder, the amounts so payable to Lender shall be increased to the extent necessary to yield to Lender (after payment of all non excluded Indemnified Taxes) interest or any such other amounts payable hereunder at the rate or in the amounts specified hereunder. Whenever any non excluded Indemnified Tax is payable pursuant to Applicable Law by Borrower, Borrower shall send to Lender an original official receipt showing payment of such non excluded Indemnified Tax or other evidence of payment reasonably satisfactory to Lender. Borrower hereby indemnifies Lender for any incremental taxes, interest or penalties that may become payable by Lender which may result from any failure by Borrower to pay any such non excluded Indemnified Tax when due to the appropriate taxing authority or any failure by Borrower to remit to Lender the required receipts or other required documentary evidence.

     (b) In the event that Lender or any successor and/or assign of Lender is not incorporated under the laws of the United States of America or a state thereof (a "Non-U.S.

Entity") Lender agrees that, prior to the first date on which any payment is due such entity hereunder, it will deliver to Borrower two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI or successor applicable form, as the case may be, certifying in each case that such entity is entitled to receive payments under the Note, without deduction or withholding of any United States federal income taxes. Each entity required to deliver to Borrower a Form W-8BEN or W-8ECI pursuant to the preceding sentence further undertakes to deliver to Borrower two further copies of such forms, or successor applicable forms, or other manner of certification, as the case may be, on or before the date that any such form expires (which, in the case of the Form W-8ECI, is the last day of each U.S. taxable year of the Non-U.S. Entity) or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to Borrower, and such other extensions or renewals thereof as may reasonably be requested by Borrower, certifying in the case of a Form W-8BEN or W-8ECI that such entity is entitled to receive payments under the Note without deduction or withholding of any United States federal income taxes, unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such entity from duly completing and delivering any such form with respect to it and such entity advises Borrower that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

     SECTION 2.3 Prepayments.

     2.3.1 Voluntary Prepayments.

     Except as otherwise provided herein, Borrower shall not have the right to prepay the Loan in whole or in part prior to the Maturity Date. On July 11, 2011 (the "Permitted Prepayment Date") or on any Payment Date thereafter, Borrower may, at its option and upon thirty (30) days prior written notice to Lender, prepay the Loan in whole but not in part, without payment of the Yield Maintenance Premium, provided, Borrower pays to Lender all accrued and unpaid interest on the amount of principal being prepaid through and including the date of prepayment

     2.3.2 Mandatory Prepayments.

     On each date on which Borrower actually receives any Net Proceeds, if and to the extent Lender is not obligated to make such Net Proceeds available to Borrower for the Restoration of an Individual Property, Borrower shall prepay the outstanding principal balance of the Note in an amount equal to one hundred percent (100%) of such Net Proceeds. No Yield Maintenance Premium shall be due in connection with any prepayment made pursuant to this Section 2.3.2.

     2.3.3 Prepayments After Default.

     If, following an Event of Default, Borrower tenders payment of all or any part of the Debt, or if all or any portion of the Debt is recovered by Lender after such Event of Default such tender or recovery shall be deemed a voluntary prepayment by Borrower in violation of the prohibition against prepayment set forth in Section 2.3.1 hereof and Borrower shall pay, in addition to the Debt,
(i) an amount equal to the greater of (a) one percent (1%) of the outstanding principal amount of the Loan to be prepaid or satisfied, or (b) the Yield Maintenance Premium that would be required if a Defeasance Event had occurred in an amount equal to the outstanding principal amount of the Loan to be satisfied or prepaid and (ii) all accrued and unpaid interest on the amount of principal being prepaid through and including the date of prepayment.

     2.3.4 Making of Payments.

     Each payment by Borrower hereunder or under the Note shall be made in funds settled through the New York Clearing House Interbank Payments System or other funds immediately available to Lender by 12:00 p.m., New York City time, on or prior to the date such payment is due, to Lender by deposit to such account as Lender may designate by written notice to Borrower. Whenever any payment hereunder or under the Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the first Business Day succeeding such scheduled due date.

     2.3.5 Application of Principal Prepayments.

     All prepayments received pursuant to this Section 2.3 and Section 2.5 hereof shall be applied to the payments of principal due under the Loan in the inverse order of maturity.

     SECTION 2.4 Defeasance.

     2.4.1 Voluntary Defeasance.

     (a) Provided no Event of Default shall then exist, Borrower shall have the right at any time after the Permitted Defeasance Date to voluntarily defease all, or any portion, of the Loan by and upon satisfaction of the following conditions (such event being a "Defeasance Event"):

          (i) Borrower shall provide not less than thirty (30) days prior written notice to Lender specifying the Payment Date (the "Defeasance Date") on which the Defeasance Event will occur and the principal amount of the Loan to be defeased;

          (ii) Borrower shall pay to Lender all accrued and unpaid interest on the principal balance of the Note to and including the Defeasance Date;

          (iii) Borrower shall pay to Lender all other sums, not including scheduled interest or principal payments, then due under the Note, this Agreement, the Security Instrument, and the other Loan Documents;

          (iv) Borrower shall deliver to Lender the Defeasance Deposit applicable to the Defeasance Event;

          (v) In the event only a portion of the Loan is the subject of the Defeasance Event, Borrower shall prepare all necessary documents to modify this Agreement and to amend and restate the Note and issue two substitute notes for the Note, one note having a principal balance equal to the defeased portion of the original Note and a maturity date equal to the Permitted Prepayment Date (the "Defeased Note") and the other note having a principal balance equal to the undefeased portion of the original Note and a maturity date equal to the Maturity Date (the "Undefeased Note"). The Defeased Note and the Undefeased Note shall have identical terms (including but not limited to an identical Monthly Debt Service Payment Amount) as the original Note except for the principal balance and provide for monthly payments in accordance with Section 2.4.1(b). A Defeased Note cannot be the subject of any further Defeasance Event. The Undefeased Note may be the subject of a further Defeasance Event in accordance with the terms and provisions of this Section 2.4 (the term "Note", as used in this clause (v) for such purpose, being deemed to refer to the Undefeased Note that is the subject of further defeasance), provided, however, that no such partial defeasance shall take place unless the conditions outlined in Section 2.5 are satisfied;.

          (vi) Borrower shall execute and deliver a security agreement, in a form and substance that would be reasonably satisfactory to a prudent institutional lender, creating a first priority lien on the Defeasance Deposit and the Defeasance Collateral purchased with the Defeasance Deposit in accordance with the provisions of this Section 2.4 (the "Security Agreement");

          (vii) Borrower shall deliver an opinion of counsel for Borrower in a form and substance that would be reasonably satisfactory to a prudent institutional lender stating, among other things, that Borrower has legally and validly transferred and assigned the Defeasance Collateral and all obligations, rights and duties under and to the Note or the Defeased Note (as applicable) to the Successor Borrower, that Lender has a perfected first priority security interest in the Defeasance Deposit and the Defeasance Collateral delivered by Borrower and that any REMIC Trust formed pursuant to a Securitization will not fail to maintain its status as a "real estate mortgage investment conduit" within the meaning of Section 86OD of the Code as a result of such Defeasance Event;

          (viii) Borrower shall deliver confirmation in writing from the applicable Rating Agencies to the effect that such defeasance and release will not result in a downgrading, withdrawal or qualification of the respective ratings in effect immediately prior to such Defeasance Event for the Securities issued in connection with the Securitization which are then outstanding. If required by the applicable Rating Agencies, Borrower shall also deliver or cause to be delivered a non-consolidation opinion with respect to the Successor Borrower in form and substance satisfactory to Lender and the applicable Rating Agencies;

          (ix) Borrower shall deliver an Officer's Certificate certifying that the requirements set forth in this Section 2.4.1 (a) have been satisfied;

          (x) Borrower shall deliver a certificate of an Approved Accountant certifying that the Defeasance Collateral purchased with the Defeasance Deposit generate monthly amounts equal to or greater than the Scheduled Defeasance Payments;

          (xi) Borrower shall deliver such other certificates, documents or instruments as Lender may reasonably request; and

          (xii) Borrower shall pay all costs and expenses of Lender incurred in connection with the Defeasance Event, including, without limitation, (A) any costs and expenses associated with a release of the Lien of the Security Instrument as provided in Section 2.5 hereof, (B) Lender's reasonable attorneys' fees and expenses, (C) the costs and expenses of the Rating Agencies, (D) any revenue, documentary stamp or intangible taxes or any other tax or charge due in connection with the transfer of the Note, or otherwise required to accomplish the defeasance and (E) the reasonable costs and expenses actually incurred by Servicer and any trustee, including reasonable attorneys' fees.

     (b) In connection with a Defeasance Event, Borrower hereby appoints Lender as its agent and attorney-in-fact for the purpose of using the Defeasance Deposit to purchase U.S. Obligations or, to the extent approved by the Rating Agencies in writing, other "government securities" within the meaning of Section 2(a)(l6) of the Investment Company Act of 1940 (the "Defeasance Collateral") which provide payments on or prior to, but as close as possible to, all successive scheduled payment dates after the Defeasance Date upon which interest and principal payments are required under the Note in the case of a Defeasance Event for the entire outstanding principal balance of the Loan, or the Defeased Note, in the case of a Defeasance Event for only a portion of the outstanding principal balance of the Loan, as applicable, and in amounts equal to the scheduled payments due on such dates under this Agreement and the Note or the Defeased Note (as applicable) (including without limitation scheduled payments of principal, interest, servicing fees (if any), and any other amounts due under the Loan Documents on such dates) and assuming such Note or the Defeased Note (as applicable) is paid in full on the Permitted Prepayment Date (the "Scheduled Defeasance Payments"). Each of the U.S. Obligations or other securities that are part of the Defeasance Collateral shall be duly endorsed by the holder thereof as directed by Lender or accompanied by a written instrument of transfer in form and substance that would be satisfactory to a prudent institutional lender (including, without limitation, such instruments as may be required by the depository institution holding such securities or by the issuer thereof, as the case may be, to effectuate book entry transfers and pledges through the book entry facilities of such institution) in order to perfect upon the delivery of the Defeasance Collateral a first priority security interest therein in favor of Lender in conformity with all applicable state and federal laws governing the granting of such security interests. Borrower, pursuant to the Security Agreement or other appropriate document, shall authorize and direct that the payments received from the Defeasance Collateral may be made directly to the Lockbox Account (unless otherwise directed by Lender) and applied to satisfy the obligations of Borrower under the Note or the Defeased Note (as applicable). Any portion of the Defeasance Deposit in excess of the amount necessary to purchase the Defeasance Collateral required by this Section 2.4 and satisfy Borrower's other obligations under this Section 2.4 and Section 2.5 hereof shall be remitted to Borrower.

     2.4.2 Successor Borrower.

     In connection with any Defeasance Event, Borrower shall establish or designate a successor entity (the "Successor Borrower") which shall be a single purpose bankruptcy remote entity with two (2) Independent Managers approved by Lender, and Borrower shall transfer and assign all obligations, rights and duties under and to the Note or the Defeased Note (as applicable) together with the pledged Defeasance Collateral to such Successor Borrower. Such

Successor Borrower shall assume the obligations under the Note or the Defeased Note (as applicable) and the Security Agreement and Borrower shall be relieved of its obligations under such documents and the other Loan Documents, except with respect to those obligations which are expressly stated to survive. Borrower shall pay $1,000 to any such Successor Borrower as consideration for assuming the obligations under the Note or the Defeased Note (as applicable) and the Security Agreement. Notwithstanding anything in this Agreement to the contrary, no other assumption fee shall be payable upon a transfer of the Note or the Defeased Note (as applicable) in accordance with this Section 2.4.2, but Borrower shall pay all costs and expenses incurred by Lender, including Lender's attorneys' fees and expenses, incurred in connection therewith.

     SECTION 2.5 Release of Property.

     Except as set forth in Section 2.4 hereof and this Section 2.5, no repayment, prepayment or defeasance of all or any portion of the Loan shall cause, give rise to a right to require, or otherwise result in, the release of any Lien of any Security Instrument on any Individual Property.

     2.5.1 Release of the Properties.

     (a) After the Permitted Defeasance Date, if Borrower has elected to defease the entire Loan and all the applicable requirements of Section 2.4 hereof and this Section 2.5 have been satisfied, all of the Properties shall be released from the Lien of their respective Security Instruments, and the U.S. Obligations, pledged pursuant to the Security Agreement, shall be the sole source of collateral securing the Note.

     (b) In connection with the release of the Security Instruments, Borrower shall submit to Lender, not less than thirty (30) days prior to the Defeasance Date, a release of Lien (and related Loan Documents) for each Individual Property for execution by Lender. Such release shall be in a form appropriate in each jurisdiction in which an Individual Property is located and that would be satisfactory to a prudent institutiorial lender and shall contain standard provisions, if any, protecting the rights of the releasing lender. In addition, Borrower shall provide all other documentation Lender reasonably requires to be delivered by Borrower in connection with such release, together with an Officer's Certificate certifying that such documentation (i) is in compliance with all applicable Legal Requirements, and (ii) will, following execution by Lender and recordation thereof, effect such releases in accordance with the terms of this Agreement.

     2.5.2 Release of an Individual Property.

     After (1) the Permitted Defeasance Date, if Borrower has elected to defease a portion of the Loan and the applicable requirements of Section 2.4 hereof and this Section 2.5 have been satisfied, and provided that no Event of Default shall then exist, or (2) the Permitted Prepayment Date, if Borrower has elected to prepay a portion of the Loan and the applicable requirements of Section 2.4 hereof and this Section 2.5 have been satisfied, and provided in either case that no Event of Default shall then exist, Borrower may obtain the release of an Individual Property from the Lien of the Security Instrument thereon (and related Loan Documents) and the release of Borrower's obligations under the Loan Documents with respect to such Individual Property

(other than those expressly stated to survive), upon the satisfaction of each of the following conditions:

     (a) The amount of the outstanding principal balance of the Loan to be (i) prepaid in accordance with Section 2.3 or (ii) defeased in accordance with
Section 2.4 hereof, as applicable, shall equal or exceed the Release Price for the applicable Individual Property, and such prepayment or defeasance, as applicable, shall be deemed a voluntary prepayment or a voluntary defeasance, as applicable, for all purposes hereunder;

     (b) Borrower shall provide Lender with at least thirty (30) days but no more than ninety (90) days prior written notice of its request to obtain a release of the Individual Property;

     (c) Borrower shall defease or prepay, as applicable, the portion of the Note equal to the Release Price of the Individual Property being released (together with all accrued and unpaid interest on the principal amount being defeased) in accordance with the terms and conditions of Sections 2.3, 2.4.1 and
2.4.2 hereof;

     (d) Borrower shall submit to Lender, not less than thirty (30) days prior to the Defeasance Date or date of such prepayment, a release of Lien (and related Loan Documents) for such Individual Property for execution by Lender. Such release shall be in a form appropriate in each State in which the Individual Property is located and that would be satisfactory to a prudent institutional lender and shall contain standard provisions, if any, protecting the rights of the releasing lender. In addition, Borrower shall provide all other documentation Lender reasonably requires to be delivered by Borrower in connection with such release, together with an Officer's Certificate certifying that such documentation (i) is in compliance with all applicable Legal Requirements, (ii) will, following execution by Lender and recordation thereof, effect such releases in accordance with the terms of this Agreement, and (iii) will not impair or otherwise adversely affect the Liens, security interests and other rights of Lender under the Loan Documents not being released (or as to the parties to the Loan Documents and Properties subject to the Loan Documents not being released);

     (e) After giving effect to such release, Lender shall have determined that the Debt Service Coverage Ratio for the immediately preceding twelve (12) full calendar month period for the Properties then remaining subject to the Liens of the Security Instruments shall be at least equal to the greater of (i) 1.60:1.00 and (ii) the Debt Service Coverage Ratio for all of the then remaining Properties plus the Individual Property to be released for the twelve (12) full calendar months immediately preceding the release of the Individual Property;

     (f) Lender shall have received evidence satisfactory to Lender that the Individual Property being released constitutes a separate tax lot from all other Individual Properties remaining subject to the Liens of the Security Instruments;

     (g) Lender shall have received evidence that the Individual Property to be released shall be conveyed to a Person other than Borrower or Principal;

     (h) Lender shall have received payment of all Lender's costs and expenses, including due diligence review costs and reasonable counsel fees and disbursements incurred in connection with the release of the Individual Property from the lien of the related Security Instrument and the review and approval of the documents and information required to be delivered in connection therewith;

     (i) Borrower shall deliver evidence reasonably satisfactory to Lender that, after immediately giving effect to the Release, with respect to all Adjacent Properties, (i) all reciprocal easement agreements existing on such Adjacent Properties on the date hereof shall remain in place unless otherwise consented to in writing by Lender and (ii) all Adjacent Properties remaining subject to the Lien of a Security Instrument shall comply in all respects with all applicable Requirements of Law, including, without limitation, all applicable zoning and building laws and regulations; and

     (j) Immediately following such release, the Allocated Loan Amount of the Individual Property released (the "Release Property") shall be reduced to zero and the Allocated Loan Amounts of the Individual Properties remaining subject to the Lien of a Security Instruments immediately following such release shall be reduced pro rata by the difference between the Release Price of the Release Property and the original Allocated Loan Amount of the Release Property.

     2.5.3 Release on Payment in Full.

     Lender shall, upon the written request and at the expense of Borrower, upon payment in full of all principal and interest due on the Loan and all other amounts due and payable under the Loan Documents in accordance with the terms and provisions of the Note and this Agreement, release the Lien of the Security Instrument on each Individual Property not theretofore released and remit any remaining Reserve Funds to Borrower.

     SECTION 2.6 Substitution of Properties.

     Subject to the terms of this Section 2.6, Borrower may obtain, from time to time, a release of an Individual Property from the Lien of the related Security Instrument (and the related Loan Documents) (each, a "Release Property") by substituting therefor another hotel property of like kind and quality acquired by Borrower or an Affiliate of Borrower (provided, however, if the Substitute Property shall be owned by an Affiliate of Borrower said Affiliate (i) shall assume all the obligations of Borrower under this Agreement, the Note and the other Loan Documents and (ii) shall become a party to the Note and the other Loan Documents and shall be bound by the terms and provisions thereof as if it had executed the Note and the other Loan Documents and shall have the rights and obligations of Borrower thereunder) (individually, a "Substitute Property" and collectively, the "Substitute Properties"), provided that the following conditions precedent are satisfied:

     (a) Lender shall have received at least thirty (30) days prior written notice requesting the substitution and identifying the Substitute Property and Release Property.

     (b) Lender shall have received evidence satisfactory to Lender that the Release Property constitutes a separate tax lot from all other Individual Properties remaining subject to the Liens of the Security Instruments.

     (c) If the applicable Borrower continues to own an Individual Property subject to the Lien of a Security Instrument, Lender shall have received (i) a copy of a deed conveying all of Borrower's right, title and interest in and to the Release Property to a Person other than Borrower or Principal pursuant to an arms length transaction and (ii) a letter from Borrower countersigned by a title insurance company acknowledging receipt of such deed and agreeing to record such deed in the real estate records for the county in which the Release Property is located.

     (d) Lender shall have received a current Appraisal of the Substitute Property and the Release Property each prepared within one hundred eighty (180) days prior to the release and substitution showing that the appraised value of the Substitute Property is equal to or greater than the appraised value of the Release Property immediately prior to the date of proposed substitution.

     (e) Lender shall have received a certificate of Borrower certifying, together with other evidence that would be satisfactory to a prudent institutional mortgage loan lender that, after the substitution of a Substitute Property and the release of the Release Property, the Debt Service Coverage Ratio for the twelve (12) full calendar months immediately preceding the date of the substitution with respect to all Properties remaining subject to the Lien of the Security Instruments after the substitution shall be at least equal to the greater of (A) 1.60:1.00 and (B) Debt Service Coverage Ratio for the twelve (12) full calendar months immediately preceding the substitution (including the Release Property and excluding the Substitute Property).

     (f) If the Loan is part of a Securitization, Lender shall have received confirmation in writing from the Rating Agencies to the effect that such release and substitution will not result in a withdrawal, qualification or downgrade of the respective ratings in effect immediately prior to such release and substitution for the Securities issued in connection with the Securitization that are then outstanding. If the Loan is not part of a Securitization, Lender shall have consented in writing to such release and substitution, which consent shall be given in Lender's reasonable discretion applying the requirements of a prudent institutional mortgage loan lender with respect to real estate collateral of similar size, scope and value of the Substitute Property.

     (g) No Event of Default shall have occurred and be continuing and Borrower shall be in compliance in all material respects with all terms and conditions set forth in this Agreement and in each other Loan Document on Borrower's part to be observed or performed. Lender shall have received a certificate from Borrower confirming the foregoing, stating that the representations and warranties of Borrower contained in this Agreement and the other Loan Documents are true and correct in all material respects On and as of the date of the release and substitution with respect to Borrower, the Properties and the Substitute Property and containing any other representations and warranties with respect to Borrower, the Properties, the Substitute Property or the Loan as (i) Lender, if a Securitization has not occurred, or (ii) the Rating Agencies, if a Securitization has occurred, may require, unless such certificate would be inaccurate, such certificate to be in form and substance satisfactory to Lender or the Rating Agencies, as applicable.

     (h) Borrower shall (A) have executed, acknowledged and delivered to Lender
(I) a Security Instrument, an Assignment of Leases and Rents and two UCC-1 Financing Statements with respect to the Substitute Property, together with a letter from Borrower countersigned by a title insurance company acknowledging receipt of such Security Instrument, Assignment of Leases and Rents and UCC-1 Financing Statements and agreeing to record or file, as applicable, such Security Instrument, Assignment of Leases and Rents and one of the UCC-1 Financing Statements in the real estate records for the county in which the Substitute Property is located and to file one of the UCC-1 Financing Statements in the office of the Secretary of State (or other central filing office) of the State in which the Substitute Property is located, so as to effectively create upon such recording and filing valid and enforceable first priority Liens upon the Substitute Property, in favor of Lender (or such other trustee as may be desired under local law), subject only to the Permitted Encumbrances and such other Liens as are permitted pursuant to the Loan Documents and (II) an Environmental Indemnity with respect to the Substitute Properly from Guarantor and (B) have caused Guarantor to acknowledge and confirm its obligations under the Loan Documents. The Security Instrument, Assignment of Leases and Rents, UCC-1 Financing Statements and Environmental Indemnity shall be the same in form and substance as the counterparts of such documents executed and delivered with respect to the related Release Property subject to modifications reflecting only the Substitute Property as the Individual Property and such modifications reflecting the laws of the State in which the Substitute Property is located. The Security Instrument encumbering the Substitute
Property shall secure all amounts then outstanding under the Note, provided that in the event that the jurisdiction in which the Substitute Property is located imposes a mortgage recording, intangibles or similar tax and does not permit the allocation of indebtedness for the purpose of determining the amount of such tax payable, the principal amount secured by such Security Instrument shall be equal to one hundred twenty-five percent (125%) of the Allocated Loan Amount for the Substitute Property. The amount of the Loan allocated to the Substitute Property (such amount being hereinafter referred to as the "Substitute Allocated Loan Amount") shall equal the Allocated Loan Amount of the related Release Property.

     (i) Lender shall have received (A) to the extent available, any "tie-in" or similar endorsement, together with a "first loss" endorsement, to each Title Insurance Policy insuring the Lien of the existing Security Instruments as of the date of the substitution with respect to the Title Insurance Policy insuring the Lien of the Security Instrument with respect to the Substitute Property and
(B) a Title Insurance Policy (or a marked, signed and redated commitment to issue such Title Insurance Policy) insuring the Lien of the Security Instrument encumbering the Substitute Property, issued by the title company that issued the Title Insurance Policies insuring the Lien of the existing Security Instruments and dated as of the date of the substitution, with reinsurance and direct access agreements that replace such agreements issued in connection with the Title Insurance Policy insuring the Lien of the Security Instrument encumbering the Release Property. The Title Insurance Policy issued with respect to the Substitute Property shall (1) provide coverage in the amount of the Substitute Allocated Loan Amount if the "tie-in" or similar endorsement described above is available or, if such endorsement is not available, in an amount equal to one hundred twenty-five percent (125%) of the Substitute Allocated Loan Amount, together with "last dollar endorsement," (2) insure Lender that the relevant Security Instrument creates a valid first lien on the Substitute Property encumbered thereby, free and clear of all exceptions from coverage other than Permitted Encumbrances and standard exceptions and exclusions from coverage (as modified by the terms of any endorsements), (3) contain such endorsements and affirmative coverages as are then available and are contained in the Title Insurance Policies insuring the Liens of the existing Security Instruments, and such other endorsements or affirmative coverage that a prudent institutional mortgage lender would require, and (4) name Lender as the insured. Lender also shall have received copies of paid receipts or other evidence showing that all premiums in respect of such endorsements and Title Insurance Policies have been paid.

     (j) Lender shall have received a current Survey for each Substitute Property, certified to the title company and Lender and its successors and assigns, in the same form and having the same content as the certification of the Survey of the Release Property prepared by a professional land surveyor licensed in the State in which the Substitute Property is located and acceptable to the Rating Agencies in accordance with the 1999 Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys. Such Survey shall reflect the same legal description contained in the Title Insurance Policy relating to such Substitute Property and shall include, among other things, a metes and bounds description of the real property comprising part of such Substitute Property (unless such real property has been satisfactorily designated by lot number on a recorded plat). The surveyor's seal shall be affixed to each Survey and each Survey shall certify whether or not the surveyed property is located in a "one-hundred-year flood hazard area."

     (k) Lender shall have received valid certificates of insurance indicating that the requirements for the policies of insurance required for an Individual Property hereunder have been satisfied with respect to the Substitute Property and evidence of the payment of all Insurance Premiums payable for the existing policy period.

     (1) Lender shall have received a Phase I environmental report dated not more than one hundred eighty (180) days prior to the proposed date of substitution and otherwise acceptable to a prudent institutional mortgage loan lender and, if recommended under the Phase I environmental report, a Phase II environmental report that would be acceptable to a prudent institutional mortgage loan lender, which conclude that the Substitute Property does not contain any Hazardous Materials and is not subject to any significant risk of contamination from any off site Hazardous Materials.

     (m) Borrower shall deliver or cause to be delivered to Lender (A) updates or, if the Substitute Property is to be owned by an Affiliate of Borrower, originals, in either case certified by Borrower or such Affiliate, as applicable, of all organizational documentation related to Borrower or such Affiliate, as applicable, and/or the formation, structure, existence, good standing and/or qualification to do business delivered to Lender on the Closing Date; (B) good standing certificates, certificates of qualification to do business in the jurisdiction in which the Substitute Property is located (if required in such jurisdiction); and (C) resolutions of Borrower or such Affiliate, as applicable, authorizing the substitution and any actions taken in connection with such substitution.

     (n) Lender shall have received the following opinions of Borrower's counsel: (A) an opinion or opinions of counsel admitted to practice under the laws of the State in which the Substitute Property is located stating that the Loan Documents delivered with respect to the Substitute Property pursuant to clause (i) above are valid and enforceable in accordance with their terms, subject to the laws applicable to creditors' rights and equitable principles, and that Borrower is qualified to do business and in good standing under the laws of the jurisdiction where the Substitute Property is located or that Borrower is not required by Applicable Law to qualify to do business in such jurisdiction; (B) an opinion of counsel acceptable to the Rating Agencies if the Loan is part of a Securitization, or Lender if the Loan is not part of a Securitization, stating that the Loan Documents delivered with respect to the Substitute Property pursuant to this Section, among other things, duly authorized, executed and delivered by Borrower and that the execution and delivery of such Loan Documents and the performance by Borrower of its obligations thereunder will not cause a breach of, or a default under, any agreement, document or instrument to which Borrower is a party or to which it or its properties are bound; (C) an update of the Insolvency Opinion indicating that the substitution does not affect the opinions set forth therein; (D) if the Loan is part of a Securitization, an opinion of counsel acceptable to the Rating Agencies that the substitution does not constitute a "significant modification" of the Loan under Section 1001 of the Code or otherwise cause a tax to be imposed on a "prohibited transaction" by any REMIC Trust.

     (o) Borrower shall (i) have paid, (ii) have escrowed with Lender or (iii) be contesting in accordance with the terms hereof, all Basic Carrying Costs relating to each of the Properties and the Substitute Property, including without limitation, (i) accrued but unpaid Insurance Premiums relating to each of the Properties and the Substitute Property, and (ii) currently due and payable Taxes (including any in arrears) relating to each of the Properties and the Substitute Property and (iii) currently due and payable Other Charges relating to each of the Properties and Substitute Property.

     (p) Borrower shall have paid or reimbursed Lender for all costs and expenses incurred by Lender (including, without limitation, reasonable attorneys' fees and disbursements) in connection with the release and substitution and Borrower shall have paid all recording charges, filing fees, taxes or other expenses (including, without limitation, mortgage and intangibles taxes and documentary stamp taxes) payable in connection with the substitution. Borrower shall have paid all costs and expenses of the Rating Agencies incurred in connection with the substitution.

     (q) Lender shall have received annual operating statements and occupancy statements for the Substitute Property for the most current completed fiscal year and a current operating statement for the Release Property, each certified by Borrower to Lender as being true and correct in all material respects and a certificate from Borrower certifying that there has been no material adverse change in the financial condition of the Substitute Property since the date of such operating statements.

     (r) Borrower shall have delivered to Lender estoppel certificates from all tenants under Major Leases at the Substitute Property. All such estoppel certificates shall be substantially in the form approved by Lender in connection with the origination of the Loan and shall indicate that (1) the subject Lease is a valid and binding obligation of the tenant thereunder, (2) to the best of the tenant's knowledge, there are no defaults under such Lease on the part of the landlord or tenant thereunder, (3) the tenant thereunder has no knowledge of any defense or offset to the payment of rent under such Lease, (4) no rent under such Lease has been paid more than one (1) month in advance, (5) the tenant thereunder has no option under such Lease to purchase all or any portion of the Substitute Property, and (6) all tenant improvement work required under such Lease has been substantially completed and the tenant under such Lease is in actual occupancy of its leased premises. If an estoppel certificate indicates that all tenant improvement work required under the subject Lease has not yet been completed, Borrower shall deliver to Lender financial statements indicating that Borrower has adequate funds to pay all costs related to such tenant improvement work as required under such Lease.

     (s) Lender shall have received copies of all Leases affecting the Substitute Property certified by Borrower as being true and correct.

     (t) Lender shall have received subordination agreements in the form approved by Lender in connection with the origination of the Loan (or such other form approved by Lender, which approval shall not be unreasonably withheld) with respect to tenants under Major Leases at the Substitute Property to the extent such Leases for such tenants are not automatically subordinate (in lien and in terms) pursuant to the terms of the applicable Leases.

     (u) Lender shall have received (A) an endorsement to the Title Insurance Policy insuring the Lien of the Security Instrument encumbering the Substitute Property insuring that the Substitute Property constitutes a separate tax lot or, if such an endorsement is not available in the State in which the Substitute Property is located, a letter from the title insurance company issuing such Title Insurance Policy stating that the Substitute Property constitutes a separate tax lot or (B) a letter from the appropriate taxing authority stating that the Substitute Property constitutes a separate tax lot.

     (v) Lender shall have received a Physical Conditions Report with respect to the Substitute Property stating that the Substitute Property and its use comply in all material respects with all applicable Legal Requirements (including, without limitation, zoning, subdivision and building laws) and that the Substitute Property is in good condition and repair and free of damage or waste.

     (w) Lender shall have received evidence which would be satisfactory to a prudent institutional mortgage loan lender to the effect that all material building and operating licenses and permits necessary for the use and occupancy of the Substitute Property as a hotel including, but not limited to, current certificates of occupancy, have been obtained and are in full force and effect.

     (x) In the event the Release Property is subject to a Management Agreement along with one or more additional Properties, Lender shall have received a certified copy of an amendment to the Management Agreement reflecting the deletion of the Release Property and the addition of the Substitute Property as a property managed pursuant thereto and Manager shall have executed and delivered to Lender an amendment to the Assignment of Management Agreement reflecting such amendment to the Management Agreement. In the event that the Release Property is subject to a Management Agreement relating only to such Release Property, Lender shall have received a certified copy of a new Management Agreement for the Substitute Property on substantially the same terms as the Management Agreement for the Release Property and the Manager thereunder shall have executed and delivered to Lender an Assignment of Management Agreement with respect to such new Management Agreement on substantially the same terms as used in connection with the Release Property or such other terms as would be acceptable to a prudent institutional mortgage loan lender.

     (y) Lender shall have received such other approvals, opinions, documents and information in connection with the substitution as requested by the Rating Agencies if the Loan is part of a Securitization, or Lender if the Loan is not part of a Securitization.

     (z) Lender shall have received copies of all material contracts and agreements relating to the leasing and operation of the Substitute Property (other than the Management Agreement), each of which shall be in a form and substance which would be satisfactory to a prudent institutional mortgage loan lender together with a certification of Borrower attached to each such contract or agreement certifying that the attached copy is a true and correct copy of such contract or agreement and all amendments thereto.

     (aa) Lender shall have received certified copies of all material consents, licenses and approvals, if any, required in connection with the substitution of a Substitute Property, including, without limitation, liquor licenses and evidence that such consents, licenses and approvals are in full force and effect.

     (bb) Lender shall have received satisfactory (i.e., showing no Liens other than Permitted Encumbrances) UCC searches, together with tax Hen, judgment and litigation searches with respect to the Substitute Property, Borrower, and the Guarantor in the State where the Substitute Property is located and the jurisdictions where each such Person has its principal place of business.

     (cc) Lender shall have received a Franchisor Estoppel and Recognition Letter from the franchisor under the Franchise Agreement, if any, for the Substitute Property, in form and substance reasonably satisfactory to a prudent institutional mortgage loan lender.

     (dd) Lender shall have received certified copies of the most recent Quality Assurance Reports, if any which shall be reasonably satisfactory to a prudent institutional mortgage loan lender.

     (ee) Borrower shall deliver evidence reasonably satisfactory to Lender that, after immediately giving effect to the Release, with respect to all Adjacent Properties, (i) all reciprocal easement agreements existing on such Adjacent Properties on the date hereof shall remain in place unless otherwise consented to in writing by Lender and (ii) all Adjacent Properties remaining subject to the Lien of a Security Instrument shall comply in all respects with all applicable Requirements of Law, including, without limitation, all applicable zoning and building laws and regulations.

     (ff) Borrower shall submit to Lender, not less than twenty (20) Business Days prior to the date of such substitution, a release of Lien (and related Loan Documents) for the Release Property for execution by Lender. Such release shall be in a form appropriate for the jurisdiction in which the Release Property is located and shall contain standard provisions, if any, protecting the rights of the releasing lender.

     (gg) Borrower stall deliver an Officers Certificate certifying that the requirements set forth in this Section 2.6 have been satisfied.

     (hh) Notwithstanding anything to the contrary contained herein, Borrower's right to substitute" a Property as herein provided shall be subject to the additional limitations that:

          (i) the Allocated Loan Amount of such Substitute Property, individually or when aggregated with the Allocated Loan Amount of all other Properties which are or were a Substitute Property, shall not constitute more than twenty-five percent (25%) of the original outstanding principal amount of the Loan;

          (ii) not more than twenty-seven percent (27%) of the Properties based upon Allocated Loan Amounts shall be in the State with the first largest concentration of Properties;

          (iii) not more than forty-five percent (45%) of the Properties based upon Allocated Loan Amounts shall be in the States with the two largest concentration of Properties;

          (iv) not more than fifty-seven percent (57%) of the Properties based upon Allocated Loan Amounts shall be in the States with the three largest concentration of Properties;

          (v) not more than eighty percent (80%) of the Properties based upon Allocated Loan Amounts shall be in the States with the five largest concentration of Properties;

          (vi) the Individual Property with the greatest Allocated Loan Amount shall not constitute more than fifteen percent (15%) of the original outstanding principal amount of the Loan;

          (vii) the five Individual Properties with the greatest Allocated Loan Amounts shall not constitute, collectively, more than forty-two (42%) of the original outstanding principal amount of the Loan;

          (viii) the ten Individual Properties with the greatest Allocated Loan Amounts shall not constitute, collectively, more than sixty-two percent (62%) of the original outstanding principal amount of the Loan; and

          (ix) at least seventy-five percent (75%) of the Properties based upon Allocated Loan Amounts shall be operated under the name of one or more of the following hotel chains or systems: Marriott International, Inc., Hilton Hotels Corporation, Starwood Hotels and Resorts Worldwide, Inc., Intercontinental Hotels & Resorts Hotels or Hyatt Corporation.

     Upon the satisfaction of the foregoing conditions precedent, Lender will release its Lien from the Release Property and the Substitute Property shall be deemed to be an Individual Property for purposes of this Agreement and the Substitute Allocated Loan Amount with respect to such Substitute Property shall be deemed to be the Allocated Loan Amount with respect to such Substitute Property for all purposes hereunder.

     III. CASH MANAGEMENT

     SECTION 3.1 Establishment of Accounts.

     (a) Borrower shall, simultaneously herewith, (i) establish an account (the "Property Account) with Property Account Bank into which Borrower shall deposit, or cause to be deposited, all Gross Income from Operations except for credit card receipts which shall be deposited directly into the Lockbox Account (hereinafter defined) in accordance with Section 3.2 of this Agreement, and (ii) execute an agreement with Lender and the Property Account Bank providing for the control of the Property Account by Lender substantially in the form of Exhibit A attached herewith (the "Property Account Agreement").

     (b) Borrower or Lender shall, simultaneously herewith, (i) establish accounts with the Lockbox Bank (the "Lockbox Account"), into which Borrower shall deposit or cause to be deposited (A) all Gross Income from Operations in the form of credit card receipts and (B) all sums on deposit in the Property Account that are in excess of the Peg Amount, in accordance with Section 3.2 and
Section 3.6 hereof, and (ii) execute an agreement with the Lockbox Bank providing for the control of the Lockbox Account by Lender and establishing the following Accounts (which may be book entry sub-accounts) into which amounts in the Property Account or Gross Income from Operations, as applicable, shall be deposited or allocated:

          (i) An account with Lockbox Bank into which Borrower shall deposit, or cause to be deposited, the Monthly Tax Deposit (the "Tax Account);

          (ii) An account with Lockbox Bank into which Borrower shall deposit, or cause to be deposited, the Monthly Insurance Premium Deposit (the "Insurance Premium Account");

          (iii) An account with Lockbox Bank into which Borrower shall deposit, or cause to be deposited, the Monthly Debt Service Payment Amount (the "Debt Service Account);

          (iv) An account with Lockbox Bank into which Borrower shall deposit, or cause to be deposited, the FF&E Reserve Monthly Deposit (the "FF&E Reserve Account");

          (v) An account with Lockbox Bank into which Borrower shall deposit, or cause to be deposited, the Required Repair Fund (the "Required Repair Account");

          (vi) An account with Lockbox Bank into which Borrower shall deposit, or cause to be deposited, the PIP Reserve Fund (the "PIP Reserve Account"); and

          (vii) An account with Lockbox Bank into which Borrower shall deposit, or cause to be deposited, funds for payment of Approved Expenses and Extraordinary Expenses (the "Low DSCR Reserve Account").

     Lender shall use good faith efforts to accommodate Borrower's request that Lockbox Bank provide to Borrower daily online viewing access (with no ability, however, for withdrawals, transfers or the like) to the status of funds in each of the Accounts (other than the Property Account).

     SECTION 3.2 Deposits into Lockbox Account.

     (a) Borrower represents, warrants and covenants that (i) Borrower shall, or shall cause Manager to, immediately deposit all Gross Income from Operations into the Property Account or Lockbox Account; (ii) Borrower shall send a notice, substantially in the form of Exhibit B, to all tenants now or hereafter occupying space at each Individual Property directing them to pay all Rents and other sums due under the Lease to which they are a party into the Property Account; (iii) Borrower or Manager shall instruct the Franchisor to deposit all Accounts Receivable for the Properties and all other sums collected by Franchisor pursuant to the Franchise Agreement into the Property Account, (iv) Borrower or Manager shall deliver a notice substantially in the form of Exhibit D hereto to all credit card companies to pay all Accounts Receivable directly into the Lockbox Account; (v) other than the Accounts, there shall be no other accounts maintained by Borrower or any other Person into which revenues from the ownership and operation of the Properties are deposited; and (vi) neither Borrower nor any other Person shall open any other such account with respect to the deposit of income in connection with the Properties. Until deposited into the Property Account, any Gross Income from Operations from the Properties held by Borrower shall be deemed to be Collateral and shall be held in trust by it for the benefit, and as the property, of Lender and shall not be commingled with any other funds or property of Borrower.

     (b) Borrower, or Lender on behalf of Borrower, shall direct the Property Account Bank to transfer, on the last Business Day of each calendar week, all funds on deposit in the Property Account to the Lockbox Account (except that an amount equal to the Peg Amount shall at all times be maintained in each Property Account).

     (c) Borrower warrants and covenants that it shall not rescind, withdraw or change any notices or instructions required to be sent by it pursuant to this
Section 3.2 without Lender's prior written consent.

     SECTION 3.3 Account Name.

     (a) The Accounts shall each be in the name of Lender.

     (b) In the event Lender transfers or assigns the Loan, Borrower acknowledges that the Property Account Bank and Lockbox Bank, at Lender's request, shall change the name of each Account to the name of the transferee or assignee. In the event Lender retains a servicer to service the Loan, Borrower acknowledges that the Property Account Bank and Lockbox Bank, at Lender's request, shall change the name of each account to the name of the servicer, as agent for Lender.

     SECTION 3.4 Eligible Accounts.

     Borrower shall, and Borrower shall cause Property Account Bank and Lockbox Bank to maintain each Account as an Eligible Account.

     SECTION 3.5 Permitted Investments.

     Sums on deposit in any Account other than the Property Account or Lockbox Account may be invested in Permitted Investments provided (i) such investments are then regularly offered by Lockbox Bank for accounts of this size, category and type, (ii) such investments are permitted by Applicable Law, (iii) the maturity date of the Permitted Investment is not later than the date on which sums in the applicable Account are anticipated by Lender to be required for payment of an obligation for which such Account was created, and (iv) no Event of Default shall have occurred and be continuing. All income earned from Permitted Investments shall be the property of Borrower. Borrower hereby irrevocably authorizes and directs Lockbox Bank, to hold any income earned from Permitted Investments as part of the Accounts. Borrower shall be responsible for payment of any federal, State or local income or other tax applicable to income earned from Permitted Investments. No other investments of the sums on deposit in the Accounts shall be permitted except as set forth in this Section 3.5. Lender shall not be liable for any loss sustained on the investment of any funds constituting the Reserve Funds or of any funds deposited in the related Accounts. Sums on deposit in the Property Account and the Lockbox Account may be interest-bearing and all such income earned from the Property Account and the Lockbox Account shall accumulate in the respective account and shall be disbursed in accordance with the provisions of Section 3.7 hereunder.

     SECTION 3.6 The Initial Deposits.

     Lender shall determine, in its reasonable discretion, the initial deposit amounts (the "Initial Deposits") required to be deposited in each of the Tax Account, the Insurance Premium Account, the PIP Reserve Account, the Required Repair Account, and Borrower shall deposit the respective Initial Deposits into each Account on the Closing Date.

     SECTION 3.7 Transfer To and Disbursements from the Lockbox Account.

     (a) Lockbox Bank shall withdraw all funds on deposit in the Lockbox Account on the last Business Day of each calendar week.

     (b) Lockbox Bank shall disburse the funds in the Lockbox Account in the following order of priority:

          (i) First, funds sufficient to pay the Monthly Tax Deposit shall be deposited in the Tax Account;

          (ii) Second, funds sufficient to pay the Monthly Insurance Premium Deposit shall be deposited in the Insurance Premium Account;

          (iii) Third, funds sufficient to pay the Monthly Debt Service Payment Amount shall be deposited into the Debt Service Account;

          (iv) Fourth, funds sufficient to pay the FF&E Reserve Monthly Deposit shall be deposited in the FF&E Reserve Account;

          (v) Fifth, funds sufficient to pay any interest accruing at the Default Rate, and late payment charges, if any, shall be deposited in the Debt Service Account;

          (vi) Sixth, to the payment of Lockbox Bank for fees and expenses incurred in connection with this Agreement and the accounts established hereunder;

          (vii) Seventh, during a Low DSCR Period, the balance of the funds which have not been deposited as set forth in items (i) through (vi) above (the "Excess Cash"), shall be deposited into the Low DSCR Reserve Account to pay all costs Approved Expenses and any Extraordinary Expenses for such month which have been approved by Lender (and that have not been previously paid pursuant to items (i) through (vi) above); and

          (viii) Eighth, provided no Event of Default shall exist under the Loan Documents, all amounts remaining in the Lockbox Account after deposits for items (i) through (vii) above (""Remaining Cash") shall be disbursed to Borrower.

     Notwithstanding anything in this Section 3.7 to the contrary, upon the occurrence of a Low DSCR Termination Event as determined in Lender's discretion, Lender shall promptly notify Lockbox Bank that all amounts remaining in the Low DSCR Reserve Account, if any, shall be promptly disbursed to Borrower.

     SECTION 3.8 Withdrawals From the Tax Account and the Insurance Premium Account.

     Lender shall have the right to withdraw funds from the Tax Account to pay Taxes on or before the date Taxes are due and payable. Lender shall have the right to withdraw funds from the Insurance Premium Account to pay Insurance Premiums on or before the date Insurance Premiums are due and payable. Lockbox Bank shall disburse funds from the Tax Account and the Insurance Premium Account in accordance with Lender's written request therefor on the Business Day following Lockbox Bank's receipt of such written request.

     SECTION 3.9 Withdrawals from the FF&E Reserve Account.

     Lender shall disburse funds on deposit in the FF&E Reserve Account in accordance with the provisions of Section 7.3 hereof.

     SECTION 3.10 Withdrawals from the Required Repair Account.

     Lender shall disburse funds on deposit in the Required Repair Account in accordance with the provisions of Section 7.1 hereof.

     SECTION 3.11 Withdrawals from the Debt Service Account.

     Lender shall have the right to withdraw funds from the Debt Service Account to pay the Monthly Debt Service Payment Amount on or after the date when due, together with any late payment charges or interest accruing at the Default Rate.

     SECTION 3.12 Withdrawals from the PIP Reserve Account.

     Lender shall disburse funds on deposit in the PIP Reserve Account in accordance with the provisions of Section 7.1 hereof.

     SECTION 3.13 [Reserved].

     SECTION 3.14 [Reserved].

     SECTION 3.15 Withdrawals from the Low DSCR Reserve Account.

     Provided that no Event of Default has occurred and is continuing, Lender shall disburse funds from the Low DSCR Reserve Account to Borrower following receipt of Borrower's written request for the payment of Approved Expenses and/or Extraordinary Expenses (provided that such Approved Expenses and/or Extraordinary Expenses have not been previously paid pursuant to subsections
(b)(i) through (b)(vi) of Section 3.7 above). Such disbursements shall be in accordance with the Approved Annual Budget. Notwithstanding the foregoing, upon the occurrence of a Low DSCR Termination Event as determined in Lender's discretion, Lender shall promptly notify Lockbox Bank that all amounts remaining in the Low DSCR Reserve Account, if any, shall be promptly disbursed to Borrower.

     SECTION 3.16 Sole Dominion and Control.

     Borrower acknowledges and agrees that the Accounts are subject to the sole dominion, control and discretion of Lender, its authorized agents or designees, including Property Account Bank and Lockbox Bank, subject to the terms hereof; and Borrower shall have no right of withdrawal with respect to any Account except with the prior written consent of Lender or as otherwise provided herein.

     SECTION 3.17 Security Interest.

     Borrower hereby grants to Lender a first priority security interest in each of the Accounts and the Account Collateral as additional security for the Debt.

     SECTION 3.18 Rights on Default.

     Notwithstanding anything to the contrary in this Article 3, upon the occurrence of an Event of Default, Lender shall promptly notify Property Account Bank and Lockbox Bank in writing of such Event of Default and, without notice from Property Account Bank, Lockbox Bank or Lender, (a) Borrower shall have no further right in respect of (including, without limitation, the right to instruct Lockbox Bank or Property Account Bank to transfer from) the Accounts,
(b) Lender may direct Lockbox Account to liquidate and transfer any amounts then invested in Permitted Investments to the Accounts or reinvest such amounts in other Permitted Investments as Lender may reasonably determine is necessary to perfect or protect any security interest granted or purported to be granted hereby or pursuant to the other Loan Documents or to enable Lockbox Bank, as agent for Lender, or Lender to exercise and enforce Lender's rights and remedies hereunder or under any other Loan Document with respect to any Account or any Account Collateral, and (c) Lender shall have all rights and remedies with respect to the

Accounts and the amounts on deposit therein and the Account Collateral as described in this Agreement and in the Security Instruments, in addition to all of the rights and remedies available to a secured party under the UCC, and, notwithstanding anything to the contrary contained in this Agreement or in the Security Instruments, Lender may apply the amounts of such Accounts as Lender determines in its sole discretion including, but not limited to, payment of the Debt.

     SECTION 3.19 Financing Statement; Further Assurances.

     Borrower hereby authorizes Lender to file, and upon Lender's request, shall execute and deliver to Lender for filing, a financing statement or statements under the UCC in connection with any of the Accounts and the Account Collateral with respect thereto in the form required to properly perfect Lender's security interest therein. Borrower agrees that at any time and from time to time, at the expense of Borrower, Borrower will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Lender may request, in order to perfect and protect any security interest granted or purported to be granted hereby (including, without limitation, any security interest in and to any Permitted Investments) or to enable Lockbox Bank or Lender to exercise and enforce its rights and remedies hereunder with respect to any Account or Account Collateral.

     SECTION 3.20 Borrower's Obligation Not Affected.

     The insufficiency of funds on deposit in the Accounts shall not absolve Borrower of the obligation to make any payments, as and when due pursuant to this Agreement and the other Loan Documents, and such obligations shall be separate and independent, and not conditioned on any event or circumstance whatsoever.

     SECTION 3.21 Payments Received Under this Agreement.

     Notwithstanding anything to the contrary contained in this Agreement or the other Loan Documents, and provided no Event of Default has occurred and is continuing, Borrower's obligations with respect to the monthly payment of Debt Service and amounts due for the Tax and Insurance Escrow Fund, PIP Reserve Fund, Required Repair Fund, Replacement Escrow Fund and any other payment reserves established pursuant to this Agreement or any other Loan Document shall (provided Lender is not prohibited from withdrawing or applying any funds in the Accounts by Applicable Law or otherwise) be deemed satisfied to the extent sufficient amounts are deposited in the Lockbox Account established pursuant to this Agreement to satisfy such obligations on the dates each such payment is required, regardless of whether any of such amounts are so applied by Lender.

     IV. REPRESENTATIONS AND WARRANTIES

     SECTION 4.1 Borrower Representations.

     Borrower represents and warrants as of the Closing Date that:

     4.1.1 Organization.

     Borrower is duly organized and is validly existing and in good standing in the jurisdiction in which it is organized, with requisite power and authority to own the Properties and to transact the businesses in which it is now engaged. Borrower is duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with the Properties, its businesses and operations. Borrower possesses all rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to own the Properties and to transact the businesses in which it is now engaged. Attached hereto as Schedule IV is an organizational chart of Borrower.

     4.1.2 Proceedings.

     Borrower has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Loan Documents. This Agreement and the other Loan Documents have been duly executed and delivered by or on behalf of Borrower and constitute legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms, subject only to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

     4.1.3 No Conflicts.

     The execution, delivery and performance of this Agreement and the other Loan Documents by Borrower will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien, charge or encumbrance (other than pursuant to the Loan Documents) upon any of the property or assets of Borrower pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, partnership agreement, management agreement, franchise agreement, or other agreement or instrument to which Borrower is a party or by which any of Borrower's property or assets is subject, nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over Borrower or any of the Properties or any of Borrower's other assets, or any license or other approval required to operate the Properties, and any consent, approval, authorization, order, registration or qualification of or with any Governmental Authority required for the execution, delivery and performance by Borrower of this Agreement or any other Loan Documents have been obtained and is in full force and effect.

     4.1.4 Litigation.

     There are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or other agency now pending or threatened against or affecting Borrower or any Individual Property, which actions, suits or proceedings, if determined against Borrower or any Individual Property, might materially adversely affect the condition (financial or otherwise) or business of Borrower or the condition or ownership of any Individual Property.

     4.1.5 Agreements.

     Borrower is not a party to any agreement or instrument or subject to any restriction which might materially and adversely affect Borrower or any Individual Property, or Borrower's business, properties or assets, operations or condition, financial or otherwise. Borrower is not in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party or by which Borrower or any of the Properties is bound. Borrower has no material financial obligation under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Borrower is a party or by which Borrower or any Individual Property is otherwise bound, other than (a) obligations incurred in the ordinary course of the operation of such Individual Property and (b) obligations under the Loan Documents.

     4.1.6 Solvency.

     Borrower (a) has not entered into the transaction or executed the Note, this Agreement or any other Loan Documents with the actual intent to hinder, delay or defraud any creditor and (b) has received reasonably equivalent value in exchange for its obligations under the Loan Documents. Giving effect to the Loan, the fair saleable value of Borrower's assets exceeds and will, immediately following the making of the Loan, exceed Borrower's total liabilities, including, without limitation, subordinated, unliquidated, disputed and contingent liabilities. The fair saleable value of Borrower's assets is and will, immediately following the making of the Loan, be greater than Borrower's probable liabilities, including the maximum amount of its contingent liabilities on its debts as such debts become absolute and matured. Borrower's assets do not and, immediately following the making of the Loan will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to incur debt and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such debt and liabilities as they mature (taking into account the timing and amounts of cash to be received by Borrower and the amounts to be payable on or in respect of obligations of Borrower). No petition under the Bankruptcy Code or similar state bankruptcy or insolvency law has been filed against Borrower or any constituent Person in the last seven (7) years, and neither Borrower nor any constituent Person in the last seven (7) years has ever made an assignment for the benefit of creditors or taken advantage of any insolvency act for the benefit of debtors. Neither Borrower nor any of its constituent Persons are contemplating either the filing of a petition by it under the Bankruptcy Code or similar state bankruptcy or insolvency law or the liquidation of all or a major portion of Borrower's assets or property, and Borrower has no knowledge of any Person contemplating the filing of any such petition against it or such constituent Persons.

     4.1.7 Full and Accurate Disclosure.

     No statement of fact made by Borrower in this Agreement or in any of the other Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There is no fact presently known to Borrower which has not been disclosed to Lender which materially and adversely affects, or might materially and adversely affect, any Individual Property or the business, operations or condition (financial or otherwise) of Borrower.

     4.1.8 No Plan Assets.

     Borrower is not a Plan and none of the assets of Borrower constitute or will constitute "Plan Assets" of one or more Plans. In addition, (a) Borrower is not a "governmental plan" within the meaning of Section 3(32) of ERISA and (b) transactions by or with Borrower are not subject to State statutes regulating investment of, and fiduciary obligations with respect to, governmental plans similar to the provisions of Section 406 of ERISA or Section 4975 of the Code currently in effect, which prohibit or otherwise restrict the transactions contemplated by this Agreement.

     4.1.9 Compliance.

     Borrower and the Properties and the use thereof comply in all material respects with all applicable Legal Requirements, including, without limitation, all Environmental Laws, building and zoning ordinances and codes. Borrower is not in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority. There has not been committed by Borrower or any other Person in occupancy of or involved with the operation or use of the Properties any act or omission affording the federal government or any other Governmental Authority the right of forfeiture as against any Individual Property or any part thereof or any monies paid in performance of Borrower's obligations under any of the Loan Documents.

     4.1.10 Financial Information.

     All financial data, including, without limitation, the statements of cash flow and income and operating expense, that have been delivered to Lender in respect of Borrower and the Properties (i) are true, complete and correct in all material respects, (ii) accurately represent the financial condition of Borrower and the Properties, as applicable, as of the date of such reports, and (iii) have been prepared in accordance with GAAP or under tax basis accounting throughout the periods covered, except as disclosed therein. Except for Permitted Encumbrances, Borrower does not have any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to Borrower and reasonably likely to have a materially adverse effect on any Individual Property or the operation thereof as hotels except as referred to or reflected in said financial statements. Since the date of such financial statements, there has been no materially adverse change in the financial condition, operations or business of Borrower from that set forth in said financial statements.

     4.1.11 Condemnation.

     No Condemnation or other similar proceeding has been commenced or, to the best of Borrower's knowledge, is threatened or contemplated with respect to all or any portion of any Individual Property or for the relocation of roadways providing access to any Individual Property.

     4.1.12 Federal Reserve Regulations.

     No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements or by the terms and conditions of this Agreement or the other Loan Documents.

     4.1.13 Utilities and Public Access.

     Each Individual Property has rights of access to public ways and is served by public water, sewer, sanitary sewer and storm drain facilities adequate to service such Individual Property for its respective intended uses. All public utilities necessary or convenient to the full use and enjoyment of each Individual Property are located either in the public right-of-way abutting each Individual Property (which are connected so as to serve each Individual Property without passing over other property) or in recorded easements serving each Individual Property and such easements are set forth in and insured by the Title Insurance Policy. All roads necessary for the use of each Individual Property for their current respective purposes have been completed, are physically open and are dedicated to public use and have been accepted by all Governmental Authorities.

     4.1.14 Not a Foreign Person.

     Borrower is not a "foreign person" within the meaning of Section l445(f)(3) of the Code.

     4.1.15 Separate Lots.

     Each Individual Property is comprised of one (1) or more parcels which (i) constitute a separate tax lot or lots and does not constitute a portion of any other tax lot not a part of such Individual Property or (ii) to the extent disclosed to Lender in writing, does not constitute a portion of any other tax lot not a part of (A) such Individual Property or (B) such other Individual Property encumbered by the Lien of the Security Instrument.

     4.1.16 Assessments.

     There are no pending or proposed special or other assessments for public improvements or otherwise affecting any Individual Property, nor are there any contemplated improvements to any Individual Property that may result in such special or other assessments.

     4.1.17 Enforceability.

     The Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by Borrower, including the defense of usury, and Borrower has not asserted any right of rescission, set-off, counterclaim or defense with respect thereto.

     4.1.18 No Prior Assignment.

     There are no prior assignments of the Leases or any portion of the Rents due and payable or to become due and payable which are presently outstanding.

     4.1.19 Insurance.

     Borrower has obtained and has delivered to Lender certified copies of all insurance policies reflecting the insurance coverages, amounts and other requirements set forth in this Agreement. No Person, including Borrower, has done, by act or omission, anything which would impair the coverage of any such policy.

     4.1.20 Use of Property.

     Each Individual Property is used exclusively for hotel purposes and other appurtenant and related uses including but not limited to restaurants and lounges.

     4.1.21 Certificate of Occupancy; Licenses.

     All certifications, permits, licenses and approvals, including without limitation, certificates of completion and occupancy permits required for the legal use, occupancy and operation of each Individual Property by Borrower as a hotel (collectively, the "Licenses"), have been obtained and are in full force and effect and are not subject to revocation, suspension or forfeiture. Borrower shall keep and maintain all Licenses necessary for the operation of each Individual Property as a hotel. The use being made of each Individual Property is in conformity with the certificate of occupancy issued for such Individual Property.

     4.1.22 Flood Zone.

     None of the Improvements on any Individual Property are located in an area as identified by the Federal Emergency Management Agency as an area having special flood hazards for which Borrower does not maintain the flood insurance required pursuant to Section 6.l(a)(vii) is in full force and effect with respect to each such Individual Property.

     4.1.23 Physical Condition.

     Each Individual Property, including, without limitation, all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good condition, order and repair in all material respects; there exists no structural or other material defects or damages in any Individual Property, whether latent or otherwise, and Borrower has not received notice from any insurance company or bonding company of any defects or inadequacies in any Individual Property, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond. Each Individual Property is free from damage covered by fire or other casualty. All liquid and solid waste disposal, septic and sewer systems located on each Individual Property are in a good and safe condition and repair and in compliance with all Legal Requirements.

     4.1.24 Boundaries.

     All of the Improvements which were included in determining the appraised value of each Individual Property lie wholly within the boundaries and building restriction lines of such Individual Property (except as otherwise may be disclosed in the Title Insurance Policy), and no improvements on adjoining properties encroach upon such Individual Property, and no easements or other encumbrances upon the applicable Individual Property encroach upon any of the Improvements (except as otherwise may be disclosed in the Title Insurance Policy).

     4.1.25 Leases.

     (a) The Properties are not subject to any Leases other than the Leases described in Schedule II attached hereto and made a part hereof. Borrower is the owner and lessor of landlord's interest in the Leases. No Person has any possessory interest in any Individual Property or right to occupy the same except under and pursuant to the provisions of the Leases. The current Leases are in full force and effect and, there are no defaults by Borrower or any tenant under any Lease, and there are no conditions that, with the passage of time or the giving of notice, or both, would constitute defaults under any Lease. No Rent has been paid more than one (1) month in advance of its due date. There are no offsets or defenses to the payment of any portion of the Rents. All work to be performed by Borrower under each Lease has been performed as required and has been accepted by the applicable tenant, and any payments, free rent, partial rent, rebate of rent or other payments, credits, allowances or abatements required to be given by Borrower to any tenant has already been received by such tenant. There has been no prior sale, transfer or assignment, hypothecation or pledge of any Lease or of the Rents received therein which is still in effect. Except as described on Schedule II, no tenant under any Lease has sublet all or any portion of the premises demised thereby, no such tenant holds its leased premises under sublease, nor does anyone except such tenant and its employees occupy such leased premises. No tenant under any Lease has a right or option pursuant to such Lease or otherwise to purchase all or any part of the leased premises or the building of which the leased premises are a part. No tenant under any Lease has any right or option for additional space in the Improvements. No Hazardous Materials have been disposed, stored or treated by any tenant under any Lease on or about the leased premises nor does Borrower have any knowledge of any tenant's intention to use its leased premises for any activity which, directly or indirectly, involves the use, generation, treatment, storage, disposal or transportation of any Hazardous Materials, except those that are both (i) in compliance with current Environmental Laws and with permits issued pursuant thereto (if such permits are required), and (ii) either (A) in amounts not in excess of that necessary to operate, clean, repair and maintain the applicable Individual Property or each tenant's respective business at such Individual Property as set forth in their respective Leases, (B) held by a tenant for sale to the public in its ordinary course of business, or (C) fully disclosed to and approved by Lender in writing pursuant to the Environmental Reports.

     4.1.26 Survey.

     The Survey for each Individual Property delivered to Lender in connection with this Agreement does not fail to reflect any material matter affecting such Individual Property or the title thereto.

     4.1.27 Loan to Value.

     The maximum principal amount of the Loan does not exceed one hundred twenty-five percent (125%) of the aggregate fair market value of the Properties.

     4.1.28 Filing and Recording Taxes.

     All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the transfer of the Properties to Borrower have been paid or will be paid at or prior to the filing or recordation of the Security Instruments or any other Loan Document. All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including, without limitation, the Security Instruments, have been paid or will be paid at or prior to the filing or recordation of the Security Instruments or any other Loan Document.

     4.1.29 Franchise Agreement.

     Each Franchise Agreement is in full force and effect, all franchise fees, reservation fees, royalties and other sums due thereunder have been paid in full to date, and neither Borrower nor Franchisor is in default thereunder.

     4.1.30 Management Agreement.

     The Management Agreement is in full force and effect and there is no default thereunder by any party thereto and no event has occurred that, with the passage of time and/or the giving of notice would constitute a default thereunder.

     4.1.31 Illegal Activity.

     No portion of any Individual Property has been or will be purchased with proceeds of any illegal activity and to the best of Borrower's knowledge, there are no illegal activities or activities relating to any controlled substances at any Individual Property.

     4.1.32 No Change in Facts or Circumstances; Disclosure.

     All information submitted by Borrower to Lender and in all financial statements, rent rolls, reports, certificates and other documents submitted in connection with the Loan or in satisfaction of the terms thereof and all statements of fact made by Borrower in this Agreement or in any other Loan Document, are accurate, complete and correct in all material respects. There has been no material adverse change in any condition, fact, circumstance or event that would make any such information inaccurate, incomplete or otherwise misleading in any material respect or that otherwise materially and adversely affects or might materially and adversely affect the use, operation or value of the Properties or the business operations or the financial condition of Borrower. Borrower has disclosed to Lender all material facts and has not failed to disclose any material fact that could cause any Provided Information or information described in this Section 4.1.32 or any representation or warranty made herein to be materially misleading.

     4.1.33 Investment Company Act.

     Borrower is not (a) an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended; (b) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended; or (c) subject to any other federal or State law or regulation which purports to restrict or regulate its ability to borrow money.

     4.1.34 Principal Place of Business; State of Organization.

     Borrower's principal place of business as of the date hereof is the address set forth in the introductory paragraph of this Agreement. Borrower is organized under the laws of the State of Delaware and its organizational identification number is 3892914.

     4.l.35 Single Purpose Entity.

     Borrower covenants and agrees that its organizational documents shall provide that it has not, and shall not, and that the organizational documents of its general partner(s), if Borrower is a partnership, or its managing member(s), if Borrower is a limited liability company with multiple members (in each case, "Principal") shall provide that it has not and shall not:

     (a) with respect to Borrower, engage in any business or activity other than the acquisition, development, ownership, operation, leasing, managing and maintenance of the Properties, and entering into the Loan, and activities incidental thereto and with respect to Principal, engage in any business or activity other than the ownership of its interest in Borrower, and activities incidental thereto;

     (b) with respect to Borrower, acquire or own any material assets other than
(i) the Properties, and (ii) such incidental Personal Property as may be necessary for the operation of the Properties, as the case may be and with respect to Principal, acquire or own any material asset other than its interest in Borrower;

     (c) merge into or consolidate with any Person or entity or dissolve, terminate or liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets or change its legal structure;

     (d) (i) fail to observe its organizational formalities or preserve its existence as an entity duly organized, validly existing and in good standing (if applicable) under the laws of the jurisdiction of its organization or formation, and qualification to do business in the State where the Properties are located, if applicable, or (ii) without the prior written consent of Lender, amend, modify, terminate or fail to comply with the provisions of Borrower's Articles of Organization or similar organizational documents, as the case may be, or of Principal's Certificate of Incorporation, Articles of Organization or similar organizational documents, as the case may be, whichever is applicable;

     (e) other than Principal's ownership interest in Borrower own any subsidiary or make any investment in, any Person without the prior written consent of Lender;

     (f) commingle its assets with the assets of any of its members, general partners, Affiliates, principals or of any other Person or entity in a way that would prevent identification and separation of its assets, participate in a cash management system with any other entity or Person (other than allowing the Remaining Cash to be deposited in the cash management system described in Exhibit A of the Insolvency Opinion and only then provided such cash management system is strictly operated in the manner described in such Exhibit) or fail to use its own separate stationery, telephone number, invoices and checks;

     (g) with respect to Borrower, incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than the Debt, except for (1) trade payables in the ordinary course of its business of owning and operating the Properties, provided that such trade debt (i) is not evidenced by a note, (ii) is paid within sixty (60) days of the date incurred, (iii) does not exceed, in the aggregate, together with any Permitted Equipment Financing, four percent (4%) of the outstanding principal balance of the Note and (iv) is payable to trade creditors and in amounts as are normal and reasonable under the circumstances and with respect to Principal, incur any debt secured or unsecured, direct or contingent (including guaranteeing any obligations) and (2) Permitted Equipment Financing;

     (h) become insolvent and fail to pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets as the same shall become due;

     (i) (i) fail to maintain its records (including financial statements), books of account and bank accounts separate and apart from those of the members, general partners, principals and Affiliates of Borrower or of Principal, as the case may be, the Affiliates of a member, general partner or principal of Borrower or of Principal, as the case may be, and any other Person, (ii) permit its assets or liabilities to be listed as assets or liabilities on the financial statement of any other Person; provided, however, that the Borrower's or Principal's, as applicable, financial position, assets, liabilities, net worth and operating results may be included in the consolidated financial statements of an Affiliate, provided, further, that such consolidated financial statements contain a footnote indicating that the Borrower's or Principal's, as applicable, is a separate legal entity and that it maintains separate books and records, or
(iii) include the assets or liabilities of any other Person on its financial statements;

     (j) enter into any contract or agreement with any member, general partner, principal or Affiliate of Borrower or of Principal, as the case may be, Guarantor, or any member, general partner, principal or Affiliate thereof (other than a business management services agreement with an Affiliate of Borrower, provided that (i) such agreement is acceptable to Lender, (ii) the manager, or equivalent thereof, under such agreement holds itself out as an agent of Borrower and (iii) the agreement meets the standards set forth in this subsection (j) following this parenthetical), except upon terms and conditions that are commercially reasonable, intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than any member, general partner, principal or Affiliate of Borrower or of Principal, as the case may be, Guarantor, or any member, general partner, principal or Affiliate thereof;

     (k) seek the dissolution or winding up in whole, or in part, of Borrower or of Principal, as the case may be;

     (l) fail to correct any known misunderstandings regarding the separate identity of Borrower, or of Principal, as the case may be, or any member, general partner, principal or Affiliate thereof or any other Person;

     (m) guarantee or become obligated for the debts of any other Person or hold itself out to be responsible for the debts of another Person;

     (n) make any loans or advances to any third party, including any member, general partner, principal or Affiliate of Borrower or of Principal, as the case may be, or any member, general partner, principal or Affiliate thereof, and shall not acquire obligations or securities of any member, general partner, principal or Affiliate of Borrower or Principal, as the case may be, or any member, general partner, or Affiliate thereof;

     (o) fail to file its own tax returns or be included on the tax returns of any other Person except as required by Applicable Law;

     (p) fail either to hold itself out to the public as a legal entity separate and distinct from any other Person or to conduct its business solely in its own name or a name franchised or licensed to it by an entity other than an Affiliate of Borrower or of Principal, as the case may be, and not as a division or part of any other entity in order not (i) to mislead others as to the identity with which such other party is transacting business, or (ii) to suggest that Borrower or Principal, as the case may be, is responsible for the debts of any third party (including any member, general partner, principal or Affiliate of Borrower, or of Principal, as the case may be, or any member, general partner, principal or Affiliate thereof); provided, however, the day to day operations, management and administration of the Properties shall be performed by Manager, as agent of Borrower, pursuant to the Management Agreement.

     (q) fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

     (r) share any common logo with or hold itself out as or be considered as a department or division of (i) any general partner, principal, member or Affiliate of Borrower or of Principal, as the case may be, (ii) any Affiliate of a general partner, principal or member of Borrower or of Principal, as the case may be, or (iii) any other Person; provided, however, the day to day operations, management and administration of the Properties shall be performed by Manager, as agent of Borrower, pursuant to the Management Agreement;

     (s) fail to allocate fairly and reasonably any overhead expenses that are shared with an Affiliate, including paying for office space and services performed by any employee of an Affiliate;

     (t) pledge its assets for the benefit of any other Person, and with respect to Borrower, other than with respect to the Loan;

     (u) fail to maintain a sufficient number of employees in light of its contemplated business operations;

     (v) fail to provide in its (i) Articles of Organization. Certificate of Formation and/or Operating Agreement, as applicable, if it is a limited liability company, (ii) Limited Partnership Agreement, if it is a limited partnership or (iii) Certificate of Incorporation, if it is a corporation, that for so long as the Loan is outstanding pursuant to the Note, this Agreement and the other Loan Documents, it shall not file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any applicable insolvency, bankruptcy, liquidation or reorganization statute, or make an assignment for the benefit of creditors without the affirmative vote of each Independent Manager and of all other general partners/managing members/directors;

     (w) fail to hold its assets in a way that would prevent identification and separation of its assets;

     (x) if Borrower or Principal is a corporation, fail to consider the interests of its creditors in connection with all corporate actions to the extent permitted by Applicable Law;

     (y) have any of its obligations guaranteed by an Affiliate except Guarantor in connection with the Loan;

     (z) violate or cause to be violated the assumptions made with respect to Borrower and Principal in the Insolvency Opinion;

     (aa) with respect to Principal, or if Borrower is a single member limited liability company that complies with the requirements of Section 4.l.35(cc) below, fail at any time to have at least two (2) independent managers (each, an "Independent Manager") that is not and has not been for at least five (5) years:
(a) a stockholder, director, officer, employee, partner, member, attorney or counsel of Borrower or of Principal or any Affiliate of either of them; (b) a customer, supplier or other Person who derives its purchases or revenues (other than any fee paid to such manager as compensation for such manager to serve as an Independent Manager) from its activities with Borrower, Principal or any Affiliate of either of them (a "Business Party"); (c) a person or other entity controlling or under common control with any such stockholder, partner, member, director, officer, attorney, counsel or Business Party; or (d) a member of the immediate family of any such stockholder, director, officer, employee, partner, member, attorney, counsel or Business Party; or

     (bb) with respect to Principal, or if Borrower is a single member limited liability company that complies with the requirements of Section 4.l.35(cc) below, permit its board of directors to take any Material Action without the unanimous vote of one hundred percent (100%) of the members of the board without the vote of each Independent Manager.

     (cc) In the event Borrower is a Delaware limited liability company that does not have a managing member which complies with the requirements for a Principal under this Section 4.1.35, the limited liability company agreement of Borrower (the "LLC Agreement") shall provide that (A) upon the occurrence of any event that causes the last remaining member of Borrower ("Member") to cease to be the member of Borrower (other than (1) upon an assignment by Member of all of its limited liability company interest in Borrower and the admission of the transferee in accordance with the Loan Documents and the LLC Agreement, or (2) the resignation of Member and the admission of an additional member of Borrower in accordance with the terms of the Loan Documents and the LLC Agreement), any person acting as Independent Manager of Borrower shall, without any action of any other Person and simultaneously with the Member ceasing to be the member of Borrower, automatically be admitted to Borrower ("Special Member") and shall continue Borrower without dissolution and (B) Special Member may not resign from Borrower or transfer its rights as Special Member unless (1) a successor Special Member has been admitted to Borrower as Special Member in accordance with requirements of Delaware law and (2) such successor Special Member has also accepted its appointment as an Independent Manager. The LLC Agreement shall further provide that (v) Special Member shall automatically cease to be a member of Borrower upon the admission to Borrower of a substitute Member, (w) Special Member shall be a member of Borrower that has no interest in the profits, losses and capital of Borrower and has no right to receive any distributions of Borrower assets,
(x) pursuant to Section 18-301 of the Delaware Limited Liability Company Act (the "Act"), Special Member shall not be required to make any capital contributions to Borrower and shall not receive a limited liability company interest in Borrower, (y) Special Member, in its capacity as Special Member, may not bind Borrower and (z) except as required by any mandatory provision of the Act, Special Member, in its capacity as Special Member, shall have no right to vote on, approve or otherwise consent to any action by, or matter relating to, Borrower, including, without limitation, the merger, consolidation or conversion of Borrower; provided, however, such prohibition shall not limit the obligations of Special Member, in its capacity as Independent Manager, to vote on such matters required by the LLC Agreement. In order to implement the admission to Borrower of Special Member, Special Member shall execute a counterpart to the LLC Agreement. Prior to its admission to Borrower as Special Member, Special Member shall not be a member of Borrower.

     Upon the occurrence of any event that causes the Member to cease to be a member of Borrower, to the fullest extent permitted by law, the personal representative of Member shall, within ninety (90) days after the occurrence of the event that terminated the continued membership of Member in Borrower, agree in writing (A) to continue Borrower and (B) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of Borrower, effective as of the occurrence of the event that terminated the continued membership of Member of Borrower in Borrower. Any action initiated by or brought against Member or Special Member under any Creditors Rights Laws shall not cause Member or Special Member to cease to be a member of Borrower and upon the occurrence of such an event, the business of Borrower shall continue without dissolution. The LLC Agreement shall provide that each of Member and Special Member waives any right it might have to agree in writing to dissolve Borrower upon the occurrence of any action initiated by or brought against Member or Special Member under any Creditors Rights Laws, or the occurrence of an event that causes Member or Special Member to cease to be a member of Borrower.

     4.1.36 Business Purposes.

     The Loan is solely for the business purpose of Borrower, and is not for personal, family, household, or agricultural purposes.

     4.1.37 Taxes.

     Borrower has filed all federal, State, county, municipal, and city income and other tax returns required to have been filed by it and has paid all taxes and related liabilities which have become due pursuant to such returns or pursuant to any assessments received by it. Borrower knows of no basis for any additional assessment in respect of any such taxes and related liabilities for prior years.

     4.1.38 Forfeiture.

     Neither Borrower nor any other Person in occupancy of or involved with the operation or use any of the Properties has committed any act or omission affording the federal government or any State or local government the right of forfeiture as against any of the Properties or any part thereof or any monies paid in performance of Borrower's obligations under the Note, this Agreement or the other Loan Documents. Borrower hereby covenants and agrees not to commit, permit or suffer to exist any act or omission affording such right of forfeiture.

     4.1.39 Environmental Representations and Warranties.

     Borrower represents and warrants, except as disclosed in the written reports resulting from the environmental site assessments of the Properties delivered to and approved by Lender prior to the Closing Date (the "Environmental Report") of each Individual Property and information that Borrower knows or should reasonably have known that: (a) there are no Hazardous Materials or underground storage tanks in, on, or under any of the Properties, except those that are both (i) in compliance with current Environmental Laws and with permits issued pursuant thereto (if such permits are required), and (ii) either (A) in amounts not in excess of that necessary to operate, clean, repair and maintain the applicable Individual Property or each tenant's respective business at such Individual Property as set forth in their respective Leases, or
(B) held by a tenant for sale to the public in its ordinary course of business,
(b) there are no past, present or threatened Releases of Hazardous Materials in violation of any Environmental Law and which would require remediation by a Governmental Authority in, on, under or from any of the Properties; (c) there is no threat of any Release of Hazardous Materials migrating to any of the Properties; (d) there is no past or present non-compliance with current Environmental Laws, or with permits issued pursuant thereto, in connection with any of the Properties except as described in the Environmental Reports; (e) Borrower does not know of, and has not received, any written or oral notice or other communication from any Person (including but not limited to a Governmental Authority) relating to Hazardous Materials in, on, under or from any of the Properties; and (f) Borrower has truthfully and fully provided to Lender, in writing, any and all information relating to environmental conditions in, on, under or from any of the Properties known to Borrower or contained in Borrower's files and records, including but not limited to any reports relating to Hazardous Materials in, on, under or migrating to or from any of the Properties and/or to the environmental condition of the Properties.

     4.1.40 Taxpayer Identification Number.

     Borrower's United States taxpayer identification number is 20-1964424.

     4.1.41 OFAC.

     Borrower represents and warrants that neither Borrower, Guarantor, or any of their respective Affiliates is a Prohibited Person, and Borrower, Guarantor and their respective Affiliates are in full compliance with all applicable orders, rules, regulations and recommendations of The Office of Foreign Assets Control of the U.S. Department of the Treasury.

     4.1.42 [Reserved]

     4.1.43 Deposit Accounts.

     (a) This Agreement and the Property Account Agreements create valid and continuing security interests (as defined in the UCC) in the Property Accounts and the Lockbox Account in favor of Lender, which security interests are prior to all other Liens and are enforceable as such against creditors of and purchasers from Borrower;

     (b) Borrower and Lender agree that the Property Account is and shall be maintained (i) as a "deposit account" (as such term is defined in Section 9-102(a)(29) of the UCC), (ii) in such a manner that Lender shall have control (within the meaning of Section 9-104(a)(2) of the UCC) over the Property Account, (iii) such that neither Borrower nor Manager shall have any right of withdrawal from the Property Account and no Account Collateral shall be released to Borrower or Manager from the Property Account and (iv) in such a manner to allow for Permitted Automatic Utility Debits. Without limiting Borrower's obligations under the immediately preceding sentence, Borrower shall only establish and maintain the Property Account with a financial institution that has executed an agreement substantially in the form of the Property Account Agreement or in such other form reasonably acceptable to Lender.

     (c) Borrower and Lender agree that each Account other than the Property Account is and shall be maintained (i) as a "securities account" (as such term is defined in Section 8-501(a) of the UCC), (ii) in such a manner that Lender shall have control (within the meaning of Section 8-106(d)(2) of the UCC) over each such Account other than the Property Accounts, (iii) such that neither Borrower nor Manager shall have any right of withdrawal from such Accounts and, except as provided herein, no Account Collateral shall be released to Borrower from such Accounts, (iv) in such a manner that the Lockbox Bank shall agree to treat all property credited to each Account other than the Property Accounts as "financial assets" and (v) such that all securities or other property underlying any financial assets credited to such Accounts shall be registered in the name of Lockbox Bank, indorsed to Lockbox Bank or in blank or credited to another securities account maintained in the name of Lockbox Bank and in no case will any financial asset credited to any such Accounts be registered in the name of Borrower, payable to the order of Borrower or specially indorsed to Borrower except to the extent the foregoing have been specially indorsed to Lockbox Bank or in blank);

     (d) Borrower owns and has good and marketable title to the Property Accounts and the Lockbox Account free and clear of any Lien or claim of any Person;

     (e) Borrower has delivered to Lender fully executed agreements pursuant to which Property Account Bank and Lockbox Bank have agreed to comply with all instructions originated by Lender directing disposition of the funds in such accounts without further consent by Borrower;

     (f) Other than the security interest granted to Lender pursuant to this Agreement and the Property Account Agreements, Borrower has not pledged, assigned, or sold, granted a security interest in, or otherwise conveyed any of the Property Accounts, or the Lockbox Account; and

     (g) The Property Accounts and the Lockbox Account are not in the name of any Person other than Borrower or Lender. Borrower has not consented to Property Account Bank or Lockbox Bank complying with instructions of any Person other than Lender.

     4.1.44 Embargoed Person.

     As of the date hereof and at all times throughout the term of the Loan, including after giving effect to any Transfers permitted pursuant to the Loan Documents, (a) none of the funds or other assets of Borrower, Principal and Guarantor constitute property of, or are beneficially owned, directly or indirectly, by any person, entity or government subject to trade restrictions under U.S. law, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. Sections 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder with the result that the investment in Borrower, Principal or Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan made by the Lender is in violation of law ("Embargoed Person"); (b) no Embargoed Person has any interest of any nature whatsoever in Borrower, Principal or Guarantor, as applicable, with the result that the investment in Borrower, Principal or Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law; and (c) none of the funds of Borrower, Principal or Guarantor, as applicable, have been derived from any unlawful activity with the result that the investment in Borrower, Principal or Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law.

     SECTION 4.2 Survival of Representations.

     Borrower agrees that all of the representations and warranties of Borrower set forth in Section 4.1 and elsewhere in this Agreement and in the other Loan Documents shall survive for so long as any amount remains owing to Lender under this Agreement or any of the other Loan Documents by Borrower. All representations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents by Borrower shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.

     V.   BORROWER COVENANTS

     SECTION 5.1 Affirmative Covenants.

     From the date hereof and until payment and performance in full of all obligations of Borrower under the Loan Documents or the earlier release of the Liens of all Security Instruments encumbering the Properties (and all related obligations) in accordance with the terms of this Agreement and the other Loan Documents, Borrower hereby covenants and agrees with Lender that:

     5.1.1 Existence; Compliance with Legal Requirements.

     (a) Borrower shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, licenses, permits and franchises, and comply, in all material respects, with all Legal Requirements applicable to it and the Properties. There shall never be committed by Borrower or any other Person in occupancy of or involved with the operation or use of the Properties any act or omission affording the federal government or any State or local government the right of forfeiture against any Individual Property or any part thereof or any monies paid in performance of Borrower's obligations under any of the Loan Documents. Borrower hereby covenants and agrees not to commit, permit or suffer to exist any act or omission affording such right of forfeiture. Borrower shall at all times maintain, preserve and protect all franchises and trade names and preserve all the remainder of its property used or useful in the conduct of its business and shall keep the Properties in good working order and repair, and from time to time make, or cause to be made, all reasonably necessary repairs, renewals, replacements, betterments and improvements thereto, all as more fully provided in the Security Instruments. Borrower shall keep the Properties insured at all times by financially sound and reputable insurers, to such extent and against such risks, and maintain liability and such other insurance, as is more fully provided in this Agreement.

     (b) After prior written notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding promptly initiated and conducted in good faith and with due diligence, the validity of any Legal Requirement, the applicability of any Legal Requirement to Borrower or any Individual Property or any alleged violation of any Legal Requirement, provided that (i) no Default or Event of Default has occurred and remains uncured; (ii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any instrument to which Borrower is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all Applicable Laws; (iii) no Individual Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost; (iv) Borrower shall promptly upon final determination thereof comply with any such Legal Requirement determined to be valid or applicable or cure any violation of any Legal Requirement; (v) such proceeding shall suspend the enforcement of the contested Legal Requirement against Borrower or any Individual Property; and (vi) Borrower shall furnish such security as may be required in the proceeding, or as may be requested by Lender, to insure compliance with such Legal Requirement, together with all interest and penalties payable in connection therewith. Lender may apply any such security or part thereof, as necessary to cause compliance with such Legal Requirement at any time when, in the judgment of Lender, the validity, applicability or violation of such Legal Requirement is finally established or any Individual Property (or any part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, cancelled or lost.

     5.1.2 Taxes and Other Charges.

     Borrower shall pay all Taxes and Other Charges now or hereafter levied or assessed or imposed against the Properties or any part thereof as the same become due and payable.

Borrower shall furnish to Lender receipts, or other evidence for the payment of the Taxes and the Other Charges prior to the date the same shall become delinquent (provided, however, that Borrower is not required to furnish such receipts for payment of Taxes in the event that such Taxes have been paid by Lender pursuant to Section 7.2 hereof). Borrower shall not suffer and shall promptly cause to be paid and discharged any Lien or charge whatsoever which may be or become a Lien or charge against the Properties, and shall promptly pay for all utility services provided to the Properties. After prior written notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any Taxes or Other Charges, provided that (i) no Default or Event of Default has occurred and remains uncured; (ii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all Applicable Laws; (iii) no Individual Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost; (iv) Borrower shall promptly upon final determination thereof pay the amount of any such Taxes or Other Charges, together with all costs, interest and penalties which may be payable in connection therewith; (v) such proceeding shall suspend the collection of such contested Taxes or Other Charges from the applicable Individual Property; and (vi) Borrower shall furnish such security as may be required in the proceeding, or as may be requested by Lender, to insure the payment of any such Taxes or Other Charges, together with all interest and penalties thereon. Lender may apply such security or part thereof held by Lender at any time when, in the judgment of Lender, the validity or applicability of such Taxes or Other Charges are established or any Individual Property (or part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, cancelled or lost or there shall be any danger of the Lien of any Security Instrument being primed by any related Lien.

     5.1.3 Litigation.

     Borrower shall give prompt written notice to Lender of any litigation or governmental proceedings pending or threatened against Borrower which might materially adversely affect Borrower's condition (financial or otherwise) or business or any Individual Property.

     5.1.4 Access to Properties.

     Borrower shall permit agents, representatives and employees of Lender to inspect the Properties or any part thereof at reasonable hours upon reasonable advance notice. Notwithstanding the foregoing, unless an Event of Default has occurred and is continuing or as otherwise expressly set forth in this Agreement, Borrower shall not be required to pay for more than one inspection of each Individual Property per year.

     5.1.5 Notice of Default.

     Borrower shall promptly advise Lender of any material adverse change in Borrower's condition, financial or otherwise, or of the occurrence of any Default or Event of Default of which Borrower has knowledge.

     5.1.6 Cooperate in Legal Proceedings.

     Borrower shall cooperate fully with Lender with respect to any proceedings before any court, board or other Governmental Authority which may in any way adversely affect the rights of Lender hereunder or any rights obtained by Lender under any of the other Loan Documents and, in connection therewith, permit Lender, at its election, to participate in any such proceedings.

     5.1.7 Award and Insurance Benefits.

     Borrower shall cooperate with Lender in obtaining for Lender the benefits of any Awards or Insurance Proceeds lawfully or equitably payable in connection with any Individual Property, and Lender shall be reimbursed for any expenses incurred in connection therewith (including attorneys' fees and disbursements, and the payment by Borrower of the expense of an appraisal on behalf of Lender in case of Casualty or Condemnation affecting any Individual Property or any part thereof) out of such Award or Insurance Proceeds.

     5.1.8 Further Assurances.

     Borrower shall, at Borrower's sole cost and expense:

     (a) furnish to Lender all instruments, documents, boundary surveys, footing or foundation surveys, certificates, plans and specifications, appraisals, title and other insurance reports and agreements, and each and every other document, certificate, agreement and instrument required to be furnished by Borrower pursuant to the terms of the Loan Documents or reasonably requested by Lender in connection therewith;

     (b) execute and deliver to Lender such documents, instruments, certificates, assignments and other writings, and do such other acts necessary or desirable, to evidence, preserve and/or protect the collateral at any time securing or intended to secure the obligations of Borrower under the Loan Documents, as Lender may reasonably require including, without limitation, the authorization of Lender to execute and/or the execution by Borrower of UCC financing statements and the execution and delivery of all such writings necessary to transfer any liquor licenses into the name of Lender or its designee after the occurrence of any Event of Default; and

     (c) do and execute all and such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Agreement and the other Loan Documents, as Lender shall reasonably require from time to time.

     5.1.9 Mortgage and Intangible Taxes.

     Borrower shall pay all State, county and municipal recording, mortgage, intangible, and all other taxes imposed upon the execution and recordation of the Security Instruments and/or upon the execution and delivery of the Note.

     5.1.10 Financial Reporting.

     (a) Borrower will keep and maintain or will cause to be kept and maintained on a Fiscal Year basis, in accordance with GAAP or, for the 2005 calendar year, under tax basis accounting (or such other accounting basis acceptable to Lender), proper and accurate books, records and accounts reflecting all of the financial affairs of Borrower and all items of income and expense in connection with the operation on an individual basis of the Properties. Lender shall have the right from time to time at all times during normal business hours upon reasonable notice to examine such books, records and accounts at the office of Borrower or any other Person maintaining such books, records and accounts and to make such copies or extracts thereof as Lender shall desire. After the occurrence of an Event of Default, Borrower shall pay any costs and expenses incurred by Lender to examine Borrower's accounting records with respect to the Properties, as Lender shall determine to be necessary or appropriate in the protection of Lender's interest.

     (b) Commencing with the 2005 Fiscal Year, Borrower will furnish to Lender annually, within one hundred twenty (120) days following the end of each Fiscal Year, a complete copy of Borrower's annual financial statements audited (except with respect to the annual financial statements required to be delivered on an Individual Property basis which need only be certified to by a Responsible Officer in accordance with the terms of this subsection (b)) by an Approved Accountant in accordance with GAAP or, for the 2005 calendar year, under tax basis accounting (or such other accounting basis acceptable to Lender) covering the Properties (both on an individual and a combined basis) for such Fiscal Year and containing statements of profit and loss for Borrower and the Properties and a balance sheet for Borrower. Such statements shall set forth the financial condition and the results of operations for the Properties for such Fiscal Year, and shall include, but not be limited to, amounts representing annual Net Cash Flow, Net Operating Income, Gross Income from Operations and Operating Expenses. Borrower's annual financial statements shall be accompanied by (i) a comparison of the budgeted income and expenses and the actual income and expenses for the prior Fiscal Year; (ii) a certificate executed by a Responsible Officer or other appropriate officer of Borrower or Principal, as applicable, stating that each such annual financial statement presents fairly the financial condition and the results of operations of Borrower and the Properties being reported upon and has been prepared in accordance with GAAP or, for the 2005 calendar year, under tax basis accounting; (iii) an unqualified opinion of an Approved Accountant; (iv) [Reserved] (v) an annual occupancy report for such year, including the average daily room rate for such year; (vi) statements as to the amount of expenditures for Replacements for such year (together with copies of invoices and receipts, with respect to invoices in excess of $25,000.00 and such other evidence as Lender shall reasonably require); and (vii) a schedule audited by such Approved Accountant reconciling Net Operating Income to Net Cash Flow (the "Net Cash Flow Schedule"), which shall itemize all adjustments made to Net Operating Income to arrive at Net Cash Flow deemed material by such Approved Accountant. Together with Borrower's annual financial statements, Borrower shall furnish to Lender an Officer's Certificate certifying as of the date thereof whether there exists an event or circumstance which constitutes a Default or Event of Default under the Loan Documents executed and delivered by, or applicable to, Borrower, and if such Default or Event of Default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy the same.

     (c) Borrower will furnish, or cause to be furnished, to Lender on or before thirty (30) days after the end of each calendar month the following items, accompanied by a certificate of a Responsible Officer or other appropriate officer of Borrower or Principal, as applicable, stating that such items are true, correct, accurate, and complete and fairly present the financial condition and results of the operations of Borrower and the Properties (subject to normal year-end adjustments): (i) a report of occupancy and a rent roll (if applicable) for the subject month including an average daily rate, and any and all franchise inspection reports received by Borrower during the subject month accompanied by an Officer's Certificate with respect thereto; (ii) monthly and year-to-date operating statements (including Capital Expenditures) prepared for each calendar month, noting Net Operating Income, Gross Income from Operations, and Operating Expenses (not including any contributions to the FF&E Reserve Fund), and other information necessary and sufficient to fairly represent the financial position and results of operation of the Properties during such calendar month, and containing a comparison of budgeted income and expenses and the actual income and expenses together with a detailed explanation of any variances of five percent (5%) or more between budgeted and actual amounts for such periods, provided however, in no event shall an explanation be required for any line item variance less than $25,000.00 for any one month period or for any variance less than $100,000.00 for any year-to-date period, all in form satisfactory to Lender; (iii) a calculation reflecting the annual Debt Service Coverage Ratio of all the Properties on a portfolio basis for the immediately preceding twelve
(12) month period as of the last day of such month accompanied by an Officer's Certificate with respect thereto; (iv) a Net Cash Flow Schedule and (v) statements as to the amount of expenditures for Year-To-Date Replacements (together with copies of invoices and receipts, with respect to invoices in excess of $25,000.00 and such other evidence as Lender shall reasonably require). In addition, such certificate shall also be accompanied by a certificate of a Responsible Officer or other appropriate officer of Borrower or Principal stating that the representations and warranties of Borrower set forth in Section 4.1.35 are true and correct as of the date of such certificate and that there are no trade payables outstanding for more than sixty (60) days, unless noted with explanation (provided, however, such explanation shall not be deemed to constitute a waiver or modification of any of Borrower's covenants and agreements with respect to Section 4.1).

     (d) Commencing with the 2005 Fiscal Year, and for each Fiscal Year thereafter, Borrower shall submit to Lender an Annual Budget for each Individual Property not later than thirty (30) days prior to the commencement of such period or Fiscal Year in form reasonably satisfactory to Lender. Upon the occurrence of a Budget Triggering Event, Borrower shall re-submit to Lender a copy of the current Annual Budget for each Individual Property and such Annual Budget shall be subject to Lender's written approval (each such Annual Budget after it has been approved in writing by Lender shall be hereinafter referred to as an "Approved Annual Budget"). In the event that Lender objects to a proposed Annual Budget submitted by Borrower, Lender shall advise Borrower of such objections within fifteen (15) days after receipt thereof (and deliver to Borrower a reasonably detailed description of such objections) and Borrower shall promptly revise such Annual Budget and resubmit the same to Lender. Lender shall advise Borrower of any objections to such revised Annual Budget within ten
(10) days after receipt thereof (and deliver to Borrower a reasonably detailed description of such objections) and Borrower shall promptly revise the same in accordance with the process described in this subsection until Lender approves the Annual Budget. Until such time that Lender approves a proposed Annual Budget, the most recently Approved Annual Budget shall apply; provided that, such Approved Annual Budget shall be adjusted to reflect actual increases in Taxes, Insurance Premiums and utilities expenses.

     (e) Borrower shall furnish to Lender, within ten (10) Business Days after request such further detailed information with respect to the operation of the Properties and the financial affairs of Borrower as may be reasonably requested by Lender, including, without limitation, an annual operating budget for each Individual Property.

     (i) Any reports, statements or other information required to be delivered under this Agreement shall be delivered (i) in paper form, (ii) on a diskette, and (iii) if requested by Lender and within the capabilities of Borrower's data systems without change or modification thereto, in electronic form and prepared using a Microsoft Word for Windows or WordPerfect for Windows files (which files may be prepared using a spreadsheet program and saved as word processing files).

     (g) Borrower agrees that Lender may forward to each purchaser, transferee, assignee, servicer, participant or investor in all or any portion of the Loan or any Securities (collectively, the "Investor") or any Rating Agency rating such participations and/or Securities and each prospective Investor, and any organization maintaining databases on the underwriting and performance of commercial mortgage loans, all documents and information which Lender now has or may hereafter acquire relating to the Debt and to Borrower, Guarantor and the Properties, whether furnished by Borrower, Guarantor or otherwise, as Lender determines necessary or desirable. Borrower irrevocably waives any and all rights it may have under any Applicable Laws to prohibit such disclosure, including, but not limited, to any right of privacy.

     5.1.11 Business and Operations.

     Borrower will continue to engage in the businesses presently conducted by it as and to the extent the same are necessary for the ownership, maintenance, management and operation of the Properties. Borrower will remain in good standing under the laws of each jurisdiction to the extent required for the ownership, maintenance, management and operation of the Properties.

     5.1.12 Costs of Enforcement.

     In the event (a) that any Security Instrument encumbering any Individual Property is foreclosed in whole or in part or that any such Security Instrument is put into the hands of an attorney for collection, suit, action or foreclosure, (b) of the foreclosure of any mortgage prior to or subsequent to any Security Instrument encumbering any Individual Property in which proceeding Lender is made a party, or (c) of the bankruptcy, insolvency, rehabilitation or other similar proceeding in respect of Borrower or any of its constituent Persons or an assignment by Borrower or any of its constituent Persons for the benefit of its creditors, Borrower, its successors or assigns, shall be chargeable with and agrees to pay all costs of collection and defense, including attorneys' fees and costs, incurred by Lender or Borrower in connection therewith and in connection with any appellate proceeding or post-judgment action involved therein, together with all required service or use taxes.

     5.1.13 Estoppel Statement.

     (a) After request by Lender, Borrower shall within ten (10) days furnish Lender with a statement, duly acknowledged and certified, setting forth (i) the amount of the original principal amount of the Note, (ii) the unpaid principal amount of the Note, (iii) the Applicable Interest Rate of the Note, (iv) the date installments of interest and/or principal were last paid, (v) any offsets or defenses to the payment of the Debt, and (vi) that the Note, this Agreement, the Security Instruments and the other Loan Documents are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification.

     (b) Borrower shall deliver to Lender upon request (but no more than two (2) times per year when there is no occurrence and continuance of an Event of Default), tenant estoppel certificates from each commercial tenant leasing space at the Properties in form and substance reasonably satisfactory to Lender.

     (c) Borrower shall, promptly upon request of Lender (but no more than two
(2) times per year when there is no occurrence and continuance of an Event of Default), deliver an estoppel certificate from Franchisor stating that (i) the Franchise Agreement is in full force and effect and has not been modified, amended or assigned, (ii) neither Franchisor nor Borrower is in default under any of the terms, covenants or provisions of the Franchise Agreement and Franchisor knows of no event which, but for the passage of time or the giving of notice or both, would constitute an event of default under the Franchise Agreement, (iii) neither Franchisor nor Borrower has commenced any action or given or received any notice for the purpose of terminating the Franchise Agreement and (iv) all sums due and payable to Franchisor under the Franchise Agreement have been paid in full.

     5.1.14 Loan Proceeds.

     Borrower shall use the proceeds of the Loan received by it on the Closing Date only for the purposes set forth in Section 2.1.4 hereof.

     5.1.15 Performance by Borrower.

     Borrower shall in a timely manner observe, perform and fulfill each and every covenant, term and provision of each Loan Document executed and delivered by, or applicable to, Borrower, and shall not enter into or otherwise suffer or permit any amendment, waiver, supplement, termination or other modification of any Loan Document executed and delivered by, or applicable to, Borrower without the prior written consent of Lender.

     5.1.16 Confirmation of Representations.

     Borrower shall deliver, in connection with any Securitization, (a) one or more Officer's Certificates certifying as to the accuracy of all representations made by Borrower in the Loan Documents as of the date of the closing of such Securitization in all relevant jurisdictions, and (b) certificates of the relevant Governmental Authorities in all relevant jurisdictions indicating the good standing and qualification of Borrower and Principal as of the date of the closing of such Securitization.

     5.1.17 Leasing Matters.

     (a) With respect to any Individual Property, Borrower may enter into a proposed Lease (including the renewal or extension of an existing Lease (a "Renewal Lease")) without the prior written consent of Lender, provided such proposed Lease or Renewal Lease (i) provides for rental rates and terms comparable to existing local market rates and terms (taking into account the type and quality of the tenant) as of the date such Lease is executed by Borrower (unless, in the case of a Renewal Lease, the rent payable during such renewal, or a formula or other method to compute such rent, is provided for in the original Lease), (ii) is an arms-length transaction with a bona fide, independent third party tenant, (iii) does not have a material adverse effect on the value or quality of the applicable Individual Property, (iv) is subject and subordinate to the related Security Instrument and the lessee thereunder agrees to attorn to Lender, (v) is written on the standard form of lease approved by Lender, and (vi) is not a Major Lease. All proposed Leases which do not satisfy the requirements set forth in this Section 5.1.17(a) shall be subject to the prior approval of Lender, which approval shall not be unreasonably withheld. At Lender's request, Borrower shall promptly deliver to Lender copies of all Leases which are entered into pursuant to this Subsection together with Borrower's certification that it has satisfied all of the conditions of this Section.

     (b) Borrower (i) shall observe and perform all the obligations imposed upon the lessor under the Leases and shall not do or permit to be done anything to impair the value of any of the Leases as security for the Debt; (ii) shall promptly send copies to Lender of all notices of default or other material matters which Borrower shall send or receive with respect to the Leases; (iii) shall enforce all of the material terms, covenants and conditions contained in the Leases upon the part of the tenant thereunder to be observed or performed (except for termination of a Major Lease which shall require Lender's prior written approval); (iv) shall not collect any of the Rents more than one (1) month in advance (except Security Deposits shall not be deemed Rents collected in advance); (v) [Reserved]; (vi) shall not execute any other assignment of the lessor's interest in any of the Leases or the Rents; and (vii) shall not consent to any assignment of or subletting under any Leases not in accordance with their terms, without the prior written consent of Lender.

     (c) Borrower may, without the consent of Lender, amend, modify or waive the provisions of any Lease or terminate, reduce rents under, accept a surrender of space under, or shorten the term of, any Lease (including any guaranty, letter of credit or other credit support with respect thereto) provided that such Lease is not a Major Lease and that such action (taking into account, in the case of a termination, reduction in rent, surrender of space or shortening of term, the planned alternative use of the affected space) does not have a material adverse effect on the value of the applicable Individual Property taken as a whole, and provided that such Lease, as amended, modified or waived, is otherwise in compliance with the requirements of this Agreement and any lease subordination agreement binding upon Lender with respect to such Lease. A termination of a Lease (other than a Major Lease) with a tenant who is in default beyond applicable notice and grace periods shall not be considered an action which has a material adverse effect on the value of the applicable Individual Property taken as a whole. Any amendment, modification, waiver, termination, rent reduction, space surrender or term shortening which does not satisfy the requirements set forth in this Subsection shall be subject to the prior written approval of Lender and its counsel, at Borrower's expense. At Lender's request, Borrower shall promptly deliver to Lender copies of all Leases, amendments, modifications and waivers which are entered into pursuant to this
Section 5.1.17(c) together with Borrower's certification that it has satisfied all of the conditions of this Section 5.1.17(c).

     (d) Notwithstanding anything contained herein to the contrary, with respect to any Individual Property, Borrower shall not, without the prior written consent of Lender, enter into, renew, extend, amend, modify, waive any provisions of, terminate, reduce rents under, accept a surrender of space under, or shorten the term of, any Major Lease or any instrument guaranteeing or providing credit support for any Major Lease.

     (e) Lender shall hold any and all monies representing security deposits under the Leases (the "Security Deposits") received by Lender, in accordance with the terms of the respective Lease, and shall only release the Security Deposits in order to return a tenant's Security Deposit to such tenant if such tenant is entitled to the return of the Security Deposit under the terms of the Lease.

     5.1.18 Management Agreement.

     (a) The Improvements on the Properties are operated under the terms and conditions of the Management Agreement. In no event shall the management fees under the Management Agreement exceed four and one-half percent (4.5%) of the gross income derived from the Property. Borrower shall (i) diligently perform and observe all of the terms, covenants and conditions of the Management Agreement, on the part of Borrower to be performed and observed to the end that all things shall be done which are necessary to keep unimpaired the rights of Borrower under the Management Agreement and (ii) promptly notify Lender of the giving of any notice by Manager to Borrower of any default by Borrower in the performance or observance of any of the terms, covenants or conditions of the Management Agreement on the part of Borrower to be performed and observed and deliver to Lender a true copy of each such notice. Borrower shall not surrender the Management Agreement, consent to the assignment by the Manager of its interest under the Management Agreement, or terminate or cancel the Management Agreement, or modify, change, supplement, alter or amend the Management Agreement, in any respect, either orally or in writing. Borrower hereby collaterally assigns to Lender as further security for the payment of the Debt and for the performance and observance of the terms, covenants and conditions of this Agreement, all the rights, privileges and prerogatives of Borrower to surrender the Management Agreement, or to terminate, cancel, modify, change, supplement, alter or amend the Management Agreement, in any respect, and any such surrender of the Management Agreement, or termination, cancellation, modification, change, supplement, alteration or amendment of the Management Agreement, without the prior consent of Lender shall be void and of no force and effect. If Borrower shall default in the performance or observance of any material term, covenant or condition of the Management Agreement on the part of Borrower to be performed or observed, then, without limiting the generality of the other provisions of this Agreement, and without waiving or releasing Borrower from any of its obligations hereunder, Lender shall have the right, but shall be under no obligation, to pay any sums and to perform any act or take any action as may be appropriate to cause all the terms, covenants and conditions of the Management Agreement on the part of Borrower to be performed or observed to be promptly performed or observed on behalf of Borrower, to the end that the rights of Borrower in, to and under the Management Agreement shall be kept unimpaired and free from default. Lender and any Person designated by Lender shall have, and are hereby granted, the right to enter upon the applicable Individual Property at any time and from time to time for the purpose of taking any such action. If the Manager shall deliver to Lender a copy of any notice sent to Borrower of default under the Management Agreement, such notice shall constitute full protection to Lender for any action taken or omitted to be taken by Lender in good faith, in reliance thereon. Borrower shall not, and shall not permit the Manager to, sub-contract any or all of its management responsibilities under the Management Agreement to a third-party without the prior written consent of Lender, which consent shall not be unreasonably withheld. Borrower shall, from time to time (but no more than two (2) times per year when there is no occurrence and continuance of an Event of Default), obtain from the Manager such certificates of estoppel with respect to compliance by Borrower with the terms of the Management Agreement as may be requested by Lender. Borrower shall exercise each individual option, if any, to extend or renew the term of the Management Agreement upon demand by Lender made at any time within one (1) year of the last day upon which any such option may be exercised, and Borrower hereby expressly authorizes and appoints Lender its attorney-in-fact to exercise any such option in the name of and upon behalf of Borrower, which power of attorney shall be irrevocable and shall be deemed to be coupled with an interest. Any sums expended by Lender pursuant to this paragraph
(i) shall bear interest at the Default Rate from the date such cost is incurred to the date of payment to Lender, (ii) shall be deemed to constitute a portion of the Debt, (iii) shall be secured by the lien of the Security Instruments and the other Loan Documents and (iv) shall be immediately due and payable upon demand by Lender therefor.

     (b) Without limitation of the foregoing, Borrower, upon the request of Lender, shall terminate the Management Agreement and replace Manager, without penalty or fee, if at any time during the Loan: (a) Manager shall become insolvent or a debtor in any bankruptcy or insolvency proceeding, (b) there exists an Event of Default or (c) there exists a default by Manager under the Management Agreement beyond applicable grace or cure periods. At such time as the Manager may be removed, a Qualified Manager shall assume management of the applicable Individual Property pursuant to a Replacement Management Agreement.

     5.1.19 Environmental Covenants.

     (a) Borrower covenants and agrees that so long as the Loan is outstanding
(i) all uses and operations on or of the Properties, whether by Borrower or any other Person, shall be in compliance in all material respects with all Environmental Laws and permits issued pursuant thereto; (ii) there shall be no Releases of Hazardous Materials in, on, under or from any of the Properties;
(iii) there shall be no Hazardous Materials in, on, or under any of the Properties, except those that are both (A) in compliance with all Environmental Laws and with permits issued pursuant thereto, if and to the extent required, and (B) (1) in amounts not in excess of that necessary to operate the applicable Individual Property or (2) fully disclosed to and approved by Lender in writing;
(iv) Borrower shall keep the Properties free and clear of all liens and other encumbrances imposed pursuant to any Environmental Law, whether due to any act or omission of Borrower or any other Person (the "Environmental Liens"); (v) Borrower shall, at its sole cost and expense, fully and expeditiously cooperate in all activities pursuant to paragraph (b) below, including but not limited to providing all relevant information and making knowledgeable persons available for interviews; (vi) Borrower shall, at its sole cost and expense, perform any environmental site assessment or other investigation of environmental conditions in connection with any of the Properties, pursuant to any reasonable written request of Lender, upon Lender's reasonable belief that an Individual Property is not in full compliance with all Environmental Laws, and share with Lender the reports and other results thereof, and Lender and other Indemnified Parties shall be entitled to rely on such reports and other results thereof; (vii) Borrower shall, at its sole cost and expense, comply with all reasonable written requests of Lender to (A) reasonably effectuate remediation of any Hazardous Materials in, on, under or from any Individual Property; and (B) comply with any Environmental Law; (viii) Borrower shall not allow any tenant or other user of any of the Properties to violate any Environmental Law; and (ix) Borrower shall immediately notify Lender in writing after it has become aware of (A) any presence or Release or threatened Releases of Hazardous Materials in, on, under, from or migrating towards any of the Properties; (B) any non-compliance with any Environmental Laws related in any way to any of the Properties; (C) any actual or potential Environmental Lien; (D) any required or proposed remediation of environmental conditions relating to any of the Properties; and (E) any written or oral notice or other communication of which Borrower becomes aware from any source whatsoever (including but not limited to a Governmental Authority) relating in any way to Hazardous Materials.

     (b) Lender and any other Person designated by Lender, including but not limited to any representative of a Governmental Authority, and any environmental consultant, and any receiver appointed by any court of competent jurisdiction, shall have the right, but not the obligation, to enter upon any Individual Property at all reasonable times to assess any and all aspects of the environmental condition of any Individual Property and its use, including but not limited to conducting any environmental assessment or audit (the scope of which shall be determined in Lender's sole and absolute discretion) and taking samples of soil, groundwater or other water, air, or building materials, and conducting other invasive testing. Borrower shall cooperate with and provide access to Lender and any such Person or entity designated by Lender.

     5.1.20 Alterations.

     Borrower shall obtain Lender's prior written consent to any alterations to any Improvements, which consent shall not be unreasonably withheld except with respect to alterations that may have a material adverse effect on Borrower's financial condition, the value of the related Individual Property or the Net Operating Income. Notwithstanding the foregoing, Lender's consent shall not be required in connection with any alterations that will not have a material adverse effect on Borrower's financial condition, the value of the related Individual Property or the Net Operating Income, provided that (a) such alterations are made in connection with (i) tenant improvement work performed pursuant to the terms of any Lease executed in accordance with the terms hereof,
(ii) tenant improvement work performed pursuant to the terms and provisions of a Lease and not adversely affecting any structural component of any Improvements, any utility or HVAC system contained in any Improvements or the exterior of any building constituting a part of any Improvements or (iii) alterations performed in connection with the Restoration of the related Individual Property in accordance with the terms and provisions of this Agreement or (b) the estimated cost of such alterations (as determined in Lender's reasonable discretion), when added together with the estimated cost of any other alterations (for which Lender's consent was not required under this provision (b)) undertaken at the same time at any of the other Properties, would not exceed One Million Five Hundred

Thousand and 00/100 Dollars ($1,500,000.00). If the total unpaid amounts with respect to alterations to the Improvements at any Individual Property (without duplication for any amounts contemplated to be funded out of the Reserve Funds), together with any other alterations undertaken at the same time at any of the other Properties, shall at any time exceed One Million Five Hundred Thousand and 00/100 Dollars ($1,500,000.00) (the "Threshold Amount"), Borrower shall promptly deliver to Lender as security for the payment of such amounts and as additional security for Borrower's obligations under the Loan Documents any of the following: (A) Cash, (B) U.S. Obligations, (C) other securities having a rating acceptable to Lender and that the applicable Rating Agencies have confirmed in writing will not, in and of itself, result in a downgrade, withdrawal or qualification of the initial, or, if higher, then current ratings assigned in connection with any Securitization, or (D) a completion bond or letter of credit issued by a financial institution having a rating by S&P of not less than A-1+ if the term of such bond or letter of credit is no longer than three (3) months or, if such term is in excess of three (3) months, issued by a financial institution having a rating that is acceptable to Lender and that the applicable Rating Agencies have confirmed in writing will not, in and of itself, result in a downgrade, withdrawal or qualification of the initial, or, if higher, then current ratings assigned in connection with any Securitization. Such security shall be in an amount equal to the excess of the total unpaid amounts with respect to alterations to the Improvements on the Properties over the Threshold Amount and applied from time to time at the option of Lender to pay for such alterations or to terminate any of the alterations and restore the Properties to the extent necessary to prevent any material adverse effect on the value of the Properties.

     5.1.21 Intentionally Deleted.

     5.1.22 Intentionally Deleted.

     5.1.23 Franchise Agreement.

     (a) The Improvements on the Properties shall be operated under the terms and conditions of the Franchise Agreements. Borrower shall (i) pay all sums required to be paid by Borrower under the Franchise Agreement, (ii) diligently perform, observe and enforce all of the terms, covenants and conditions of the Franchise Agreement on the part of Borrower to be performed, observed and enforced to the end that all things shall be done which are necessary to keep unimpaired the rights of Borrower under the Franchise Agreement, (iii) promptly notify Lender of the giving of any notice to Borrower of any default by Borrower in the performance or observance of any of the terms, covenants or conditions of the Franchise Agreement on the part of Borrower to be performed and observed and deliver to Lender a true copy of each such notice, and (iv) promptly deliver to Lender a copy of each financial statement, business plan, capital expenditure plan, notice, report and estimate received by it under the Franchise Agreement. Borrower shall not, without the prior consent of Lender, which consent shall not be unreasonably withheld, surrender the Franchise Agreement or terminate or cancel the Franchise Agreement or modify, change, supplement, alter or amend the Franchise Agreement, in any material respect, either orally or in writing, and Borrower hereby collaterally assigns to Lender as further security for the payment of the Debt and for the performance and observance of the terms, covenants and conditions of this Agreement, all the rights, privileges and prerogatives of Borrower to surrender the Franchise Agreement or to terminate, cancel, modify, change, supplement, alter or amend the Franchise Agreement in any respect, and any such surrender of the Franchise Agreement or termination, cancellation, modification, change, supplement, alteration or amendment of the Franchise Agreement, not otherwise expressly allowed herein, without the prior consent of Lender shall be void and of no force and effect. If Borrower shall default in the performance or observance of any material term, covenant or condition of the Franchise Agreement on the part of Borrower to be performed or observed, then, without limiting the generality of the other provisions of this Agreement, and without waiving or releasing Borrower from any of its obligations hereunder, Lender shall have the right, but shall be under no obligation, to pay any sums and to perform any act or take any action as may be appropriate to cause all the terms, covenants and conditions of the Franchise Agreement on the part of Borrower to be performed or observed to be promptly performed or observed on behalf of Borrower, to the end that the rights of Borrower in, to and under the Franchise Agreement shall be kept unimpaired and free from default. Lender and any Person designated by Lender shall have, and are hereby granted, the right to enter upon the Properties at any time and from time to time for the purpose of taking any such action. If Franchisor shall deliver to Lender a copy of any notice sent to Borrower of default under the Franchise Agreement, such notice shall constitute full protection to Lender for any action taken or omitted to be taken by Lender in good faith, in reliance thereon. Borrower shall, from time to time (but no more than two (2) times per year when there is no occurrence and continuance of an Event of Default), use its best efforts to obtain from Franchisor such certificates of estoppel with respect to compliance by Borrower with the terms of the Franchise Agreement as may be requested by Lender. Borrower shall exercise each individual option, if any, to extend or renew the term of the Franchise Agreement upon demand by Lender made at any time within one (1) year of the last day upon which any such option may be exercised, and Borrower hereby expressly authorizes and appoints Lender as its attorney-in-fact to exercise any such option in the name of and upon behalf of Borrower, which power of attorney shall be irrevocable and shall be deemed to be coupled with an interest. Notwithstanding the foregoing, Borrower shall not be required to extend or renew the term of any Franchise Agreement to any date that is more than one (1) year beyond the Maturity Date of the Loan. Any sums expended by Lender pursuant to this paragraph shall bear interest at the Default Rate from the date such cost is incurred to the date of payment to Lender, shall be deemed to constitute a portion of the Debt, shall be secured by the lien of the Security Instruments and the other Loan Documents and shall be immediately due and payable upon demand by Lender therefor.

     (b) In the event that Borrower receives notice of termination from any Franchisor and Borrower has not entered into a Replacement Franchise Agreement, Borrower shall, within thirty (30) days prior to the termination of such Franchise Agreement, deliver to Lender:

          (i) a fully executed Replacement Franchise Agreement with an effective date as of the expiration of the Franchise Agreement being terminated and that is otherwise in accordance with Section 5.1.23 of this Agreement; and

          (ii) a Franchisor Comfort Letter in accordance with Section 5.1.23 of this Agreement.

     5.1.24 [Reserved]

     5.1.25 OFAC.

     At all times throughout the term of the Loan, Borrower, Guarantor and their respective Affiliates shall be in full compliance with all applicable orders, rules, regulations and recommendations of The Office of Foreign Assets Control of the U.S. Department of the Treasury.

     5.1.26 [Reserved]

     SECTION 5.2 Negative Covenants.

     From the date hereof until payment and performance in full of all obligations of Borrower under the Loan Documents or the earlier release of the Liens of all Security Instruments encumbering the Properties in accordance with the terms of this Agreement and the other Loan Documents, Borrower covenants and agrees with Lender that it will not do, directly or indirectly, any of the following:

     5.2.1 Liens.

     Subject to Section 8.l(a)(xiii), Borrower shall not create, incur, assume or suffer to exist any Lien on any portion of any Individual Property or permit any such action to be taken, except for the Permitted Encumbrances. Permitted Equipment Financing in accordance with the terms of this Agreement shall not constitute a violation of this Section 5.2.1.

     5.2.2 Dissolution.

     Borrower shall not (a) engage in any dissolution, liquidation or consolidation or merger with or into any other business entity, (b) transfer, lease or sell, in one transaction or any combination of transactions, the assets or all or substantially all of the properties or assets of Borrower except to the extent expressly permitted by the Loan Documents, (c) except as expressly permitted under the Loan Documents, modify, amend, waive or terminate its organizational documents or its qualification and good standing in any jurisdiction or (d) cause the Principal to (i) dissolve, wind up or liquidate or take any action, or omit to take an action, as a result of which the Principal would be dissolved, wound up or liquidated in whole or in part, or (ii) except as expressly permitted under the Loan Documents, amend, modify, waive or terminate the certificate of incorporation, bylaws or similar organizational documents of the Principal, in each case, without obtaining the prior written consent of Lender.

     5.2.3 Change In Business.

     Borrower shall not enter into any line of business other than the ownership, acquisition, development, operation, leasing and management of the Properties (including providing services in connection therewith), or make any material change in the scope or nature of its business objectives, purposes or operations or undertake or participate in activities other than the continuance of its present business.

     5.2.4 Debt Cancellation.

     Borrower shall not cancel or otherwise forgive or release any material claim or debt (other than termination of Leases in accordance herewith) owed to Borrower by any Person, except for adequate consideration and in the ordinary course of Borrower's business.

     5.2.5 Zoning.

     Borrower shall not initiate or consent to any zoning reclassification of any portion of any Individual Property or seek any variance under any existing zoning ordinance or use or permit the use of any portion of any Individual Property in any manner that could result in such use becoming a non-conforming use under any zoning ordinance or any other Applicable Law, without the prior written consent of Lender.

     5.2.6 No Joint Assessment.

     Borrower shall not suffer, permit or initiate the joint assessment of any Individual Property with (a) any other real property constituting a tax lot separate from such Individual Property, or (b) any portion of such Individual Property which may be deemed to constitute personal property, or any other procedure whereby the Lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to such Individual Property.

     5.2.7 Name, Identity, Structure, or Principal Place of Business.

     Borrower shall not change its name, identity (including its trade name or names), or principal place of business set forth in the introductory paragraph of this Agreement, without, in each case, first giving Lender thirty (30) days prior written notice. Borrower shall not change its corporate, partnership or other structure, or the place of its organization as set forth in Section 4.1.34, without, in each case, the consent of Lender. Upon Lender's request, Borrower shall execute and deliver additional financing statements, security agreements and other instruments which may be necessary to effectively evidence or perfect Lender's security interest in the Properties as a result of such change of principal place of business or place of organization.

     5.2.8 ERISA.

     (a) During the term of the Loan or of any obligation or right hereunder, Borrower shall not be a Plan and none of the assets of Borrower shall constitute Plan Assets.

     (b) Borrower further covenants and agrees to deliver to Lender such certifications or other evidence from time to time throughout the term of the Loan, as requested by Lender in its sole discretion, and represents and covenants that (A) Borrower is not and does not maintain an "employee benefit plan" as defined in Section 3(3) of ERISA (other than maintaining plans which are not subject to Title IV of ERISA), which is subject to Title I of ERISA, or a "governmental plan" within the meaning of Section 3(32) of ERISA; (B) Borrower is not subject to State statutes regulating investments and fiduciary obligations with respect to governmental plans; and (C) one or more of the following circumstances is true:

          (i) Equity interests in Borrower are publicly offered securities, within the meaning of 29 C.F.R. Section 2510.3-101(b)(2);

          (ii) Less than twenty-five percent (25%) of each outstanding class of equity interests in Borrower are held by "benefit plan investors" within the meaning of 29 C.F.R. Section 2510.3-101(f)(2); or

          (iii) Borrower qualifies as an "operating company" or a "real estate operating company" within the meaning of 29 C.F.R. Section 2510.3-101(c) or
     (e).

     5.2.9 Affiliate Transactions.

     Borrower shall not enter into, or be a party to, any transaction with an Affiliate of Borrower, Principal or any of the partners or members of Borrower or Principal except in the ordinary course of business and on terms which are fully disclosed to Lender in advance and are no less favorable to Borrower or such Affiliate than would be obtained in a comparable arm's-length transaction with an unrelated third party.

     5.2.10 Transfers.

     (a) Borrower shall not sell, convey, mortgage, grant, bargain, encumber, pledge, assign, grant options with respect to, or otherwise transfer or dispose of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) any Individual Property or any part thereof or any legal or beneficial interest therein or permit a Sale or Pledge of an interest in any Restricted Party (collectively, a "Transfer"), other than pursuant to Leases of space in the Improvements to tenants in accordance with the provisions of Section 5.1.17 hereof or a release of an Individual Property in accordance with the provisions of Section 2.5 hereof, without (i) the prior written consent of Lender and (ii) if a Securitization has occurred, delivery to Lender of written confirmation from the Rating Agencies that the Transfer will not result in the downgrade, withdrawal or qualification of the then current ratings assigned to any Securities or the proposed rating of any Securities.

     (b) A Transfer shall include, but not be limited to: (i) an installment sales agreement wherein Borrower agrees to sell one or more Individual Properties or any part thereof for a price to be paid in installments; (ii) an agreement by Borrower leasing all or a substantial part of any Individual Property for other than actual occupancy by a space tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, Borrower's right, title and interest in and to any Leases or any Rents; (iii) if a Restricted Party is a corporation, any merger, consolidation or Sale or Pledge of such corporation's stock or the creation or issuance of new stock; (iv) if a Restricted Party is a limited or general partnership or joint venture, any merger or consolidation or the change, removal, resignation or addition of a general partner or the Sale or Pledge of the partnership interest of any general partner or any profits or proceeds relating to such partnership interest, or the Sale or Pledge of limited partnership interests or any profits or proceeds relating to such limited partnership interests or the creation or issuance of new limited partnership interests; (v) if a Restricted Party is a limited liability company, any merger or consolidation or the change, removal, resignation or addition of a managing member or non-member manager (or if no managing member, any member) or the Sale or Pledge of the membership interest of a managing member (or if no managing member, any member) or any profits or proceeds relating to such membership interest, or the Sale or Pledge of non-managing membership interests or the creation or issuance of new non-managing membership interests; (vi) if a Restricted Party is a trust or nominee trust, any merger, consolidation or the Sale or Pledge of the legal or beneficial interest in a Restricted Party or the creation or issuance of new legal or beneficial interests; or (vii) the removal or the resignation of the managing agent (including, without limitation, an Affiliated Manager) other than in accordance with Section 5.1.18 hereof.

     (c) Notwithstanding the provisions of Sections 5.2.10(a) and (b), the following transfers shall not be deemed to be a Transfer: (i) a transfer by devise or descent or by operation of law upon the death of a member, partner or shareholder of a Restricted Party or a Restricted Party itself; (ii) the Sale or Pledge, in one or a series of transactions, of not more than forty-nine percent (49%) of the stock in a Restricted Party; provided, however, no such transfers shall result in the change of voting control in the Restricted Party, and as a condition to each such transfer, Lender shall receive not less than thirty (30) days prior written notice of such proposed transfer; (iii) the Sale or Pledge, in one or a series of transactions, of not more than forty-nine percent (49%) of the limited partnership interests or non-managing membership interests (as the case may be) in a Restricted Party and (iv) the Sale or Pledge, in one or a series of transactions, of the membership interests in Sponsor; provided, however, as a condition to each such transfer (but with respect to transfers in Sponsor, only if the transfer of such interest in Sponsor is greater than or equal to 5%), Lender shall receive not less than thirty (30) days prior written notice of such proposed transfer.

     (d) Notwithstanding anything to the contrary contained in this Section 5.2.10, (i) Sponsor must continue to control Borrower and own, directly or indirectly, at least a 51% interest in Borrower and (ii) The Summit Group, Inc. must continue to control Sponsor and own, directly or indirectly, at least a 40.5% interest in Sponsor. At all times following a transfer of the Properties in accordance with the terms and provisions of Section 5.2.11 hereof, the Permitted Owner that wholly owns and controls "Transferee" referenced in such
Section 5.2.11 must continue to control Borrower and own, directly or indirectly, at least a 51% interest in Borrower.

     (e) Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon a Transfer in violation of this Section
5.2.10. This provision shall apply to every Transfer regardless of whether voluntary or not, or whether or not Lender has consented to any previous Transfer. Notwithstanding anything to the contrary contained in this Section 5.2.10, (a) no transfer (whether or not such transfer shall constitute a Transfer) shall be made to any Prohibited Person and (b) in the event any transfer (whether or not such transfer shall constitute a Transfer) results in any Person owning in excess of forty-nine percent (49%) of the ownership interest in a Restricted Party and a Securitization has occurred, Borrower shall, prior to such transfer, deliver an updated Insolvency Opinion to Lender, which opinion shall be in form, scope and substance acceptable in all respects to Lender and the Rating Agencies.

     5.2.11 Permitted Transfer.

     Notwithstanding anything to the contrary contained in Section 5.2.10 hereof, Lender shall not unreasonably withhold its consent to a one-time sale, assignment, or other transfer of all of the Properties provided that (a) Lender receives at least sixty (60) days prior written notice of such transfer, (b) no Event of Default has occurred and is continuing under this Agreement, the Security Instrument, the Note or the other Loan Documents and (c) upon the satisfaction (in the reasonable determination of Lender) of the following conditions:

     (a) Borrower or Transferee (defined below) shall pay any and all costs incurred in connection with the transfer (including, without limitation, Lender's reasonable counsel fees and disbursements and all recording fees, transfer taxes, title insurance premiums and mortgage and intangible taxes);

     (b) The proposed transferee (the "Transferee") shall comply with all of the requirements of Section 4.1.35 hereof;

     (c) Transferee shall be a Permitted Owner or wholly owned and controlled by a Permitted Owner;

     (d) Transferee shall assume all of the obligations of Borrower under the Note, the Security Instrument, this Agreement and the other Loan Documents, and the Permitted Owner that wholly owns and controls Transferee (or an Affiliate or principal thereof acceptable to Lender in all respects) shall assume all of the obligations of Guarantor under the Guaranty and the Environmental Indemnity, in each case, in a manner satisfactory to Lender in all respects, including, without limitation, by entering into an assumption agreement in form and substance satisfactory to Lender and delivering such legal opinions as Lender may reasonably require;

     (e) The Properties shall be managed by a Qualified Manager following such transfer;

     (f) If a Securitization has occurred, Transferee shall deliver to Lender written confirmation from the Rating Agency that the transfer and the assumption by Transferee shall not result in a downgrade, withdrawal or qualification of the ratings then assigned to the Securities;

     (g) Transferee shall deliver an endorsement to the existing title policy insuring the Security Instruments as modified by the assumption agreement, as a valid first lien on the Properties and naming Transferee as owner of the Properties, which endorsement shall insure that as of the recording of the assumption agreement, the Properties shall not be subject to any additional exceptions or liens other than those contained in the Title Insurance Policy; and

     (h) Transferee shall deliver to Lender an opinion of counsel from an independent law firm with respect to the substantive non-consolidation of Transferee and its constituent entities (partners, members or shareholders), which law firm and which opinion shall be satisfactory in all respects to (i) Lender, if a Securitization has not occurred, or (ii) Lender and the Rating Agencies, if a Securitization has occurred.

     A consent by Lender with respect to a transfer of the Properties in their entirety to, and the related assumption of the Loan by, a Transferee pursuant to this Section 5.2.11 shall not be construed to be a waiver of the right of Lender to consent to any subsequent transfer of any of the Properties. Except as otherwise specifically set forth herein, immediately upon a transfer of the Properties to Transferee and the satisfaction of all of the above requirements, the named Borrower herein and any then existing Guarantor shall be released from all liability under the Loan Documents accruing after such transfer and which are not the result of any act or omission of Borrower, Guarantor and/or any of its Affiliates.

     VI. INSURANCE; CASUALTY; CONDEMNATION; REQUIRED REPAIRS

     SECTION 6.1 Insurance.

     (a) Borrower shall obtain and maintain, or cause to be maintained, Policies for Borrower and the Properties providing at least the following coverages:

          (i) comprehensive all risk insurance without an exclusion for the peril of windstorm on the Improvements and the Personal Property, in each case (A) in an amount equal to 100% of the "Full Replacement Cost," which for purposes of this Agreement shall mean actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings) with a waiver of depreciation, (B) containing an agreed amount endorsement with respect to the Improvements and Personal Property waiving all co insurance provisions; (C) providing for no deductible in excess of $50,000; and (D) providing coverage for contingent liability from Operation of Building Laws, Demolition Costs and Increased Cost of Construction Endorsements together with an "Ordinance or Law Coverage" or "Enforcement" endorsement if any of the Improvements or the use of each Individual Property shall at any time constitute legal non-conforming structures or uses in an amount no less than $1,000,000.00 per occurrence. The Full Replacement Cost shall be redetermined from time to time (but not more frequently than once in any twenty-four (24) calendar months) at the request of Lender by an appraiser or contractor designated and paid by Borrower and approved by Lender, or by an engineer or appraiser in the regular employ of the insurer. After the first appraisal, additional appraisals may be based on construction cost indices customarily employed in the trade. No omission on the part of Lender to request any such ascertainment shall relieve Borrower of any of its obligations under this Subsection and subject to standard ISO limitations;

          (ii) commercial general liability insurance against claims for personal injury, bodily injury, death or property damage occurring upon, in or about each Individual Property, including "Dram Shop" or other liquor liability coverage if alcoholic beverages are sold from or may be consumed at the Individual Property, such insurance (A) to be on the so called "occurrence" form with a combined single limit, excluding umbrella coverage, of not less than $1,000,000.00 per occurrence and $2,000,000.00 in the aggregate; (B) to continue at not less than the aforesaid limit until required to be changed by Lender in writing by reason of changed economic conditions making such protection inadequate; and (C) to cover at least the following hazards: (1) premises and operations; (2) products and completed operations on an "if any" basis; (3) independent contractors;

     (4) blanket contractual liability for all written and oral contracts; and
     (5) contractual liability covering the indemnities contained in Article 10 of the Security Instruments to the extent the same is available;

          (iii) business income insurance for a period of twelve (12) months for the period of restoration (A) with loss payable to Lender; (B) covering all risks required to be covered by the insurance provided for in subsection
     (i) above; (C) containing an extended period of indemnity endorsement which provides that after the physical loss to the Improvements and Personal Property has been repaired, the continued loss of income will be insured until such income for the Property either returns to the same level it was at prior to the loss, or the expiration of twelve (12) months from the date that the applicable Individual Property is repaired or replaced and operations are resumed, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period; and (D) in an amount equal to one hundred percent (100%) of the projected gross income from each Individual Property for a period of twelve (12) months from the date that the applicable Individual Property is repaired or replaced and operations are resumed. The amount of such business income insurance shall be determined prior to the date hereof and at least once each year thereafter based on Borrower's reasonable estimate of the gross income from each Individual Property for a succeeding twelve (12) month period. All proceeds payable to Lender pursuant to this subsection shall be held by Lender, and shall be applied to the obligations secured by the Loan Documents from time to time due and payable hereunder and under the Note; provided, however, that nothing herein contained shall be deemed to relieve Borrower of its obligations to pay the obligations secured by the Loan Documents on the respective dates of payment provided for in the Note and the other Loan Documents except to the extent such amounts are actually paid out of the proceeds of such business income insurance;

          (iv) at all times during which structural construction, repairs or alterations are being made with respect to the Improvements (A) owner's contingent or protective liability insurance covering claims not covered by or under the terms or provisions of the insurance provided for in Section 6.l(a)(ii); and (B) the insurance provided for in Section 6.l(a)(i) shall be written in a so called builder's risk completed value form (1) on a non reporting basis, (2) against all risks insured against pursuant to Section 6.l(a)(i), (3) shall include permission to occupy each Individual Property, and (4) shall contain an agreed amount endorsement waiving co insurance provisions;

          (v) workers' compensation, subject to the statutory limits of the State in which each Individual Property is located, and employer's liability insurance with a limit of at least $2,000,000.00 per accident and per disease per employee, and $2,000,000.00 for disease aggregate in respect of any work or operations on or about each Individual Property, or in connection with such Individual Property or its operation (if applicable);

          (vi) comprehensive boiler and machinery insurance, if applicable, in amounts as shall be reasonably required by Lender on terms consistent with the commercial property insurance policy required under Section 6.l(a)(i);

          (vii) if any portion of the Improvements is at any time located in an area identified by the Secretary of Housing and Urban Development or any successor thereto as an area having special flood hazards pursuant to the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended, or any successor law (the "Flood Insurance Acts"), flood hazard insurance of the following types and in the following amounts (A) coverage under Policies issued pursuant to the Flood Insurance Acts (the "Flood Insurance Policies") in an amount equal to the maximum limit of coverage available for the applicable Individual Property under the Flood Insurance Acts, subject only to customary deductibles under such Policies and (B) coverage under supplemental private Policies in an amount, which when added to the coverage provided under the Flood Act Policies with respect to an Individual Property, is not less than the Allocated Loan Amount for such Individual Property, in an amount as determined by Lender;

          (viii) earthquake, and, if required by Lender, sinkhole and mine subsidence insurance in amounts equal to one times (lx) the probable maximum loss of each Individual Property as determined by Lender in its sole discretion and in form and substance satisfactory to Lender, provided that the insurance pursuant to this Section 6.1(a)(viii) hereof shall be on terms consistent with the all risk insurance policy required under Section 6.1(a)(i) hereof and provided further that the Borrower shall not be required to obtain, in the aggregate among all the Properties, earthquake coverage in an amount in excess of $15,000,000.00 per occurrence;

          (ix) umbrella liability insurance in an amount not less than FIFTY Million and No/100 Dollars ($50,000,000) per occurrence on terms consistent with the commercial general liability insurance policy required under
     Section 6.1(a)(ii) hereof;

          (x) motor vehicle liability coverage for all owned and non-owned vehicles, including rented and leased vehicles containing minimum limits per occurrence, including umbrella coverage, of ONE Million and No/100 Dollars ($1,000,000);

          (xi) (A) a blanket fidelity bond and (B) if applicable, professional liability insurance coverage, each insuring against losses resulting from dishonest or fraudulent acts committed by (1) Borrower's personnel; (2) any employees of outside firms that provide appraisal, legal, data processing or other services for Borrower or (3) temporary contract employees or student interns; and

          (xii) such other insurance and in such amounts as are required pursuant to the Franchise Agreement or as Lender from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for property similar to each Individual Property located in or around the region in which the each Individual Property is located.

     (b) All insurance provided for in Section 6.1(a) hereof shall be obtained under valid and enforceable policies (the "Policies" or in the singular, the "Policy"), in such forms and, from time to time after the date hereof, in such amounts as may be satisfactory to Lender, issued by financially sound and responsible insurance companies authorized to do business in the State in which each Individual Property is located and approved by Lender. The insurance companies must have a claims paying ability/financial strength rating of "A" or better by S&P (such insurer shall be referred to below as a "Qualified Insurer"); provided, however, with respect to Terrorism Insurance (defined below), such insurance company shall only be required to have a claims paying ability/financial strength rating of "BBB-" by S&P. Provided such coverage is commercially available, Borrower will be required to maintain insurance against terrorism, terrorist acts (including bio-terrorism) or similar acts of sabotage ("Terrorism Insurance") with coverage amounts of not less than an amount equal to the full insurable value of the Improvements and the Personal Property and twenty-four (24) months of business interruption/loss of rents insurance and commercial general liability (the "Terrorism Insurance Required Amount"). Notwithstanding the foregoing sentence, Borrower shall not be obligated to expend more than $300,000 in any fiscal year on Insurance Premiums for Terrorism Insurance (the "Terrorism Insurance Cap") and if the cost of the Terrorism Insurance Required Amount exceeds the Terrorism Insurance Cap, Borrower shall purchase the maximum amount of Terrorism Insurance available with funds equal to the Terrorism Insurance Cap. It is understood that the Policies (including any approved umbrella liability policies) providing the insurance required under Sections 6.1(a)(i) - (iii) shall include such Terrorism Insurance. Not less than thirty (30) days prior to the expiration dates of the Policies theretofore furnished to Lender pursuant to Section 6.1(a), Borrower shall deliver certified copies of the Policies marked "premium paid" or accompanied by evidence satisfactory to Lender of payment of the premiums due thereunder (the "Insurance Premiums").

     (c) Borrower shall not obtain (i) any umbrella or blanket liability or casualty Policy unless, in each case, such Policy is approved in advance in writing by Lender and Lender's interest is included therein as provided in this Agreement and such Policy is issued by a Qualified Insurer, or (ii) separate insurance concurrent in form or contributing in the event of loss with that required in Section 6.1(a) to be furnished by, or which may be reasonably required to be furnished by, Borrower. In the event Borrower obtains separate insurance or an umbrella or a blanket policy, Borrower shall notify Lender of the same and shall cause certified copies of each Policy to be delivered as required in Section 6.1(a). Any blanket insurance Policy shall specifically allocate to the Individual Property the amount of coverage from time to time required hereunder and shall otherwise provide the same protection as would a separate Policy insuring only the Individual Property in compliance with the provisions of Section 6.1(a). Notwithstanding Lender's approval of any umbrella or blanket liability or casualty Policy hereunder, Lender reserves the right, in its sole discretion, to require Borrower to obtain a separate Policy in compliance with this Section 6.1.

     (d) All Policies provided for or contemplated by Section 6.1(a) hereof, except for the Policy referenced in Section 6.1(a)(v), shall name Lender and Borrower as the insured or additional insured, as their respective interests may appear, and in the case of property damage, boiler and machinery, and flood insurance, shall contain a so called New York standard non-contributing mortgagee clause in favor of Lender providing that the loss thereunder shall be payable to Lender.

     (e) All Policies provided for in Section 6.1(a) hereof shall contain clauses or endorsements to the effect that:

          (i) no act or negligence of Borrower, or anyone acting for Borrower, or failure to comply with the provisions of any Policy which might otherwise result in a forfeiture of the insurance or any part thereof, shall in any way affect the validity or enforceability of the insurance insofar as Lender is concerned;

          (ii) the Policy shall not be materially changed (other than to increase the coverage provided thereby) or cancelled without at least 30 days' written notice to Lender and any other party named therein as an insured;

          (iii) each Policy shall provide that the issuers thereof shall give written notice to Lender if the Policy has not been renewed thirty (30) days prior to its expiration; and

          (iv) Lender shall not be liable for any Insurance Premiums thereon or subject to any assessments thereunder.

     (f) Borrower shall furnish to Lender, on or before thirty (30) days after the close of each of Borrower's fiscal years, a statement certified by Borrower or a duly authorized officer of Borrower of the amounts of insurance maintained in compliance herewith, of the risks covered by such insurance and of the insurance company or companies which carry such insurance and, if requested by Lender, verification of the adequacy of such insurance by an independent insurance broker or appraiser acceptable to Lender.

     (g) If at any time Lender is not in receipt of written evidence that all insurance required hereunder is in full force and effect, Lender shall have the right, without notice to Borrower to take such action as Lender deems necessary to protect its interest in the Properties, including, without limitation, the obtaining of such insurance coverage as Lender in its sole discretion deems appropriate, and all expenses incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower to Lender upon demand and until paid shall be secured by the Security Instruments and shall bear interest at the Default Rate.

     (h) In the event of a foreclosure of any of the Security Instruments, or other transfer of title to any Individual Property in extinguishment in whole or in part of the Debt all right, title and interest of Borrower in and to the Policies then in force and all proceeds payable thereunder shall thereupon vest in the purchaser at such foreclosure or Lender or other transferee in the event of such other transfer of title.

     SECTION 6.2 Casualty.

     If an Individual Property shall be damaged or destroyed, in whole or in part, by fire or other casualty (a "Casualty"), Borrower shall give prompt notice of such damage to Lender and shall promptly commence and diligently prosecute the completion of the Restoration of the Individual Property as nearly as possible to the condition the Individual Property was in immediately prior to such Casualty, with such alterations as may be reasonably approved by Lender and otherwise in accordance with Section 6.4 hereof; provided, however, the term "Casualty" shall not include immaterial harm or damage to an Individual Property which is the result of ordinary wear and tear or obsolescence, or incidents which are immaterial in scope or impact. Borrower shall pay all costs of such Restoration whether or not such costs are covered by insurance. Lender may, but shall not be obligated to make proof of loss if not made promptly by Borrower.

     SECTION 6.3 Condemnation.

     Borrower shall promptly give Lender notice of the actual or threatened commencement of any proceeding for the Condemnation of all or any part of any Individual Property and shall deliver to Lender copies of any and all papers served in connection with such proceedings. Lender may participate in any such proceedings, and Borrower shall from time to time deliver to Lender all instruments requested by it to permit such participation. Borrower shall, at its expense, diligently prosecute any such proceedings, and shall consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. Notwithstanding any taking by any public or quasi-public authority through Condemnation or otherwise (including, but not limited to, any transfer made in lieu of or in anticipation of the exercise of such taking), Borrower shall continue to pay the Debt at the time and in the manner provided for its payment in the Note and in this Agreement and the Debt shall not be reduced until any Award shall have been actually received and applied by Lender, after the deduction of expenses of collection, to the reduction or discharge of the Debt. Lender shall not be limited to the interest paid on the Award by the condemning authority but shall be entitled to receive out of the Award interest at the rate or rates provided herein or in the Note. If any Individual Property or any portion thereof is taken by a condemning authority, Borrower shall, promptly commence and diligently prosecute the Restoration of the applicable Individual Property (to the extent that such Restoration is physically possible or, if not physically possible, in such other manner acceptable to Lender in its reasonable discretion) and otherwise comply with the provisions of Section 6.4 hereof. If any Individual Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of the Award, Lender shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive the Award, or a portion thereof sufficient to pay the Debt.

     SECTION 6.4 Restoration.

     The following provisions shall apply in connection with the Restoration of the Properties:

     (a) If the Net Proceeds shall be less than One Million and 00/100 Dollars ($1,000,000.00) (on an aggregate basis for all of the Properties affected by a Casualty or Condemnation) and the costs of completing the Restoration shall be less than One Million and 00/100 Dollars ($1,000,000.00) (on an aggregate basis for all of the Properties affected by a Casualty or Condemnation), the Net Proceeds will be disbursed by Lender to Borrower upon receipt, provided that all of the conditions set forth in Section 6.4(b)(i) are met and Borrower delivers to Lender a written undertaking to expeditiously commence and to satisfactorily complete with due diligence the Restoration in accordance with the terms of this Agreement. Notwithstanding the foregoing, provided no Event of Default has occurred and is continuing, if the Net Proceeds shall be less than One Hundred Thousand and 00/100 Dollars ($100,000.00) and the costs of completing the Restoration shall in Lender's reasonable discretion be less than One Hundred Thousand and 00/100 Dollars ($100,000.00), the Net Proceeds will be disbursed by Lender to Borrower upon receipt.

     (b) If the Net Proceeds are equal to or greater than One Million and 00/100 Dollars ($1,000,000.00) (on an aggregate basis for all of the Properties affected by a Casualty or Condemnation) or the costs of completing the Restoration is equal to or greater than One Million and 00/100 Dollars ($1,000,000.00) (on an aggregate basis for all of the Properties affected by a Casualty or Condemnation), Lender shall make the Net Proceeds available for the Restoration in accordance with the provisions of this Section 6.4. The term "Net Proceeds" shall mean: (i) the net amount of all insurance proceeds received by Lender pursuant to Section 6.l(a)(i), (iv), (vi), (vii), (viii) and (ix) as a result of such damage or destruction, after deduction of its reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting same ("Insurance Proceeds"), or (ii) the net amount of the Award, after deduction of its reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting same ("Condemnation Proceeds"), whichever the case may be.

          (i) The Net Proceeds shall be made available to Borrower for Restoration provided that each of the following conditions are met:

               (A) no Default or Event of Default shall have occurred and be continuing;

               (B) (1) in the event the Net Proceeds are Insurance Proceeds, less than forty percent (40%) of the total floor area of the Improvements on the Properties has been damaged, destroyed or rendered unusable as a result of such Casualty or (2) in the event the Net Proceeds are Condemnation Proceeds, less than ten percent (10%) of the land constituting the Properties is taken, and such land is located along the perimeter or periphery of the Properties affected by such Condemnation, and no portion of the Improvements is located on such land;

               (C) [Reserved];

               (D) Borrower shall commence the Restoration as soon as reasonably practicable (but in no event later than thirty (30) days after such Casualty or Condemnation, whichever the case may be, occurs) and shall diligently pursue the same to satisfactory completion in compliance with all Applicable Laws, including, without limitation, all applicable Environmental Laws and in accordance with the terms and conditions of the Franchise Agreement;

               (E) Lender shall be satisfied that any operating deficits, including all scheduled payments of principal and interest under the Note, which will be incurred with respect to the Properties as a result of the occurrence of any such Casualty or Condemnation, whichever the case may be, will be covered out of (1) the Net Proceeds, (2) the insurance coverage referred to in Section 6.l(a)(iii) hereof, if applicable, or (3) by other funds of Borrower;

               (F) Lender shall be satisfied that the Restoration will be completed on or before the earliest to occur of (1) six (6) months prior to the Maturity Date, (2) six (6) months after the occurrence of such Casualty or Condemnation, or (3) the earliest date required for such completion under the terms of any Leases which are required in accordance with the provisions of this Section 6.4(b) to remain in effect subsequent to the occurrence of such Casualty or Condemnation and the completion of the Restoration, or (4) the date required for such completion pursuant to the Franchise Agreement, (5) such time as may be required under Applicable Law, in order to repair and restore the Properties affected by such Casualty or Condemnation to the condition it was in immediately prior to such Casualty or Condemnation or (6) the expiration of the insurance coverage referred to in Section 6.l(a)(iii) hereof;

               (G) the Properties affected by such Casualty or Condemnation and the use thereof after the Restoration will be in compliance with and permitted under all Applicable Laws;

               (H) Lender shall be satisfied that the debt service coverage ratio, as determined in its reasonable discretion, after the completion of the Restoration shall be equal to or greater than 1.50 to 1.00;

               (I) such Casualty or Condemnation, as applicable, does not result in the total loss of access to the Properties affected by such Casualty or Condemnation or the related Improvements;

               (J) Borrower shall deliver, or cause to be delivered, to Lender a signed detailed budget approved in writing by Borrower's architect or engineer stating the entire cost of completing the Restoration, which budget shall be acceptable to Lender;

               (K) the Net Proceeds together with any Cash or Cash equivalent deposited by Borrower with Lender are sufficient in Lender's discretion to cover the cost of the Restoration;

               (L) the Management Agreement in effect as of the date of the occurrence of such Casualty or Condemnation, whichever the case may be, shall (1) remain in full force and effect during the Restoration and shall not otherwise terminate as a result of the Casualty or Condemnation or the Restoration or (2) if terminated, shall have been replaced with a Replacement Management Agreement with a Qualified Manager, prior to the opening or reopening of the Properties affected by such Casualty or Condemnation or any portion thereof for business with the public; and

               (M) the Franchise Agreement is not terminated as a result of such casualty.

          (ii) The Net Proceeds shall be held by Lender in an interest-bearing account and, until disbursed in accordance with the provisions of this
     Section 6.4(b), shall constitute additional security for the Debt and other obligations under the Loan Documents. The Net Proceeds shall be disbursed by Lender to, or as directed by, Borrower from time to time during the course of the Restoration, upon receipt of evidence satisfactory to Lender that (A) all materials installed and work and labor performed (except to the extent that they are to be paid for out of the requested disbursement) in connection with the Restoration have been paid for in full, and (B) there exist no notices of pendency, stop orders, mechanic's or materialman's liens or notices of intention to file same, or any other Liens or encumbrances of any nature whatsoever on any of the Properties affected by a Casualty or Condemnation which have not either been fully bonded to the satisfaction of Lender and discharged of record or in the alternative fully insured to the satisfaction of Lender by the title company issuing the Title Insurance Policy.

          (iii) All plans and specifications required in connection with the Restoration, the cost of which is greater than $100,000.00, shall be subject to prior review and acceptance in all respects by Lender and by an independent consulting engineer selected by Lender (the "Casualty Consultant"). Lender shall have the use of the plans and specifications and all permits, licenses and approvals required or obtained in connection with the Restoration. The identity of the contractors, subcontractors and materialmen engaged in the Restoration, the cost of which is greater than $100,000.00, as well as the contracts under which they have been engaged, shall be subject to prior review and acceptance by Lender and the Casualty Consultant. All costs and expenses incurred by Lender in connection with making the Net Proceeds available for the Restoration including, without limitation, reasonable counsel fees and disbursements and the Casualty Consultant's fees, shall be paid by Borrower.

          (iv) In no event shall Lender be obligated to make disbursements of the Net Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration, as certified by the Casualty Consultant, minus the Casualty Retainage. The term "Casualty Retainage" shall mean an amount equal to ten percent (10%), of the costs actually incurred for work in place as part of the Restoration, as certified by the Casualty Consultant, until the Restoration has been completed. The Casualty Retainage shall in no event, and notwithstanding anything to the contrary set forth above in this Section 6.4(b), be less than the amount actually held back by Borrower from contractors, subcontractors and materialmen engaged in the Restoration. The Casualty Retainage shall not be released until the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 6.4(b) and that all approvals necessary for the re-occupancy and use of the Properties affected by such Casualty or Condemnation have been obtained from all appropriate Governmental Authorities, and Lender receives evidence satisfactory to Lender that the costs of the Restoration have been paid in full or will be paid in full out of the Casualty Retainage; provided, however, that Lender will release the portion of the Casualty Retainage being held with respect to any contractor, subcontractor or materialman engaged in the Restoration as of the date upon which the Casualty Consultant certifies to Lender that the contractor, subcontractor or materialman has satisfactorily completed all work and has supplied all materials in accordance with the provisions of the contractor's, subcontractor's or materialman's contract, the contractor, subcontractor or materialman delivers the lien waivers and evidence of payment in full of all sums due to the contractor, subcontractor or materialman as may be reasonably requested by Lender or by the title company issuing the Title Insurance Policy for the Properties affected by such Casualty or Condemnation, and Lender receives an endorsement to such Title Insurance Policy insuring the continued priority of the Lien of the related Security Instrument and evidence of payment of any premium payable for such endorsement. If required by Lender, the release of any such portion of the Casualty Retainage shall be approved by the surety company, if any, which has issued a payment or performance bond with respect to the contractor, subcontractor or materialman.

          (v) Lender shall not be obligated to make disbursements of the Net Proceeds more frequently than once every calendar month.

          (vi) If at any time the Net Proceeds or the undisbursed balance thereof shall not, in the opinion of Lender in consultation with the Casualty Consultant, if any, be sufficient to pay in full the balance of the costs which are estimated by the Casualty Consultant to be incurred in connection with the completion of the Restoration, Borrower shall deposit the deficiency (the "Net Proceeds Deficiency") with Lender before any further disbursement of the Net Proceeds shall be made. The Net Proceeds Deficiency deposited with Lender shall be held by Lender and shall be disbursed for costs actually incurred in connection with the Restoration on the same conditions applicable to the disbursement of the Net Proceeds, and until so disbursed pursuant to this Section 6.4(b) shall constitute additional security for the Debt and other obligations under the Loan Documents.

          (vii) The excess, if any, of the Net Proceeds and the remaining balance, if any, of the Net Proceeds Deficiency deposited with Lender after the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 6.4(b), and the receipt by Lender of evidence satisfactory to Lender that all costs incurred in connection with the Restoration have been paid in full, shall be remitted by Lender to Borrower, provided no Event of Default shall have occurred and shall be continuing under the Note, this Agreement or any of the other Loan Documents.

     (c) All Net Proceeds not required (i) to be made available for the Restoration or (ii) to be returned to Borrower as excess Net Proceeds pursuant to Section 6.4(b)(vii) may be retained and applied by Lender toward the payment of the Debt whether or not then due and payable in such order, priority and proportions as Lender in its sole discretion shall deem proper, or, at the discretion of Lender, the same may be paid, either in whole or in part, to Borrower for such purposes as Lender shall approve, in its discretion. If Lender shall receive and retain Net Proceeds, the Lien of the Security Instruments shall be reduced only by the amount thereof received and retained by Lender and actually applied by Lender in reduction of the Debt.

     VII. RESERVE FUNDS

     SECTION 7.1 Required Repair Funds.

     7.1.1 Deposits.

     On the Closing Date, Borrower shall deposit with Lender the amount for each Individual Property set forth on Schedule III hereto to perform the Required Repairs (defined below) for such Individual Property. Amounts so deposited with Lender shall be held by Lender in accordance with Section 7.7 hereof. Amounts so deposited shall hereinafter be referred to as Borrower's "Required Repair Fund." Borrower shall perform the repairs at the Properties, as more particularly set forth on Schedule III hereto (such repairs hereinafter referred to as "Required Repairs"). Borrower shall complete the Required Repairs within one (1) year of the date hereof (such date being the "Completion Date"). It shall be an Event of Default under this Agreement if (a) Borrower does not complete the Required Repairs at each Individual Property by the Completion Date, which Completion Date shall be extended in Lender's reasonable discretion upon written request by Borrower setting forth the reasons for any failure to meet the Completion Date, or (b) Borrower does not satisfy each condition contained in Section 7.1.2 hereof. Upon the occurrence of an Event of Default, Lender, at its option, may withdraw all Required Repair Funds from the Required Repair Account and Lender may apply such funds either to completion of the Required Repairs at one or more of the Properties or toward payment of the Debt in such order, proportion and priority as Lender may determine in its sole discretion. Lender's right to withdraw and apply Required Repair Funds shall be in addition to all other rights and remedies provided to Lender under this Agreement and the other Loan Documents.

     7.1.2 Release of Required Repair Funds.

     Lender shall disburse to Borrower the Required Repair Funds from the Required Repair Account from time to time upon satisfaction by Borrower of each of the following conditions: (a) Borrower shall submit a written request for payment to Lender at least thirty (30) days prior to the date on which Borrower requests such payment be made and specifies the Required Repairs to be paid, (b) on the date such request is received by Lender and on the date such payment is to be made, no Default or Event of Default shall exist and remain uncured, (c) Lender shall have received an Officers' Certificate (i) stating that all Required Repairs at the applicable Individual Property to be funded by the requested disbursement have been completed in good and workmanlike manner and, to the best of Borrower's knowledge, in accordance with all Legal Requirements and Environmental Laws, such certificate to be accompanied by a copy of any license, permit or other approval by any Governmental Authority required to commence and/or complete the Required Repairs, (ii) identifying each Person that supplied materials or labor in connection with the Required Repairs performed at such Individual Property with respect to the reimbursement to be funded by the requested disbursement, and (iii) stating that each such Person has been paid in full upon such disbursement, and for any Person supplying materials or labor in excess of Twenty-Five Thousand Dollars and 00/1000 ($25,000.00), such Officers' Certificate to be accompanied by lien waivers or other evidence of payment satisfactory to Lender, (d) in the case of Required Repairs greater than $100,000.00, at Lender's option, a title search for such Individual Property indicating that such Individual Property is free from all Liens, claims and other encumbrances not previously approved by Lender, and (e) Lender shall have received such other evidence as Lender shall reasonably request that the Required Repairs at such Individual Property to be funded by the requested disbursement have been completed and are paid for upon such disbursement to Borrower. Lender shall not be required to make disbursements from the Required Repair Account with respect to any Individual Property unless such requested disbursement is in an amount greater than $25,000 (or a lesser amount if the total amount in the Required Repair Account is less than $25,000, in which case only one disbursement of the amount remaining in the account shall be made). Lender shall not be obligated to make disbursements from the Required Repair Account with respect to an Individual Property in excess of the amount allocated for such Individual Property as set forth on Schedule

III hereof. Upon the earlier of (1) Borrower's completion of all Required Repairs to the satisfaction of Lender (provided Borrower has supplied Lender with evidence satisfactory to Lender of payment of all Required Repairs applicable to such Individual Property and, if requested by Lender, applicable waivers of liens and/or, in the case of Required Repairs greater than $100,000.00, a title search of the Property or an endorsement to the mortgagee's title insurance policy), (2) payment in full by Borrower of all sums evidenced by the Note and secured by the Security Instruments and release by Lender of the lien of the Security Instruments, or (3) release of such Individual Property in accordance with the provisions of Section 2.5 hereof, Lender shall disburse to Borrower all remaining Required Repair Funds allocated to such Individual Property as set forth on Schedule III provided that the funds remaining in the Required Repair Account after such disbursement shall be, in Lender's judgment, sufficient to complete any outstanding Required Repairs for the remaining Properties when required.

     SECTION 7.2 Tax and Insurance Escrow Fund.

     Borrower shall pay to Lender on each Payment Date (a) one-twelfth of the Taxes (the "Monthly Tax Deposit") that Lender estimates will be payable during the next ensuing twelve (12) months in order to accumulate with Lender sufficient funds to pay all such Taxes at least thirty (30) days prior to their respective due dates; and (b) one-twelfth of the Insurance Premiums (the "Monthly Insurance Premium Deposit") that Lender estimates will be payable for the renewal of the coverage afforded by the Policies upon the expiration thereof in order to accumulate with Lender sufficient funds to pay all such Insurance Premiums at least thirty (30) days prior to the expiration of the Policies (said amounts in (a) and (b) above hereinafter called the "Tax and Insurance Escrow Fund"). The Tax and Insurance Escrow Fund and the payments of interest or principal or both, payable pursuant to the Note and this Agreement, shall be added together and shall be paid as an aggregate sum by Borrower to Lender. Lender will apply the Tax and Insurance Escrow Fund to payments of Taxes and Insurance Premiums required to be made by Borrower pursuant to Sections 5.1.2 and 6.1 hereof, respectively. In making any payment relating to the Tax and Insurance Escrow Fund, Lender may do so according to any bill, statement or estimate procured from the appropriate public office (with respect to Taxes) or insurer or agent (with respect to Insurance Premiums), without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof. If the amount of the Tax and Insurance Escrow Fund shall exceed the amounts due for Taxes and Insurance Premiums pursuant to Sections 5.1.2 and 6.1 hereof, respectively, Lender shall, in its sole discretion, return any excess to Borrower or credit such excess against future payments to be made to the Tax and Insurance Escrow Fund. In allocating such excess, Lender may deal with the Person shown on the records of Lender to be the owner of the Properties. Any amount remaining in the Tax and Insurance Escrow Fund after the Debt has been paid in full shall be returned to Borrower. If at any time Lender reasonably determines that the Tax and Insurance Escrow Fund is not or will not be sufficient to pay Taxes and Insurance Premiums by the dates set forth in (a) and (b) above, Lender shall notify Borrower of such determination and Borrower shall increase its monthly payments to Lender by the amount that Lender estimates is sufficient to make up the deficiency at least thirty (30) days prior to delinquency of the Taxes and/or thirty (30) days prior to expiration of the Policies, as the case may be. In the event an Individual Property is released from the Lien of its related Security Instrument in accordance with Section 2.5 hereof, (a) any amount held in the Tax Account and the Insurance Premium Account and allocated for such Individual Property shall be returned to Borrower and (b) the Monthly Tax Deposit shall be reduced by the monthly deposit allocated for such Individual Property as set forth on Schedule VIII hereof.

     SECTION 7.3 Replacements and FF&E Reserve.

     7.3.1 FF&E Reserve Fund.

     Borrower shall pay to Lender on each Payment Date the FF&E Reserve Monthly Deposit for the replacement of FF&E and other replacements and repairs (which do not constitute routine repairs and maintenance), required to be made to the Properties during the calendar year (collectively, the "Replacements"). Amounts so deposited shall hereinafter be referred to as Borrower's "FF&E Reserve Fund".

     7.3.2 Disbursements from FF&E Reserve Account.

     (a) Lender shall make disbursements from the FF&E Reserve Account to reimburse Borrower only for the costs of the Replacements. Lender shall not be obligated to make disbursements from the FF&E Reserve Account to reimburse Borrower for the costs of routine maintenance to the Properties or for costs which are to be reimbursed from the Required Repair Fund.

     (b) Lender shall, upon written request from Borrower and satisfaction of the requirements set forth in this Section 7.3.2, disburse to Borrower amounts from the FF&E Reserve Account necessary to reimburse Borrower for the actual approved costs and Replacements upon completion of such Replacements (or, upon partial completion in the case of Replacements made pursuant to Section 7.3.2(e)) as determined by Lender. In no event shall Lender be obligated to disburse funds from the FF&E Reserve Account if a Default or an Event of Default exists.

     (c) Each request for disbursement from the FF&E Reserve Account shall be in a form specified or approved by Lender and shall specify (i) the specific Replacements for which the disbursement is requested, (ii) the quantity and price of each item purchased, if the Replacement includes the purchase or replacement of specific items, (iii) the price of all materials (grouped by type or category) used in any Replacement other than the purchase or replacement of specific items, and (iv) the cost of all contracted labor or other services applicable to each Replacement for which the disbursement is requested. With each request Borrower shall certify that, to the best of Borrower's knowledge, all Replacements have been made in accordance with all applicable Legal Requirements of any Governmental Authority having jurisdiction over the applicable Properties to which the Replacements are being provided. Each request for disbursement shall include copies of invoices for all items or materials purchased and all contracted labor or services provided and, unless Lender has agreed to issue joint checks as described below in connection with a particular Replacement, each request shall include evidence reasonably satisfactory to Lender of payment of all such amounts. Except as provided in Section 7.3.2(e), each request for disbursement from the FF&E Reserve Account shall be made only after completion of the Replacement for which disbursement is requested. Borrower shall provide Lender evidence of completion satisfactory to Lender in its reasonable judgment.

     (d) Borrower shall pay all invoices in connection with the Replacements with respect to each request for disbursement prior to submitting such request for disbursement from the FF&E Reserve Account or, at the request of Borrower, Lender will issue joint checks, payable to Borrower and the contractor, supplier, materialman, mechanic, subcontractor or other party to whom payment is due in connection with a Replacement. In the case of payments made by joint check, Lender may require a waiver of lien from each Person receiving payment prior to Lender's disbursement from the FF&E Reserve Account. In addition, as a condition to any disbursement, Lender may require Borrower to obtain lien waivers from each contractor, supplier, materialman, mechanic or subcontractor who receives payment in an amount equal to or greater than $25,000 for completion of its work or delivery of its materials. Any lien waiver delivered hereunder shall conform to the requirements of Applicable Law and shall cover all work performed and materials supplied (including equipment and fixtures) for the applicable Properties by that contractor, supplier, subcontractor, mechanic or materialman through the date covered by the current reimbursement request (or, in the event that payment to such contractor, supplier, subcontractor, mechanic or materialmen is to be made by a joint check, the release of lien shall be effective through the date covered by the previous release of funds request).

     (e) If the contractor performing such Replacement requires periodic payments pursuant to terms of a written contract (and if such contract is for work the cost of which exceeds $25,000.00 and Lender has approved in writing in advance such contract), a request for reimbursement from the FF&E Reserve Account may be made after completion of a portion of the work under such contract, provided (A) such contract requires payment upon completion of such portion of the work, (B) the materials for which the request is made are on site at the applicable Properties and are properly secured or have been installed in such Properties, (C) all other conditions in this Section 7.3 for disbursement have been satisfied, (D) funds remaining in the FF&E Reserve Account are, in Lender's judgment, sufficient to complete such Replacement and other Replacements when required, and (E) if required by Lender, each contractor or subcontractor receiving payments under such contract shall provide a waiver of lien with respect to amounts which have been paid to that contractor or subcontractor.

     (f) Borrower shall not make a request for disbursement from the FF&E Reserve Account more frequently than once in any calendar month and (except in connection with the final disbursement) the total cost of all Replacements in any request shall not be less than $25,000.

     7.3.3 Performance of Replacements.

     (a) Borrower shall make Replacements when required in order to keep each Individual Property in condition and repair consistent with other limited-service hotels of a similar class in the same market segment and under the same franchisor in the area in which the respective Individual Property is located, and to keep each Individual Property or any portion thereof from deteriorating. Borrower shall complete all Replacements in a good and workmanlike manner as soon as practicable following the commencement of making each such Replacement.

     (b) Lender reserves the right, at its option, to approve all contracts or work orders with materialmen, mechanics, suppliers, subcontractors, contractors or other parties providing labor or materials in connection with the Replacements costing, in the aggregate, in excess of $15,000 with respect to each Individual Property. Upon Lender's request, Borrower shall assign any contract or subcontract to Lender.

     (c) In the event Lender determines in its reasonable discretion that any Replacement is not being performed in a workmanlike or timely manner or that any Replacement has not been completed in a workmanlike or timely manner, Lender shall have the option to withhold disbursement for such unsatisfactory Replacement and to proceed under existing contracts or to contract with third parties to complete such Replacement and to apply the FF&E Reserve Fund toward the labor and materials necessary to complete such Replacement, without providing any prior notice to Borrower and to exercise any and all other remedies available to Lender upon an Event of Default hereunder.

     (d) In order to facilitate Lender's completion or making of the Replacements only as pursuant to Section 7.3.3(c) above or as otherwise set forth in the Loan Documents, Borrower grants Lender the right to enter onto any Individual Property and perform any and all work and labor necessary to complete or make the Replacements and/or employ watchmen to protect such Individual Property from damage. All sums so expended by Lender, to the extent not from the FF&E Reserve Fund, shall be deemed to have been advanced under the Loan to Borrower and secured by the Security Instruments. For this purpose, Borrower constitutes and appoints Lender its true and lawful attorney-in-fact with full power of substitution to complete or undertake the Replacements in the name of Borrower as allowed pursuant to this Section 7.3.3. Such power of attorney shall be deemed to be a power coupled with an interest and cannot be revoked. Borrower empowers said attorney-in-fact as follows, but only pursuant to this Section 7.3.3: (i) to use any funds in the FF&E Reserve Account for the purpose of making or completing the Replacements; (ii) to make such additions, changes and corrections to the Replacements as shall be necessary or desirable to complete the Replacements; (iii) to employ such contractors, subcontractors, agents, architects and inspectors as shall be required for such purposes; (iv) to pay, settle or compromise all existing bills and claims which are or may become Liens against any Individual Property, or as may be necessary or desirable for the completion of the Replacements, or for clearance of title; (v) to execute all applications and certificates in the name of Borrower which may be required by any of the contract documents; (vi) to prosecute and defend all actions or proceedings in connection with any Individual Property or the rehabilitation and repair of any Individual Property; and (vii) to do any and every act which Borrower might do in its own behalf to fulfill the terms of this Agreement.

     (e) Nothing in this Section 7.3.3 shall: (i) make Lender responsible for making or completing the Replacements; (ii) require Lender to expend funds in addition to the FF&E Reserve Fund to make or complete any Replacement; (iii) obligate Lender to proceed with the Replacements; or (iv) obligate Lender to demand from Borrower additional sums to make or complete any Replacement.

     (f) Borrower shall permit Lender and Lender's agents and representatives (including, without limitation, Lender's engineer, architect, or inspector) or third parties making Replacements pursuant to this Section 7.3.3 to enter onto each Individual Property during normal business hours (subject to the rights of tenants under their Leases) to inspect the progress of any Replacements and all materials being used in connection therewith, to examine all plans and shop drawings relating to such Replacements which are or may be kept at each Individual Property, and to complete any Replacements made pursuant to this
Section 7.3.3. Borrower shall cause all contractors and subcontractors to cooperate with Lender or Lender's representatives or such other persons described above in connection with inspections described in this Section 7.3.3(f) or the completion of Replacements pursuant to this Section 7.3.3.

     (g) Lender may require an inspection of an Individual Property at Borrower's expense prior to making a monthly disbursement from the FF&E Reserve Account, with respect to each Individual Property, in order to verify completion of the Replacements for which reimbursement in excess of $100,000.00 is sought. Lender may require that such inspection be conducted by an appropriate independent qualified professional selected by Lender and/or may require a copy of a certificate of completion by an independent qualified professional acceptable to Lender prior to the disbursement of any amounts from the FF&E Reserve Account. Borrower shall pay the reasonable expense of the inspection as required hereunder, whether such inspection is conducted by Lender or by an independent qualified professional.

     (h) The Replacements and all materials, equipment, fixtures, or any other item comprising a part of any Replacement shall be constructed, installed or completed, as applicable, free and clear of all mechanic's, materialmen's or other Liens.

     (i) Before each disbursement from the FF&E Reserve Account in excess of $100,000.00 with respect to each Individual Property, Lender may require Borrower to provide Lender with a search of title to the applicable Individual Property effective to the date of the disbursement, which search shows that no mechanic's or materialmen's Liens or other Liens of any nature have been placed against the applicable Individual Property since the date of recordation of the related Security Instrument and that title to such Individual Property is free and clear of all Liens (other than the Lien of the related Security Instrument and other Permitted Encumbrances.

     (j) All Replacements shall comply with all applicable Legal Requirements of all Governmental Authorities having jurisdiction over the applicable Properties and applicable insurance requirements including, without limitation, applicable building codes, special use permits, environmental regulations, and requirements of insurance underwriters.

     (k) In addition to any insurance required under the Loan Documents, Borrower shall provide or cause to be provided workmen's compensation insurance, builder's risk, and public liability insurance and other insurance to the extent required under Applicable Law in connection with a particular Replacement. All such policies shall be in form and amount reasonably satisfactory to Lender. All such policies which can be endorsed with standard mortgagee clauses making loss payable to Lender or its assigns shall be so endorsed. Certified copies of such policies shall be delivered to Lender

     7.3.4 Failure to Make Replacements.

     (a) It shall be an Event of Default under this Agreement if Borrower fails to comply with any provision of this Section 7.3 and such failure is not cured within thirty (30) days after notice from Lender. Upon the occurrence of an Event of Default, Lender may use the FF&E

Reserve Fund (or any portion thereof) for any purpose, including but not limited to completion of the Replacements as provided in Sections 7.3.3(c) and 7.3.3(d), or for any other repair or replacement to any Individual Property or toward payment of the Debt in such order, proportion and priority as Lender may determine in its sole discretion. Lender's right to withdraw and apply the FF&E Reserve Funds shall be in addition to all other rights and remedies provided to Lender under this Agreement and the other Loan Documents.

     (b) Nothing in this Agreement shall obligate Lender to apply all or any portion of the FF&E Reserve Fund on account of an Event of Default to payment of the Debt or in any specific order or priority.

     7.3.5 Balance in the FF&E Reserve Account.

     The insufficiency of any balance in the FF&E Reserve Account shall not relieve Borrower from its obligation to fulfill all preservation and maintenance covenants in the Loan Documents.

     SECTION 7.4 PIP Reserve Funds.

     7.4.1 Deposits.

     If at any time in the future the terms of any Franchise Agreement or any property improvement plan or management action plan relating thereto shall require any new additional repairs to be done to any of the Properties, Borrower shall promptly deposit with Lender an amount equal to one hundred twenty-five percent (125%) of the estimated cost for the completion of such additional repairs (without duplication of any amounts previously deposited in the FF&E Reserve Account that were intended by Lender to be reserved for such additional repairs), as reasonably determined by Lender. Amounts so deposited with Lender shall be held by Lender in accordance with Section 7.7 hereof. Amounts so deposited shall hereinafter be referred to as Borrower's "PIP Reserve Fund." Borrower shall perform such repairs that may in the future be set forth in any Franchise Agreement or any property improvement plan or management action plan relating thereto (such repairs hereinafter referred to as "PIP Repairs"). Borrower shall complete the PIP Repairs on or before the date required for completion of such PIP Repair in such Franchise Agreement or plan (such date, in each case, being the "PIP Completion Date"). It shall be an Event of Default under this Agreement if (a) Borrower does not complete the PIP Repairs at each Individual Property by the PIP Completion Date, or (b) Borrower does not satisfy each condition contained in Section 7.1.2 hereof. Upon the occurrence of an Event of Default, Lender, at its option, may withdraw all PIP Reserve Funds from the PIP Reserve Account and Lender may apply such funds either to completion of the PIP Repairs at one or more of the Properties or toward payment of the Debt in such order, proportion and priority as Lender may determine in its sole discretion. Lender's right to withdraw and apply PIP Reserve Funds shall be in addition to all other rights and remedies provided to Lender under this Agreement and the other Loan Documents.

     7.4.2 Release of PIP Reserve Funds.

     Lender shall disburse to Borrower the PIP Reserve Funds from the PIP Reserve Account from time to time upon satisfaction by Borrower of each of the following conditions: (a)

Borrower shall submit a written request for payment to Lender at least thirty
(30) days prior to the date on which Borrower requests such payment be made and specifies the PIP Repairs to be paid, (b) on the date such request is received by Lender and on the date such payment is to be made, no Default or Event of Default shall exist and remain uncured, (c) Lender shall have received an Officers' Certificate (i) stating that all PIP Repairs at the applicable Individual Property to be funded by the requested disbursement have been completed in good and workmanlike manner and, to the best of Borrower's knowledge, in accordance with all Legal Requirements and Environmental Laws, such certificate to be accompanied by a copy of any license, permit or other approval by any Governmental Authority required to commence and/or complete the PIP Repairs, (ii) identifying each Person that supplied materials or labor in connection with the PIP Repairs performed at such Individual Property with respect to the reimbursement to be funded by the requested disbursement, and
(iii) stating that each such Person has been paid in full upon such disbursement, such Officers' Certificate to be accompanied by lien waivers, for disbursements for materials or labor in excess of $25,000.00, or other evidence of payment reasonably satisfactory to Lender and (iv) stating that all PIP Repairs at the applicable Individual Property to be funded by the requested disbursement have been completed in accordance with any Franchise Agreement or any property improvement plan or management action plan relating thereto, (d) at Lender's option, a title search for such Individual Property indicating that such Individual Property is free from all Liens, claims and other encumbrances not previously approved by Lender, and (e) Lender shall have received such other evidence as Lender shall reasonably request that the PIP Repairs at such Individual Property to be funded by the requested disbursement have been completed and are paid for upon such disbursement to Borrower. Lender shall not be required to make disbursements from the PIP Reserve Account with respect to any Individual Property unless such requested disbursement is in an amount greater than $25,000 (or a lesser amount if the total amount in the PIP Reserve Account is less than $25,000, in which case only one disbursement of the amount remaining in the account shall be made). Lender shall not be obligated to make disbursements from the PIP Reserve Account with respect to an Individual Property in excess of the amount allocated for such Individual Property in any Franchise Agreement or any property improvement plan or management action plan relating thereto. Upon the earlier of (1) Borrower's completion of all PIP Repairs to the satisfaction of Lender (provided Borrower has supplied Lender with evidence satisfactory to Lender of payment of all PIP Repairs applicable to such Individual Property and, if requested by Lender, waivers of liens and/or, in the case of PIP Repairs greater than $100,000.00, a title search of the Property or an endorsement to the mortgagee's title insurance policy), (2) payment in full by Borrower of all sums evidenced by the Note and secured by the Security Instruments and release by Lender of the lien of the Security Instruments, or (3) release of such Individual Property in accordance with the provisions of Section 2.5 hereof, Lender shall disburse to Borrower all remaining PIP Reserve Funds allocated to such Individual Property as set forth in the applicable Franchise Agreement, property improvement plan or management plan, provided that the funds remaining in the PIP Reserve Account after such disbursement shall be, in Lender's judgment, sufficient to complete any outstanding PIP Repairs for the remaining Properties when required.

     SECTION 7.5 [Reserved]

     SECTION 7.6 Low DSCR Reserve.

     7.6.1 Low DSCR Reserve Fund.

     During a Low DSCR Period, Borrower shall deposit, or cause to be deposited, on each Payment Date, all Excess Cash into the Low DSCR Reserve Account. Amounts so deposited shall hereinafter be referred to as the "Low DSCR Reserve Funds".

     7.6.2 Disbursements from Low DSCR Reserve Account.

     Lender shall disburse to Borrower amounts from the Low DSCR Reserve in accordance with Section 3.15. Upon the occurrence of a Low DSCR Termination Event as determined in Lender's discretion, Lender shall promptly notify Lockbox Bank that all amounts remaining in the Low DSCR Reserve Account, if any, shall be promptly disbursed to Borrower.

     SECTION 7.7 Reserve Funds, Generally.

     (a) Borrower grants to Lender a first-priority perfected security interest in each of the Reserve Funds and the related Accounts and any and all monies now or hereafter deposited in each Reserve Fund and related Account as additional security for payment of the Debt. Until expended or applied in accordance herewith, the Reserve Funds and the related Accounts shall constitute additional security for the Debt.

     (b) Upon the occurrence of an Event of Default, Lender may, in addition to any and all other rights and remedies available to Lender, apply any sums then present in any or all of the Reserve Funds to the payment of the Debt in any order in its sole discretion.

     (c) The Reserve Funds shall not constitute trust funds and may be commingled with other monies held by Lender.

     (d) The Reserve Funds shall be held in interest bearing accounts and all earnings or interest on a Reserve Fund shall be added to and become a part of such Reserve Fund and shall be disbursed in the same manner as other monies deposited in such Reserve Fund.

     (e) Borrower shall not, without obtaining the prior written consent of Lender, further pledge, assign or grant any security interest in any Reserve Fund or related Account or the monies deposited therein or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC-1 Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto.

     (f) Borrower shall indemnify Lender and hold Lender harmless from and against any and all actions, suits, claims, demands, liabilities, losses, damages, obligations and costs and expenses (including litigation costs and reasonable attorneys fees and expenses) arising from or in any way connected with the Reserve Funds or the related Accounts or the performance of the obligations for which the Reserve Funds or the related Accounts were established, except to the extent arising from the gross negligence or willful misconduct of Lender, its agents or employees. Borrower shall assign to Lender all rights and claims Borrower may have against all Persons supplying labor, materials or other services which are to be paid from or secured by the Reserve Funds or the related Accounts; provided, however, that Lender may not pursue any such right or claim unless an Event of Default has occurred and remains uncured.

     VIII. DEFAULTS

     SECTION 8.1 Event of Default.

     (a) Each of the following events shall constitute an event of default hereunder (an "Event of Default"):

          (i) if any portion of the Debt (other than the Debt due on the Maturity Date) is not paid on or prior to the date which is five (5) days after the date the same was due and payable;

          (ii) if any of the Taxes or Other Charges are not paid on or before the date when the same are due and payable unless there is sufficient money in the Tax and Insurance Reserve Account for payment of amounts then due and payable and Lender's access to such money has not been constrained or restricted in any manner due to any circumstance or event which is caused by or otherwise relates to any actions or omissions of Borrower or its Affiliates (including, without limitation, as a result of (x) any proceeding brought under any Creditors Rights Law concerning or, relating to Borrower or any of its Affiliates or (y) any other litigation or proceeding of any Tribunal concerning or relating to Borrower or any of its Affiliates);

          (iii) if the Policies are not kept in full force and effect or if certified copies of the Policies are not delivered to Lender on request;

          (iv) if Borrower transfers or encumbers any portion of any of the Properties in violation of the provisions of Section 5.2.10 hereof or
     Article 7 of the Security Instruments;

          (v) if any representation or warranty made by Borrower, Principal or Guarantor herein or in any other Loan Document, or in any report, certificate, financial statement or other instrument, agreement or document furnished to Lender shall have been false or misleading in any material respect as of the date the representation or warranty was made;

          (vi) if Borrower, Principal, Guarantor or any other guarantor under any guaranty issued in connection with the Loan shall make an assignment for the benefit of creditors;

          (vii) if a receiver, liquidator or trustee shall be appointed for Borrower, Principal, Guarantor or any other guarantor under any guarantee issued in connection with the Loan or if Borrower, Principal, Guarantor or such other guarantor shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to the Bankruptcy Code, or any similar federal or State law, shall be filed by or against, consented to, or acquiesced in by, Borrower, Principal, Guarantor or such other guarantor, or if any proceeding for the dissolution or liquidation of Borrower, Principal, Guarantor or such other guarantor shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Borrower, Principal, Guarantor or such other guarantor, upon the same not being discharged, stayed or dismissed within sixty (60) days;

          (viii) if Borrower attempts to assign its rights under this Agreement or any of the other Loan Documents or any interest herein or therein in contravention of the Loan Documents;

          (ix) if Borrower breaches any of its respective negative covenants contained in Section 5.2 hereof;

          (x) if Borrower violates or does not comply with any of the provisions of Section 5.1.17 hereof;

          (xi) if a default has occurred and continues beyond any applicable cure period under the Management Agreement (or any Replacement Management Agreement) if such default permits the Manager thereunder to terminate or cancel the Management Agreement (or any Replacement Management Agreement);

          (xii) if Borrower or Principal violates or does not comply with any of the provisions of Section 4.1.35 hereof;

          (xiii) if any Individual Property becomes subject to any mechanic's, materialman's or other Lien other than a Lien for local real estate taxes and assessments not then due and payable and the Lien shall remain undischarged of record (by payment, bonding or otherwise) for a period of thirty (30) days;

          (xiv) if any federal tax Lien or state or local income tax Lien is filed against Borrower, Principal, Guarantor or any Individual Property and same is not discharged of record within thirty (30) days after same is filed;

          (xv) (A) Borrower fails to timely provide Lender with the written certification and evidence referred to in Section 5.2.8 hereof, (B) Borrower is a Plan or its assets constitute Plan Asset; or (C) Borrower consummates a transaction which would cause the Security Instruments or Lender's exercise of its rights under the Security Instruments, the Note, this Agreement or the other Loan Documents to constitute a nonexempt prohibited transaction under ERISA or result in a violation of a State statute regulating governmental plans, subjecting Lender to liability for a violation of ERISA, the Code, a State statute or other similar law;

          (xvi) if Borrower shall fail to deliver to Lender, within ten (10) days after request by Lender, the estoppel certificates required pursuant to the terms of Section 5.1.13(a) hereof;

          (xvii) if any default occurs under any guaranty or indemnity executed in connection herewith (including, without limitation, the Guaranty and the Environmental Indemnity) and such default continues after the expiration of applicable grace periods, if any;

          (xviii) if Borrower shall be in default beyond applicable notice and grace periods under any other mortgage, deed of trust, deed to secure debt or other security agreement covering any part of any Individual Property whether it be superior or junior in lien to the related Security Instrument;

          (xix) with respect to any term, covenant or provision set forth herein which specifically contains a notice requirement or grace period, if Borrower shall be in default under such term, covenant or condition after the giving of such notice or the expiration of such grace period;

          (xx) if Borrower does not comply with any of the provisions of Section 5.1.23(b);

          (xxi) [Reserved]

          (xxii) if any of the assumptions contained in the Insolvency Opinion, or in any other "non-consolidation" opinion delivered to Lender in connection with the Loan, or in any other "non-consolidation" delivered subsequent to the closing of the Loan, is or shall become untrue in any material respect;

          (xxiii) if a default has occurred and continues beyond any applicable cure period under the Franchise Agreement, and such default permits a party to terminate or cancel the Franchise Agreement;

          (xxiv) if Borrower ceases to operate a hotel on any Individual Property or terminates such business for any reason whatsoever (other than temporary cessation in connection with any renovations to an Individual Property or restoration of the Individual Property after Casualty or Condemnation);

          (xxv) if Borrower terminates or cancels any Franchise Agreement or operates any Individual Property under the name of any hotel chain or system other than that set forth next to each applicable Individual Property on Schedule VII hereto, without Lender's prior written consent;

          (xxvi) if there shall be a default under the Security Instruments or any of the other Loan Documents beyond any applicable notice and cure periods contained in such documents, whether as to Borrower or any Individual Property, or if any other such event shall occur or condition shall exist, if the effect of such event or condition is to accelerate the maturity of any portion of the Debt or to permit Lender to accelerate the maturity of all or any portion of the Debt; or

          (xxvii) if Borrower shall continue to be in Default under any of the other terms, covenants or conditions of this Agreement not specified in subsections (i) to (xxvi) above, for ten (10) days after notice to Borrower from Lender, in the case of any Default which can be cured by the payment of a sum of money, or for thirty (30) days after notice from Lender in the case of any other Default; provided, however, that if such non-monetary Default is susceptible of cure but cannot reasonably be cured within such thirty (30) day period and provided further that Borrower shall have commenced to cure such Default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for such time as is reasonably necessary for Borrower in the exercise of due diligence to cure such Default, such additional period not to exceed sixty (60) days.

     (b) Upon the occurrence of an Event of Default (other than an Event of Default described in clauses (vi) or (vii) above) and at any time thereafter, in addition to any other rights or remedies available to it pursuant to this Agreement and the other Loan Documents or at law or in equity, Lender may take such action, without notice or demand, that Lender deems advisable to protect and enforce its rights against Borrower and in and to all or any Individual Property, including, without limitation, declaring the Debt to be immediately due and payable, and Lender may enforce or avail itself of any or all rights or remedies provided in the Loan Documents against Borrower and any or all of the Properties, including, without limitation, all rights or remedies available at law or in equity; and upon any Event of Default described in clauses (vi) or
(vii) above, the Debt and all other obligations of Borrower hereunder and under the other Loan Documents shall immediately and automatically become due and payable, without notice or demand, and Borrower hereby expressly waives any such notice or demand, anything contained herein or in any other Loan Document to the contrary notwithstanding.

     SECTION 8.2 Remedies.

     (a) Upon the occurrence of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower under this Agreement or any of the other Loan Documents executed and delivered by, or applicable to, Borrower or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Debt shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to all or any part of any Individual Property or any other Collateral. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by Applicable Law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by Applicable Law, equity or contract or as set forth herein or in the other Loan Documents. Without limiting the generality of the foregoing, Borrower agrees that if an Event of Default is continuing (i) Lender is not subject to any "one action" or "election of remedies" law or rule, and (ii) all Liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies against the Properties and the other Collateral and each Security Instrument has been foreclosed, sold and/or otherwise realized upon in satisfaction of the Debt or the Debt has been paid in full.

     (b) With respect to Borrower and the Properties, nothing contained herein or in any other Loan Document shall be construed as requiring Lender to resort to any Individual Property or Collateral for the satisfaction of any of the Debt in preference or priority to any other Individual Property or Collateral, and Lender may seek satisfaction out of all of the Properties or any other Collateral or any part thereof, in its absolute discretion in respect of the Debt. In addition, Lender shall have the right from time to time to partially foreclose the Security Instruments in any manner and for any amounts secured by the Security Instruments then due and payable as determined by Lender in its sole discretion including, without limitation, the following circumstances: (i) in the event Borrower defaults beyond any applicable grace period in the payment of one or more scheduled payments of principal and interest, Lender may foreclose one or more of the Security Instruments to recover such delinquent payments, or (ii) in the event Lender elects to accelerate less than the entire outstanding principal balance of the Loan, Lender may foreclose one or more of the Security Instruments to recover so much of the principal balance of the Loan as Lender may accelerate and such other sums secured by one or more of the Security Instruments as Lender may elect. Notwithstanding one or more partial foreclosures, the Properties shall remain subject to the Security Instruments to secure payment of sums secured by the Security Instruments and not previously recovered.

     (c) Lender shall have the right, from time to time, to sever the Note and the other Loan Documents into one or more separate notes, mortgages and other security documents (the "Severed Loan Documents") in such denominations as Lender shall determine in its sole discretion for purposes of evidencing and enforcing its rights and remedies provided hereunder. Borrower shall execute and deliver to Lender from time to time, promptly after the request of Lender, a severance agreement and such other documents as Lender shall request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Lender. Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect the aforesaid severance, Borrower ratifying all that its said attorney shall do by virtue thereof; provided, however, Lender shall not make or execute any such documents under such power until three (3) days after notice has been given to Borrower by Lender of Lender's intent to exercise its rights under such power. The Severed Loan Documents shall not contain any representations, warranties or covenants not contained in the Loan Documents and any such representations and warranties contained in the Severed Loan Documents will be given by Borrower only as of the Closing Date.

     SECTION 8.3 Remedies Cumulative; Waivers.

     The rights, powers and remedies of Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against Borrower pursuant to this Agreement or the other Loan Documents, or existing at law or in equity or otherwise. Lender's rights, powers and remedies may be pursued singularly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender's sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one or more Defaults or Events of Default with respect to Borrower shall not be construed to be a waiver of any subsequent Default or Event of Default by Borrower or to impair any remedy, right or power consequent thereon.

     IX. SPECIAL PROVISIONS

     SECTION 9.1 Sale of Notes and Securitization

     Lender may, at any time, sell, transfer or assign the Note, this Agreement, the Security Instruments and the other Loan Documents, and any or all servicing rights with respect thereto, or grant participations therein or issue mortgage pass-through certificates or other securities (the "Securities") evidencing a beneficial interest in a rated or unrated public offering or private placement (a "Securitization"). At the request of the holder of the Note and, to the extent not already required to be provided by Borrower under this Agreement, Borrower and Sponsor at Lender's expense (other than with respect to Borrower's and Sponsor's legal fees and expenses), shall satisfy the market standards to which the holder of the Note customarily adheres or which may be reasonably required in the marketplace or by the Rating Agencies in connection with a Securitization or the sale of the Note or the participations or Securities, including, without limitation, to:

     (a) (i) provide such financial and other information with respect to the Properties, Borrower, Sponsor, Guarantor, and Manager, (ii) provide budgets relating to the Properties and (iii) to perform or permit or cause to be performed or permitted such site inspection, appraisals, market studies, environmental reviews and reports (Phase I's and, if appropriate, Phase II's), engineering reports and other due diligence investigations of the Properties, as may be reasonably requested by the holder of the Note or the Rating Agencies or as may be necessary or appropriate in connection with the Securitization (the "Provided Information"), together, if customary, with appropriate verification and/or consents of the Provided Information through letters of auditors or opinions of counsel of independent attorneys acceptable to Lender and the Rating Agencies;

     (b) if required by the Rating Agencies, deliver (i) a revised Insolvency Opinion, (ii) revised opinions of counsel as to due execution and enforceability with respect to the Properties, Borrower, Guarantor, Principal and their respective Affiliates and the Loan Documents, and (iii) revised organizational documents for Borrower, Guarantor, and Principal and their respective Affiliates (including, without limitation, such revisions as are necessary to comply with the provisions of Section 4.1.35 hereof), which counsel, opinions and organizational documents shall be satisfactory to Lender and the Rating Agencies;

     (c) if required by the Rating Agencies, deliver such additional tenant estoppel letters, subordination agreements or other agreements from parties to agreements that affect the Properties, which estoppel letters, subordination agreements or other agreements shall be satisfactory to Lender and the Rating Agencies.

     (d) execute such amendments to the Loan Documents and organizational documents as may be requested by the holder of the Note or the Rating Agencies or otherwise to effect the Securitization; provided, however, that Borrower shall not be required to modify or amend any Loan Document if such modification or amendment would (except for modifications and amendments required to be made pursuant to Section (e) below,) (i) change the interest rate, the stated maturity or the amortization of principal set forth in the Note, or (ii) modify or amend any other material term of the Loan.

     (e) if Lender elects, in its sole discretion, prior to or upon a Securitization, to split the Loan into two or more parts, or the Note into multiple component notes or tranches which may have different interest rates, amortization payments, principal amounts and maturities, Borrower and Sponsor agree to cooperate with Lender in connection with the foregoing and to execute the required modifications and amendments to the Note, this Agreement and the Loan Documents and to provide opinions necessary to effectuate the same. Such Notes or components may be assigned different interest rates, so long as the initial weighted average of such interest rates does not exceed the Applicable Interest Rate;

     (f) [Reserved]

     (g) make such representations and warranties as of the closing date of the Securitization with respect to the Properties, Borrower, Sponsor, Guarantor and the Loan Documents as are customarily provided in securitization transactions and as may be reasonably requested by the holder of the Note or the Rating Agencies and consistent with the facts covered by such representations and warranties as they exist on the date thereof, including the representations and warranties made in the Loan Documents; and

     All reasonable third party costs and expenses incurred by Lender or Borrower or Sponsor (other than Borrower's and Sponsor's legal fees and expenses) in connection with Borrower's or Sponsor's complying with requests made under this Section 9.1 shall be paid by Lender.

     SECTION 9.2 [Reserved].

     SECTION 9.3 [Reserved].

     SECTION 9.4 Exculpation.

     (a) Except as otherwise provided herein, in the Security Instruments or in the other Loan Documents, Lender shall not enforce the liability and obligation of Borrower to perform and observe the obligations contained in this Agreement, the Note or the Security Instruments by any action or proceeding wherein a money judgment shall be sought against Borrower, except that Lender may bring a foreclosure action, action for specific performance or other appropriate action or proceeding to enable Lender to enforce and realize upon this Agreement, the Note, the Security Instruments, the other Loan Documents, and the interest in the Properties, the Rents and any other collateral given to Lender created by this Agreement, the Note, the Security Instruments and the other Loan Documents; provided, however, that any judgment in any such action or proceeding shall be enforceable against Borrower only to the extent of Borrower's interest in the Properties, in the Rents and in any other collateral given to Lender. Lender, by accepting this Agreement, the Note and the Security Instruments, agrees that it shall not, except as otherwise provided herein or in the Security Instruments, sue for, seek or demand any deficiency judgment against Borrower in any such action or proceeding, under or by reason of or under or in connection with this Agreement, the Note, the Security Instruments or the other Loan Documents. The provisions of this Section shall not, however, (i) constitute a waiver, release or impairment of any obligation evidenced or secured by this Agreement, the Note, the Security Instruments or the other Loan Documents; (ii) impair the right of Lender to name Borrower as a party defendant in any action or suit for judicial foreclosure and sale under the Security Instruments; (iii) affect the validity or enforceability of any indemnity (including, without limitation, the Environmental Indemnity), guaranty (including, without limitation, the Guaranty), master lease or similar instrument made in connection with this Agreement, the Note, the Security Instruments, or the other Loan Documents; (iv) impair the right of Lender to obtain the appointment of a receiver; (v) impair the enforcement of the Assignment of Leases; (vi) impair the right of Lender to enforce the provisions of Section 10.2 of the Security Instruments or Sections 4.1.8, 4.1.28, 5.1.9 and 5.2.8 hereof; or (vii) impair the right of Lender to obtain a deficiency judgment or other judgment on the Note against Borrower if necessary to (A) preserve or enforce its rights and remedies against any Individual Property or (B) obtain any Insurance Proceeds or Awards to which Lender would otherwise be entitled under the terms of this Agreement or the Security Instruments; provided however, Lender shall only enforce such judgment to the extent of the Insurance Proceeds and/or Awards.

     (b) Notwithstanding the provisions of this Section 9.4 to the contrary, Borrower shall be personally liable to Lender for the Losses it incurs due to:
(i) fraud or intentional misrepresentation in connection with the execution and the delivery of this Agreement, the Note, the Security Instrument, or the other Loan Documents; (ii) Borrower's misapplication or misappropriation of Rents received by Borrower after the occurrence of a Default or Event of Default;
(iii) Borrower's misapplication or misappropriation of Security Deposits or Rents collected more than thirty (30) days in advance; (iv) Borrower's misapplication or the misappropriation of Insurance Proceeds or Awards; (v) subject to Borrower's right to contest pursuant to Section 5.1.2, Borrower's failure to pay Taxes, Other Charges (except to the extent that sums sufficient to pay such amounts have been deposited in escrow with Lender pursuant to the terms of Section 7.2 hereof), charges for labor or materials or other charges that can create Liens on the Properties beyond applicable notice and cure periods specified therein, but only to the extent the net cash flow of the Property was sufficient to permit payment of the same by Borrowers; (vi) Borrower's failure to return or to reimburse Lender for all Personal Property (other than obsolete Personal Property) taken from any Properties by or on behalf of Borrower and not replaced with Personal Property of the same utility and of the same or greater value; (vii) any act of intentional physical waste or arson by Borrower, or Principal or any Affiliate or thereof or by any Indemnitor or Guarantor; (viii) Borrower's failure to comply with Section 5.1.10 hereof; or
(ix) Borrower's failure to comply with the provisions of Sections 4.1.39 and
5.1.19 of this Agreement.

     (c) Notwithstanding the foregoing, the agreement of Lender not to pursue recourse liability as set forth in Subsection (a) above SHALL BECOME NULL AND VOID and shall be of no further force and effect (i) in the event of Borrower's default under Sections 4.1.35, or 5.2.10 hereof or Article 7 of the Security Instruments, or in the event of Principal's default under Section 4.1.35 hereof, or (ii) if any Individual Property or any part thereof shall become an asset in
(A) a voluntary bankruptcy or insolvency proceeding or (B) an involuntary case is commenced against Borrower under the Bankruptcy Code with the collusion of Borrower or any of its Affiliates or (C) all or any portion of the Properties shall be substantively consolidated with the assets of any Affiliate of Borrower in any bankruptcy or insolvency proceeding of such Affiliate.

     (d) Nothing herein shall be deemed to be a waiver of any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provision of the Bankruptcy Code to file a claim for the full amount of the indebtedness secured by the Security Instruments or to require that all collateral shall continue to secure all of the indebtedness owing to Lender in accordance with this Agreement, the Note, the Security Instruments and the other Loan Documents.

     SECTION 9.5 [Reserved].

     SECTION 9.6 [Reserved].

     SECTION 9.7 [Reserved].

     SECTION 9.8 [Reserved].

     SECTION 9.9 [Reserved].

     X. MISCELLANEOUS

     SECTION 10.1 Survival.

     This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Note, and shall continue in full force and effect so long as all or any of the Debt is outstanding and unpaid unless a longer period is expressly set forth herein or in the other Loan Documents. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the legal representatives, successors and assigns of such party. All covenants, promises and agreements in this Agreement, by or on behalf of Borrower, shall inure to the benefit of the legal representatives, successors and assigns of Lender.

     SECTION 10.2 Lender's Discretion.

     Whenever pursuant to this Agreement, Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole discretion of Lender and shall be final and conclusive.

     SECTION 10.3 Governing Law.

     (a) THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT ENTERED INTO PURSUANT TO THE LAWS OF THE STATE OF NEW YORK AND SHALL IN ALL RESPECTS BE GOVERNED, CONSTRUED, APPLIED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS), PROVIDED HOWEVER, THAT WITH RESPECT TO THE CREATION, PERFECTION, PRIORITY AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS CREATED BY THIS AGREEMENT, THE SECURITY INSTRUMENTS AND THE OTHER LOAN DOCUMENTS, AND THE DETERMINATION

OF DEFICIENCY JUDGMENTS, THE LAWS OF THE STATE WHERE EACH INDIVIDUAL PROPERTY IS LOCATED SHALL APPLY.

     (b) WITH RESPECT TO ANY CLAIM OR ACTION ARISING HEREUNDER OR UNDER THIS AGREEMENT, THE NOTE, OR THE OTHER LOAN DOCUMENTS, BORROWER (A) IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK, NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF, AND (B) IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY HAVE AT ANY TIME TO THE LAYING ON VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTE OR THE OTHER LOAN DOCUMENTS BROUGHT IN ANY SUCH COURT, IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING IN THIS AGREEMENT, THE NOTE OR THE OTHER LOAN DOCUMENTS INSTRUMENT WILL BE DEEMED TO PRECLUDE LENDER FROM BRINGING AN ACTION OR PROCEEDING WITH RESPECT HERETO IN ANY OTHER JURISDICTION.

     SECTION 10.4 Modification, Waiver in Writing.

     No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, the Note, or of any other Loan Document, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on Borrower, shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances.

     SECTION 10.5 Delay Not a Waiver.

     Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under the Note or under any other Loan Document, or any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, the Note or any other Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Note or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.

     SECTION 10.6 Notices.

     All notices or other written communications hereunder shall be deemed to have been properly given (i) upon delivery, if delivered in person or by facsimile transmission with receipt acknowledged by the recipient thereof and confirmed by telephone by sender, (ii) one (1) Business Day after having been deposited for overnight delivery with any reputable overnight courier service, or (iii) three (3) Business Days after having been deposited in any post office or mail depository regularly maintained by the U. S. Postal Service and sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to Borrower:       SUMMIT HOSPITALITY I, LLC
                      2701 South Minnesota Avenue, Suite 6,
                      Sioux Falls, South Dakota, 57105
                      Attention: Kerry W. Boekelheide
                      Facsimile No.: (605) 362-9388

With a copy to:       Hagen, Wilka & Archer, P.C.
                      600 South Main Avenue, Suite 102
                      Sioux Falls, South Dakota, 57104
                      Attention: John F. Archer
                      Facsimile No.: (605) 334-4814

If to Lender/Agent:   Lehman Brothers Bank, FSB
                      c/o Lehman Brothers Holdings
                      399 Park Avenue
                      New York, New York 10022
                      Attention: Scott Weiner
                      Facsimile No.: (646)758-4872

With a copy to:       Lehman Brothers Bank, FSB
                      c/o Lehman Brothers Holdings
                      399 Park Avenue
                      New York, New York 10022
                      Attention: Gary Taylor
                      Facsimile No.: (646)758-2256

                      and

                      Thacher Proffitt & Wood
                      Two World Financial Center
                      New York, New York 10281
                      Attention: Mitchell G. Williams, Esq.
                      Facsimile No.: (212)912-7751

With a copy of all notices,
certificates, and other
information under Section 5.1.10 to: Wachovia Bank, National Association
                                     8739 Research Drive - URP4
                                     NC 1075
                                     Charlotte, North Carolina 28288-1075
                                     Attention: Robert Uhlin
                                     Facsimile No.: (704) 715-0036

or addressed as such party may from time to time designate by written notice to the other parties.

          Either party by notice to the other may designate additional or different addresses for subsequent notices or communications.

     SECTION 10.7 Trial by Jury.

     BORROWER HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY BORROWER.

     SECTION 10.8 Headings.

     The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

     SECTION 10.9 Severability.

     Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision of this Agreement shall be prohibited by or invalid under Applicable Law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     SECTION 10.10 Preferences.

     Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the obligations of Borrower hereunder. To the extent Borrower makes a payment or payments to Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, State or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.

     SECTION 10.11 Waiver of Notice.

     Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Lender to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Agreement or the other Loan Documents do not specifically and expressly provide for the giving of notice by Lender to Borrower.

     SECTION 10.12 Remedies of Borrower.

     In the event that a claim or adjudication is made that Lender or its agents have acted unreasonably or unreasonably delayed acting in any case where by law or under this Agreement or the other Loan Documents, Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, Borrower agrees that neither Lender nor its agents shall be liable for any monetary damages, and Borrower's sole remedies shall be limited to commencing an action seeking injunctive relief or declaratory judgment. The parties hereto agree that any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment.

     SECTION 10.13 Expenses; Indemnity.

     (a) Borrower covenants and agrees to pay or, if Borrower fails to pay, to reimburse, Lender within five (5) days of receipt of written notice from Lender for all reasonable costs and expenses (including reasonable attorneys' fees and disbursements) incurred by Lender in connection with (i) the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby and all the costs of furnishing all opinions by counsel for Borrower (including without limitation any opinions requested by Lender as to any legal matters arising under this Agreement or the other Loan Documents with respect to the Properties); (ii) Borrower's ongoing performance of and compliance with Borrower's respective agreements and covenants contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date, including, without limitation, confirming compliance with environmental and insurance requirements; (iii) Lender's ongoing performance and compliance with all agreements and conditions contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date; (iv) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents and any other documents or matters requested by Lender; (v) securing Borrower's compliance with any requests made pursuant to the provisions of this Agreement; (vi) the filing and recording fees and expenses, title insurance and reasonable fees and expenses of counsel for providing to Lender all required legal opinions, and other similar expenses incurred in creating and perfecting the Liens in favor of Lender pursuant to this Agreement and the other Loan Documents; (vii) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Borrower, this Agreement, the other Loan Documents, the Properties, or any other security given for the Loan; and (viii) enforcing any obligations of or collecting any payments due from Borrower under this Agreement, the other Loan Documents or with respect to the Properties or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or of any insolvency or bankruptcy proceedings; provided, however, that Borrower shall not be liable for the payment of any such costs and expenses to the extent the same arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of Lender. Any cost and expenses due and payable to Lender may be paid from any amounts in the Lockbox Account.

     (b) Borrower shall indemnify, defend and hold harmless Lender from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for Lender in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not Lender shall be designated a party thereto), that may be imposed on, incurred by, or asserted against Lender in any manner relating to or arising out of (i) any breach by Borrower of its obligations under, or any material misrepresentation by Borrower contained in, this Agreement or the other Loan Documents, or (ii) the use or intended use of the proceeds of the Loan (collectively, the "Additional Indemnified Liabilities"); provided, however, that Borrower shall not have any obligation to Lender hereunder to the extent that such Liabilities arise from the gross negligence, illegal acts, fraud or willful misconduct of Lender. To the extent that the undertaking to indemnify, defend and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, Borrower shall pay the maximum portion that it is permitted to pay and satisfy under Applicable Law to the payment and satisfaction of all Additional Indemnified Liabilities incurred by Lender.

     (c) Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless Lender and the Indemnified Parties from and against any and all losses (including, without limitation, reasonable attorneys' fees and costs incurred in the investigation, defense, and settlement of losses incurred in correcting any prohibited transaction or in the sale of a prohibited loan, and in obtaining any individual prohibited transaction exemption under ERISA, the Code, any State statute or other similar law that may be required, in Lender's sole discretion) that Lender may incur, directly or indirectly, as a result of a default under Sections 4.1.8 or 5.2.8 hereof.

     (d) Borrower covenants and agrees to pay for or, if Borrower fails to pay, to reimburse Lender for, (i) any fees and expenses incurred by any Rating Agency in connection with any Rating Agency review of the Loan, the Loan Documents or any transaction contemplated thereby or (ii) any consent, approval, waiver or confirmation obtained from such Rating Agency pursuant to the terms and conditions of this Agreement or any other Loan


                                      -1ll-

Document and Lender shall be entitled to require payment of such fees and expenses as a condition precedent to the obtaining of any such consent, approval, waiver or confirmation.

     SECTION 10.14 Schedules and Exhibits Incorporated.

     The Schedules and Exhibits annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

     SECTION 10.15 Offsets, Counterclaims and Defenses.

     Any assignee of Lender's interest in and to this Agreement, the Note and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which Borrower may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.

     SECTION 10.16 No Joint Venture or Partnership; No Third Party
Beneficiaries.

     (a) Borrower and Lender intend that the relationships created hereunder and under the other Loan Documents be solely that of borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrower and Lender nor to grant Lender any interest in the Properties other than that of mortgagee, beneficiary or lender.

     (b) This Agreement and the other Loan Documents are solely for the benefit of Lender and Borrower and nothing contained in this Agreement or the other Loan Documents shall be deemed to confer upon anyone other than Lender and Borrower any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein. All conditions to the obligations of Lender to make the Loan hereunder are imposed solely and exclusively for the benefit of Lender and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make the Loan in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender if, in Lender's sole discretion, Lender deems it advisable or desirable to do so.

     SECTION 10.17 Publicity.

     All news releases, publicity or advertising by Borrower or their Affiliates through any media intended to reach the general public which refers to the Loan Documents or the financing evidenced by the Loan Documents, to Lender, Lehman, or any of their Affiliates shall be subject to the prior written approval of Lender, which shall not be unreasonably withheld. Notwithstanding the foregoing, disclosure required by any federal or State securities laws, rules or regulations, as determined by Borrower's counsel, shall not be subject to the prior written approval of Lender.

     SECTION 10.18 Cross-Default; Cross-Collateralization; Waiver of Marshalling of Assets.

     (a) Borrower acknowledges that Lender has made the Loan to Borrower upon the security of its collective interest in the Properties and in reliance upon the aggregate of the Properties taken together being of greater value as collateral security than the sum of each Individual Property taken separately. Borrower agrees that the Security Instruments are and will be cross-collateralized and cross-defaulted with each other so that (i) an Event of Default under any of the Security Instruments shall constitute an Event of Default under each of the other Security Instruments which secure the Note; (ii) an Event of Default under the Note or this Agreement shall constitute an Event of Default under each Security Instrument; (iii) each Security Instrument shall constitute security for the Note as if a single blanket lien were placed on all of the Properties as security for the Note; and (iv) such cross-collateralization shall in no event be deemed to constitute a fraudulent conveyance.

     (b) To the fullest extent permitted by Applicable Law, Borrower, for itself and its successors and assigns, waives all rights to a marshalling of the assets of Borrower, Borrower's partners and others with interests in Borrower, and of the Properties, or to a sale in inverse order of alienation in the event of foreclosure of all or any of the Security Instruments, and agrees not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Properties for the collection of the Debt without any prior or different resort for collection or of the right of Lender to the payment of the Debt out of the net proceeds of the Properties in preference to every other claimant whatsoever. In addition, Borrower, for itself and its successors and assigns, waives in the event of foreclosure of any or all of the Security Instruments, any equitable right otherwise available to Borrower which would require the separate sale of the Properties or require Lender to exhaust its remedies against any Individual Property or any combination of the Properties before proceeding against any other Individual Property or combination of Properties; and further in the event of such foreclosure Borrower does hereby expressly consents to and authorizes, at the option of Lender, the foreclosure and sale either separately or together of any combination of the Properties.

     SECTION 10.19 Waiver of Counterclaim.

     Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents.

     SECTION 10.20 Conflict; Construction of Documents; Reliance.

     In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents and that such Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same. Borrower acknowledges that, with respect to the Loan, Borrower shall rely solely on its own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Lender or any parent, subsidiary or Affiliate of Lender. Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents or any other agreements or instruments which govern the Loan by virtue of the ownership by it or any parent, subsidiary or Affiliate of Lender of any equity interest any of them may acquire in Borrower, and Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to Lender's exercise of any such rights or remedies. Borrower acknowledges that Lender engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of Borrower or its Affiliates.

     SECTION 10.21 Brokers and Financial Advisors.

     Borrower hereby represents that it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement other than Riverside Management Group of 335 Madison Avenue, 16th Floor, New York, New York 10017. Borrower hereby agrees to indemnify, defend and hold Lender harmless from and against any and all claims, liabilities, costs and expenses of any kind (including Lender's attorneys' fees and expenses) in any way relating to or arising from a claim by any Person that such Person acted on behalf of Borrower or Lender in connection with the transactions contemplated herein. The provisions of this Section 10.21 shall survive the expiration and termination of this Agreement and the payment of the Debt.

     SECTION 10.22 Prior Agreements.

     This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written, between Borrower and/or its Affiliates and Lender are superseded by the terms of this Agreement and the other Loan Documents.

                         [NO FURTHER TEXT ON THIS PAGE]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

                                        BORROWER:

                                        SUMMIT HOSPITALITY I, LLC, a Delaware
                                        limited liability company


                                        By: /s/ Kerry W. Boekelheide
                                            ------------------------------------
                                            Kerry W. Boekelheide
                                            President

Loan Agreement

                                        LENDER:

                                        LEHMAN BROTHERS BANK, FSB, a federal
                                        stock savings bank


                                        By: /s/ Larry Kravetz
                                            ------------------------------------
                                        Name: Larry Kravetz
                                        Title: Vice President

                                        WITH RESPECT TO SECTIONS 9.1 ONLY:

                                        SPONSOR:

                                        SUMMIT HOTEL PROPERTIES, LLC, a
                                        South Dakota limited liability company

                                        By: The Summit Group, Inc., its company
                                            manager


                                        By: /s/ Kerry W. Boekelheide
                                            ------------------------------------
                                            Kerry W. Boekelheide
                                            President

Loan Agreement (Sponsor)

                                   SCHEDULE I

                      Properties - Allocated Loan Amounts

                                (attached hereto)

SUMMIT HOTELS - LOAN ALLOCATION

                                                                                    YEAR
                                                                                   BUILT/                          ALLOCATED
                                                                                     ACQ    # OF     APPRAISED        LOAN
NUM        ID HOTEL             CITY         STATE             FRANCHISE            UIRED  ROOMS       VALUE         AMOUNT
---  --------------------  --------------  ----------  --------------------------  ------  -----  --------------  -----------
 02     Comfort Inn        Salina          Kansas      Choice Hotels                1992      60  $ 2,900,000.00  $ 1,985,000
 04     Comfort Inn        Twin Falls      Idaho       Choice Hotels                1992      52  $ 4,800,000.00  $ 3,350,000
 11     Fairfield Inn      Salina          Kansas      Marriott International       1994      63  $ 3,400,000.00  $ 2,325,000
 15     Fairfield Inn      Emporia         Kansas      Marriott International       1994      57  $ 2,200,000.00  $ 1,505,000
 16     Fairfield Inn      Boise           Idaho       Marriott International       1995      63  $ 4,500,000.00  $ 3,075,000
 17     Hampton Inn        Boise           Idaho       Hilton Hotels Corporation    1995      64  $ 4,800,000.00  $ 3,350,000
 18     Fairfield Inn      Lakewood        Colorado    Marriott International       1995      63  $ 2,200,000.00  $ 1,205,000
                           (W. Denver)
 19     Comfort Suites     Lakewood        Colorado    Choice Hotels                1995      62  $ 1,900,000.00  $ 1,220,000
                           (W. Denver)
 20     Fairfield Inn      Spokane         Washington  Marriott International       1995      86  $ 5,400,000.00  $ 3,770,000
 21     Fairfield Inn      Denver          Colorado    Marriott International       1997     161  $ 9,500,000.00  $ 6,645,000
 23     Hampton Inn        Provo           Utah        Hilton Hotels Corporation    1996      88  $ 3,300,000.00  $ 2,180,000
 24     Homewood Suites    Overland Park   Kansas      Hilton Hotels Corporation    1997      92  $ 6,400,000.00  $ 4,475,000
 28     Hampton Inn        Fort Collins    Colorado    Hilton Hotels Corporation    1996      78  $ 4,300,000.00  $ 2,940,000
 29     Fairfield Inn      Bellevue        Washington  Marriott International       1997     144  $15,300,000.00  $10,710,000
                           (Seattle)
 39     Comfort Suites     Fort Worth      Texas       Choice Hotels                1999      70  $ 1,900,000.00  $ 1,300,000
 40     Holiday Inn        Twin Falls      Idaho       Intercontinental Hotels      1999      59  $ 5,500,000.00  $ 3,830,000
        Express Hotel                                  Group
        & Suites
 43     Holiday Inn        Emporia         Kansas      Intercontinental Hotels      2000      58  $ 2,900,000.00  $ 1,985,000
        Express Hotel                                  Group
        & Suites
 44     Country Inn &      Charleston      West        Carlson Hospitality          2001      64  $ 5,000,000.00  $ 3,490,000
        Suites                             Virginia
 45     Comfort Suites     Charleston      West        Choice Hotels                2001      67  $ 4,500,000.00  $ 3,075,000
                                           Virginia
 46     Hampton Inn        Medford         Oregon      Hilton Hotels Corporation    2001      75  $ 6,600,000.00  $ 4,615,000
 54     Fairfield Inn      Baton Rouge     Louisiana   Marriott International       2000      79  $ 3,100,000.00  $ 2,120,000
 55     Springhill Suites  Baton Rouge     Louisiana   Marriott International       2001      78  $ 3,600,000.00  $ 2,460,000
 56     Towneplace Suites  Baton Rouge     Louisiana   Marriott International       2000      90  $ 4,600,000.00  $ 3,145,000
 58     Springhill Suites  Lithia Springs  Georgia     Marriott International       2000      78  $ 4,400,000.00  $ 3,010,000
                           (Atlanta)
 59     Springhill Suites  Little Rock     Arkansas    Marriott International       2000      78  $ 4,600,000.00  $ 3,145,000
 60     Springhill Suites  Nashville       Tennessee   Marriott International       2000      78  $ 4,100,000.00  $ 2,805,000
 61     Hampton Inn        Twin Falls      Idaho       Hilton Hotels Corporations   2004      75  $ 7,000,000.00  $ 4,285,000
                                                                                            ----  --------------  -----------
     27 TOTAL                                                                               2082  $  128,700,000  $88,000,000
                                                                                            ====  ==============  ===========

                                   SCHEDULE II

                               Rent Roll / Leases

                                      NONE

                                  SCHEDULE III

                                Required Repairs

                               (attached hereto)

Summit Required Repairs

23 Hampton Inn         1511 South 40 East     Provo, Utah, 84605         $35,000   Replace worn carpet
58 Springhill Suites   960 Bob Arnold Blvd.   Lithia Springs, GA 30122   $ 5,000   Restore down units
                                                                         $40,000
                                                                         -------
   TOTAL RESERVE AMOUNT                                                  $50,000
                                                                         =======

          1/4/2005 15:24

                                   SCHEDULE IV

                        Organizational Chart of Borrower

                                (attached hereto)

SUMMIT HOSPITALITY I, LLC
ORGANIZATIONAL CHART

Summit Hospitality I, LLC

Summit Hotel Properties, LLC (sole member)                                  100%

   Class A Members                                                   49.0%
      (Comprised of over 400 investors)
   Class B Members                                                   10.5%
      (This is a profits interest granted to certain employees and entities or individuals who have been granted interests.)
   Class C Member                                                    40.5%
      (The Summit Group, Inc. is the sole Class C Member)

Please note that the ownership percentages of the Class A, Class B, and Class C Members change slightly each month. Summit Hotel Properties is in the midst of an investment offering and admits new Class A Members each month. As a result all ownership percentages are adjusted slightly. For all new money coming in, however, the Class C Member is allocated a 50% ownership interest. Therefore, the Class C Member's interest continues to grow.

                                   SCHEDULE V

                                  PEG BALANCE

      BANK                  PEG AMOUNT           PEG BALANCE
      ----         ---------------------------   -----------
Bank of America    Property Account Peg Amount     $ 37,000
Wells Fargo Bank   Property Account Peg Amount     $105,000
Bank One           Property Account Peg Amount     $ 10,000
Regions Bank       Property Account Peg Amount     $ 13,000
Union Planters     Property Account Peg Amount     $ 25,500

                                   SCHEDULE VI

                                   [RESERVED]

                                  SCHEDULE VII

                        Franchise Agreement / Franchisor

                                (attached hereto)

      Individual Property                    Franchisor                           Franchise Agreement
----------------------------------   -----------------------   ----------------------------------------------------------
Comfort Inn located at 1893               Choice Hotels        That certain Comfort Inn Franchise Agreement made by and
Canyon Springs Road, Twin              International, Inc.     between Choice Hotels International, Inc., as Franchisor, and
Falls, Idaho 83301                                             The Summit Group of Twin Falls, Idaho, Limited
                                                               Partnership, Borrower's predecessor-in-interest, as
                                                               Franchisee, dated August 24, 1992, as amended.

Fairfield Inn Hotel located at       Marriot International,    That certain Fairfield Inn Franchise Agreement made by and
3300 South Shoshone Street,                    Inc.            between Marriot International, Inc., as Franchisor, and
Boise, Idaho 83705-4759                                        Summit Hotel Properties, LLC, Borrower's predecessor-in-
                                                               interest, as Franchisee, dated May 11, 2004, as amended.

Hampton Inn Hotel located at           Promus Hotels, Inc.     That certain Hampton Inn License Agreement made by and
3270 South Shoshone, Boise,                                    between Promus Hotels, Inc., as Licensor, and Summit
Idaho                                                          Limited Partnership Three, Borrower's predecessor-in-
                                                               interest, as Licensee, dated May 2, 1995, as amended.

Fairfield Inn Hotel located at        Marriot International,   That certain Fairfield Inn Franchise Agreement made by and
6851 Tower Road, Denver,                       Inc.            between Marriot International, Inc., as Franchisor, and
Colorado 80249-6327                                            Summit Hotel Properties, LLC, Borrower's predecessor-in-
                                                               interest, as Franchisee, dated May 11, 2004, as amended.

Comfort Inn Hotel located at 6th          Choice Hotels        That certain Comfort Inn Franchise Agreement made by and
and Simms,                             International, Inc.     between Choice Hotels International, Inc., as Franchisor, and
Lakewood, Colorado 80228                                       Summit Limited Partnership Three, Borrower's predecessor-
                                                               in-interest, as Franchisee, dated May 1, 1995, as amended.

Fairfield Inn Hotel located at 311    Marriot International,   That certain Fairfield Inn Franchise Agreement made by and
N. Riverpoint Boulevard,                       Inc.            between Marriot International, Inc., Borrower's
Spokane, Washington 99202                                      predecessor-in-interest, as Franchisor, and Summit Hotel
                                                               Properties, LLC, as Franchisee, dated May 11, 2004, as
                                                               amended.

Fairfield Inn located at 11907        Marriot International,   That certain Fairfield Inn Franchise Agreement made by and
West 6th Avenue, Golden,                       Inc.            between Marriot International, Inc., as Franchisor, and
Colorado 80401-4705                                            Summit Hotel Properties, LLC, Borrower's predecessor-in-
                                                               interest, as Franchisee, dated May 11, 2004, as amended.

Hampton Inn located at 1511            Promus Hotels, Inc.     That certain Hampton Inn License Agreement made by and
South 40 East,                                                 between Promus Hotels, Inc., as Licensor, and Summit
Provo, Utah 84601                                              Limited Partnership Four, Borrower's predecessor-in-
                                                               interest, as Licensee, dated January 24, 1996, as amended.

Homewood Suites by Hilton              Promus Hotels, Inc.     That certain Homewood Suites License Agreement made by
located at 10556 Marty Avenue,                                 and between Promus Hotels, Inc., as Licensor, and Summit
Overland Park, Kansas 66212                                    Limited Partnership Four, Borrower's predecessor-in-
                                                               interest, as Licensee, dated June 23, 1996, as amended.

Hampton Inn located at 1620            Promus Hotels, Inc.     That certain Hampton Inn License Agreement made by and
Oakridge Drive, Fort Collins,                                  between Promus Hotels, Inc., as Licensor, and Summit
Colorado                                                       Group of Fort Collins, Colorado Limited Partnership,
                                                               Borrower's predecessor-in-interest, as Licensee, dated
                                                               October 31, 1996, as amended from time to time

Fairfield Inn located at 14595 NE     Marriot International,   That certain Fairfield Inn Franchise Agreement made by and
29th Place                                     Inc.            between Marriot International, Inc., as Franchisor, and
Bellevue, Washington 98007                                     Summit Hotel Properties, LLC, Borrower's predecessor-in-
                                                               interest, as Franchisee, dated May 11, 2004, as amended.

Comfort Suites located at 6851            Choice Hotels        That certain Choice Hotels International, Inc. Franchise
W. Freeway,                            International, Inc.     Agreement made by and between Choice Hotels
Fort Worth, Texas 76116                                        International, Inc., as Franchisor, and TS Three of Fort
                                                               Worth, Texas, LLP, The Summit Group, Inc., and Kerry
                                                               Boekelheide, Borrower's predecessor-in-interest, as
                                                               Franchisee, dated May 11, 2004, as amended.

Holiday Inn Express Hotel &                Holiday Inns        That certain New Development Agreement made by and
Suites Hotel located at 1910             Franchising, Inc.     between Holiday Inns Franchising, Inc., as Licensor, and
Filmore, Twin Falls, Idaho                                    Kerry Boekelheide, Borrower's predecessor-in-interest, as
                                                               Licensee, dated September 27, 1996, as amended.

Country Inn located at 105 Alex        Country Inns and      That certain License Agreement made by and between
Lane,                                 Suites by Carlson,     Country Inns and Suites by Carlson, Inc., as Licensor, and
Charleston, West Virginia                    Inc.            TS Five of Charleston, West Virginia, LLC, Borrower's
                                                             predecessor-in-interest, as Licensee, dated May 11, 2004, as amended.

Comfort Suites located at 107           Choice Hotels        That certain Franchise Agreement made by and between
Alex Lane,                           International, Inc.     Choice Hotels International, Inc., as Franchisor, and TS Five
Charleston, West Virginia 25304                              of Charleston, West Virginia, LLC, Borrower's predecesor-
                                                             in-interest, as Franchisee, dated November 19, 2002, as
                                                             amended.

Hampton Inn located at 1122          Promus Hotels, Inc.     That certain Hampton Inn Franchise License Agreement
Morrow Road,                                                 made by and between Promus Hotels, Inc., as Licensor, and
Medford, Oregon 97504                                        Summit Group of Medford Oregon, LLC, Borrower's
                                                             predecessor-in-interest, as Licensee, dated June 2, 2000,
                                                             as amended.

Fairfield Suites 7959 Essen Park,   Marriot International,   That certain Fairneld Inn Franchise Agreement made by and
Baton Rouge, Louisiana 70809                 Inc.            between Marriot International, Inc., as Franchisor, and
                                                             Summit Hotel Properties, LLC, Borrower's predecessor-in-
                                                             interest, as Franchisee, dated February 27, 2004, as
                                                             amended.

Springhill Suites 7979 Essen Park   Marriot International,   That certain Springhill Suites by Marriot Franchise
Avenue, Baton Rouge, Louisiana               Inc.            Agreement made by and between Marriot International, Inc.,
70809                                                        as Franchisor, and Summit Hotel Properties, LLC,
                                                             Borrower's predecessor-in-interest, as Franchisee, dated
                                                             February 27, 2004, as amended.

Towneplace Suites, 8735 Summa       Marriot International,   That certain Townplace Suites by Marriot Franchise
Boulevard, Baton Rouge,                      Inc.            Agreement made by and between Marriot International, Inc.,
Louisiana 70809                                              as Franchisor, and Summit Hotel Properties, LLC,
                                                             Borrower's predecessor-in-interest, as Franchisee, dated
                                                             February 27, 2004, as amended.

Springhill Suites located at 960    Marriot International,   That certain Springhill Suites by Marriot Franchise
Bob Arnold Boulevard, Lithia                 Inc.            Agreement made by and between Marriot International, Inc.,
Springs, Georgia 30057                                       as Franchisor, and Summit Hotel Properties, LLC,
                                                             Borrower's predecessor-in-interest, as Franchisee, dated
                                                             February 27, 2004, as amended.

Springhill Suites located at 306    Marriot International,   That certain Springhill Suites by Marriot Franchise
Markham Center Drive, Little                 Inc.            Agreement made by and between Marriot International, Inc.,
Rock, Arkansas 72205                                         as Franchisor, and Summit Hotel Properties, LLC,
                                                             Borrower's predecessor-in-interest, as Franchisee, dated
                                                             February 27, 2004, as amended.

Springhill Suites located at 250    Marriot International,   That certain Springhill Suites by Marriot Franchise
Athens Way, Nashville,                       Inc.            Agreement made by and between Marriot International, Inc.,
Tennessee 37228                                              as Franchisor, and Summit Hotel Properties, LLC,
                                                             Borrower's predecessor-in-interest, as Franchisee, dated
                                                             February 27, 2004, as amended.

Hampton Inn located at 1588           Promus Hotels, Inc     That certain Franchise License Agreement made by and
Filmore Street, Twin Falls, Idaho                            between Promus Hotels, Inc., as Licensor, and Summit
                                                             Group of Twin Falls, Idaho, LLC Three, Borrower's
                                                             predecessor-in-interest, as Licensee, dated March 10, 2003, as amended.

Fairfield Inn Hotel located at      Marriot International,   That certain Fairfield Inn Franchise Agreement made by and
1740 W. Crawford Street, Salinas,            Inc.            between Marriot International, Inc., as Franchisor, and
Kansas 67401                                                 Summit Hotel Properties, LLC, Borrower's predecessor-in-
                                                             interest, as Franchisee, dated May 11, 2004, as amended.

Comfort Inn located at 1820 West        Choice Hotels        That certain Comfort Inn Franchise Agreement made by and
Crawford Street, Salinas, Kansas     International, Inc.     between Choice Hotels International, Inc., as Franchisor, and
                                                             The Summit Group of Salina, Kansas, Limited Partnership,
                                                             Borrower's predecessor-in-interest, as Franchisee, dated
                                                             December 31, 1991, as amended.

Fairfield Inn Hotel located at      Marriot International,   That certain Fairfield Inn Franchise Agreement made by
2930 Eaglecrest Drive, Emporia,              Inc.            and between Marriot International, Inc., as Franchisor,
Kansas                                                       and Summit Hotel Properties, LLC, Borrower's
                                                             predecessor-in-interest, as Franchisee, dated May 11,
                                                             2004, as amended.

Holiday Inn Express Hotel &          Holiday Hospitality     That certain New Development Agreement made by and
Suites located at 2921 W. 18th        Franchising, Inc.      between Holiday Hospitality Franchising, Inc., as
Avenue, Emporia, Kansas 66801                                Licensor, and Kerry Boekelheide, and Blake A. Hoffman,
                                                             Borrower's predecessor-in-interest, as Licensee, dated
                                                             June 24, 1999, as amended.

                                  SCHEDULE VIII

              Tax Account and Insurance Premium Account Allocations

                                (attached hereto)

SUMMIT PORTFOLIO - TAX ESCROW ANALYSIS           DATE OF FIRST PAYMENT: 02/11/05

                                                          TAX ESCROW ANALYSIS
     -------------------------------------------------------------------------------------------------------------------------------


                                                 Actual          Annual                         Last           Next
                                                 Annual         Payment       Installment    Installment    Installment    Monthly
     Parcels                                     Taxes         Frequency        Amount        Due Date       Due Date       Escrow
     -------                                  ------------    -----------    ------------   ------------   ------------  -----------
            085-085-15-0-40-05-008.00-0-01    $     54,340              2    $     27,170       12/20/04       05/10/05  $     4,528

 2
                          RPT1031001001A A    $     19,803              2    $      9,902       12/20/04       06/20/05  $     1,650

 4
            085-085-15-0-40-05-010.00-0-01    $     58,125              2    $     29,063       12/20/04       05/10/05  $     4,844

11
                        193-05-0-30-02-003    $     39,783              2    $     19,891       12/20/04       05/10/05  $     3,315

15
                 R2320000285 / R2320000151    $     41,164              2    $     20,582       12/20/04       06/20/05  $     3,430

16
                               R2320000285    $     41,164              2    $     20,582       12/20/04       06/20/05  $     3,430

17
                                    400671    $     60,609              2    $     30,305       06/15/04       02/24/05  $     5,051

18  18/19 are on one parcel: bill is split
                                    400671    $     60,609              2    $     30,305       06/15/04       02/24/05  $     5,051

19  18/19 are on one parcel: bill is split
                                35173.1605    $     51,079              2    $     25,539       10/31/04       04/30/05  $     4,257

20
                           0041-00-135-000    $    163,423              2    $     81,711       06/15/04       02/28/05  $    13,619

21
                               52:620:0001    $     32,002              1    $     32,002       11/30/04       11/30/05  $     2,667

23
                                2104031939    $     87,903              2    $     43,951       12/20/04       05/10/05  $     7,325

24
                              86061-62-001    $     75,664              2    $     37,832       06/15/04       02/28/05  $     6,305

28
                            222505-9318-08    $     74,578              2    $     37,289       10/30/04       04/30/05  $     6,215

29
                                   7217013    $     60,615              1    $     60,615       01/31/04       01/31/05  $     5,051

39
                           RPT1031001001BA    $     28,400              2    $     14,200       12/20/04       06/20/05  $     2,367

40
                        193-05-0-30-02-010    $     59,593              2    $     29,797       12/20/04       05/10/05  $     4,966

43
                                              $     34,907              2    $     17,453       10/01/04       04/01/05  $     2,909

44  44/45 are on one parcel: bill is split
                                              $     34,907              2    $     17,453       10/01/04       04/01/05  $     2,909

45  44/45 are on one parcel: bill is split
                                  10320755    $     43,707              1    $     43,707       11/15/04       11/15/05  $     3,642

46
                                013-4549-4    $     38,569              1    $     38,569       12/31/04       12/31/05  $     3,214

54
                                013-4857-4    $     35,740              1    $     35,740       12/31/04       12/31/05  $     2,978
                                                                             $         --
55
                                013-3176-0    $     57,796              1    $     57,796       12/31/04       12/31/05  $     4,816

56
                               68781820006    $     36,234              1    $     36,234       11/24/04       11/24/05  $     3,020

58
                             44L0460100600    $     39,754              1    $     39,754       10/10/04       10/10/05  $     3,313

59
                           070-16-0 028.00    $     46,223              1    $     46,223       02/28/04       02/28/05  $     3,852

60
                            RPT0353003001B    $     36,000              2    $     18,000       12/20/04       06/20/05  $     3,000
      This is an estimate based on 2005 budget
61    as the property has not been assessed.


         REAL ESTATE TAXES ON THE PROPERTY    $  1,412,688                                                               $   117,724





         Amount
       Required at     Additional 1
     Closing to Meet   Month Escrow    Required Tax
     Next Installment    Required         Escrow
    ----------------  ------------    ------------
      $     13,585    $      4,528    $     18,113

 2
      $      1,650    $      1,650    $      3,301

 4
      $     14,531    $      4,844    $     19,375

11
      $      9,946    $      3,315    $     13,261

15
      $      3,430    $      3,430    $      6,861

16
      $      3,430    $      3,430    $      6,861

17
      $     35,355    $      5,051    $     40,406

18
      $     35,355    $      5,051    $     40,406

19
      $     12,770    $      4,257    $     17,026

20
      $     95,330    $     13,619    $    108,948

21
      $      5,334    $      2,667    $      8,000

23
      $     21,976    $      7,325    $     29,301

24
      $     44,137    $      6,305    $     50,442

28
      $     18,644    $      6,215    $     24,859

29
      $     60,615    $      5,051    $     65,667

39
      $      2,367    $      2,367    $      4,733

40
      $     14,898    $      4,966    $     19,864

43
      $     11,636    $      2,909    $     14,544

44
      $     11,636    $      2,909    $     14,544

45
      $      7,284    $      3,642    $     10,927

46
      $      3,214    $      3,214    $      6,428

54
      $      2,978    $      2,978    $      5,957

55
      $      4,816    $      4,816    $      9,633

56
      $      6,039    $      3,020    $      9,059

58
      $     13,251    $      3,313    $     16,564

59
      $     42,371    $      3,852    $     46,223

60
      $      3,000    $      3,000    $      6,000

61


      $    499,580    $    117,724    $    617,304




                                                        SCHEDULE OF ESCROW PAYMENTS
     -----------------------------------------------------------------------------------------------------------------------------
                             FROM        1/11/2005       2/11/2005       3/11/2005       4/11/2005       5/11/2005      6/11/2005



         Description         To          2/10/2005       3/10/2005       4/10/2005       5/10/2005       6/10/2005      7/10/2005
     ----------------   ------------   ------------    ------------    ------------    ------------    ------------   ------------
     Mo Escrow Funded                                  $      4,528    $      4,528    $      4,528    $      4,528   $      4,528
     Taxes Due                         $         --    $         --    $         --    $    (27,170)   $         --   $         --
 2   Escrow Balance     $     18,113   $     18,113    $     22,642    $     27,170    $      4,528    $      9,057   $     13,585
     Mo Escrow Funded                                  $      1,650    $      1,650    $      1,650    $      1,650   $      1,650
     Taxes Due                         $         --    $         --    $         --    $         --    $         --   $     (9,902)
 4   Escrow Balance     $      3,301   $      3,301    $      4,951    $      6,601    $      8,251    $      9,902   $      1,650
     Mo Escrow Funded                                  $      4,844    $      4,844    $      4,844    $      4,844   $      4,844
     Taxes Due                         $         --    $         --    $         --    $    (29,063)   $         --   $         --
11   Escrow Balance     $     19,375   $     19,375    $     24,219    $     29,063    $      4,844    $      9,688   $     14,531
     Mo Escrow Funded                                  $      3,315    $      3,315    $      3,315    $      3,315   $      3,315
     Taxes Due                         $         --    $         --    $         --    $    (19,891)   $         --   $         --
15   Escrow Balance     $     13,261   $     13,261    $     16,576    $     19,891    $      3,315    $      6,630   $      9,946
     Mo Escrow Funded                                  $      3,430    $      3,430    $      3,430    $      3,430   $      3,430
     Taxes Due                         $         --    $         --    $         --    $         --    $         --   $    (20,582)
16   Escrow Balance     $      6,861   $      6,861    $     10,291    $     13,721    $     17,152    $     20,582   $      3,430
     Mo Escrow Funded                                  $      3,430    $      3,430    $      3,430    $      3,430   $      3,430
     Taxes Due                         $         --    $         --    $         --    $         --    $         --   $    (20,582)
17   Escrow Balance     $      6,861   $      6,861    $     10,291    $     13,721    $     17,152    $     20,582   $      3,430
     Mo Escrow Funded                                  $      5,051    $      5,051    $      5,051    $      5,051   $      5,051
     Taxes Due                         $         --    $    (30,305)   $         --    $         --    $         --   $    (30,305)
18   Escrow Balance     $     40,406   $     40,406    $     15,152    $     20,203    $     25,254    $     30,305   $      5,051
     Mo Escrow Funded                                  $      5,051    $      5,051    $      5,051    $      5,051   $      5,051
     Taxes Due                         $         --    $    (30,305)   $         --    $         --    $         --   $    (30,305)
19   Escrow Balance     $     40,406   $     40,406    $     15,152    $     20,203    $     25,254    $     30,305   $      5,051
     Mo Escrow Funded                                  $      4,257    $      4,257    $      4,257    $      4,257   $      4,257
     Taxes Due                         $         --    $         --    $         --    $    (25,539)   $         --   $         --
20   Escrow Balance     $     17,026   $     17,026    $     21,283    $     25,539    $      4,257    $      8,513   $     12,770
     Mo Escrow Funded                                  $     13,619    $     13,619    $     13,619    $     13,619   $     13,619
     Taxes Due                         $         --    $    (81,711)   $         --    $         --    $         --   $    (81,711)
21   Escrow Balance     $    108,948   $    108,948    $     40,856    $     54,474    $     68,093    $     81,711   $     13,619
     Mo Escrow Funded                                  $      2,667    $      2,667    $      2,667    $      2,667   $      2,667
     Taxes Due                         $         --    $         --    $         --    $         --    $         --   $         --
23   Escrow Balance     $      8,000   $      8,000    $     10,667    $     13,334    $     16,001    $     18,668   $     21,335
     Mo Escrow Funded                                  $      7,325    $      7,325    $      7,325    $      7,325   $      7,325
     Taxes Due                         $         --    $         --    $         --    $    (43,951)   $         --   $         --
24   Escrow Balance     $     29,301   $     29,301    $     36,626    $     43,951    $      7,325    $     14,650   $     21,976
     Mo Escrow Funded                                  $      6,305    $      6,305    $      6,305    $      6,305   $      6,305
     Taxes Due                         $         --    $    (37,832)   $         --    $         --    $         --   $    (37,832)
28   Escrow Balance     $     50,442   $     50,442    $     18,916    $     25,221    $     31,527    $     37,832   $      6,305
     Mo Escrow Funded                                  $      6,215    $      6,215    $      6,215    $      6,215   $      6,215
     Taxes Due                         $         --    $         --    $         --    $    (37,289)   $         --   $         --
29   Escrow Balance     $     24,859   $     24,859    $     31,074    $     37,289    $      6,215    $     12,430   $     18,644
     Mo Escrow Funded                                  $      5,051    $      5,051    $      5,051    $      5,051   $      5,051
     Taxes Due                         $    (60,615)   $         --    $         --    $         --    $         --   $         --
39   Escrow Balance     $     65,667   $      5,051    $     10,103    $     15,154    $     20,205    $     25,256   $     30,308
     Mo Escrow Funded                                  $      2,367    $      2,367    $      2,367    $      2,367   $      2,367
     Taxes Due                         $         --    $         --    $         --    $         --    $         --   $    (14,200)
40   Escrow Balance     $      4,733   $      4,733    $      7,100    $      9,467    $     11,833    $     14,200   $      2,367
     Mo Escrow Funded                                  $      4,966    $      4,966    $      4,966    $      4,966   $      4,966
     Taxes Due                         $         --    $         --    $         --    $    (29,797)   $         --   $         --
43   Escrow Balance     $     19,864   $     19,864    $     24,831    $     29,797    $      4,966    $      9,932   $     14,898
     Mo Escrow Funded                                  $      2,909    $      2,909    $      2,909    $      2,909   $      2,909
     Taxes Due                         $         --    $         --    $    (17,453)   $         --    $         --   $         --
44   Escrow Balance     $     14,544   $     14,544    $     17,453    $      2,909    $      5,818    $      8,727   $     11,636
     Mo Escrow Funded                                  $      2,909    $      2,909    $      2,909    $      2,909   $      2,909
     Taxes Due                         $         --    $         --    $    (17,453)   $         --    $         --   $         --
45   Escrow Balance     $     14,544   $     14,544    $     17,453    $      2,909    $      5,818    $      8,727   $     11,636
     Mo Escrow Funded                                  $      3,642    $      3,642    $      3,642    $      3,642   $      3,642
     Taxes Due                         $         --    $         --    $         --    $         --    $         --   $         --
46   Escrow Balance     $     10,927   $     10,927    $     14,569    $     18,211    $     21,853    $     25,496   $     29,138
     Mo Escrow Funded                                  $      3,214    $      3,214    $      3,214    $      3,214   $      3,214
     Taxes Due                         $         --    $         --    $         --    $         --    $         --   $         --
54   Escrow Balance     $      6,428   $      6,428    $      9,642    $     12,856    $     16,070    $     19,284   $     22,498
     Mo Escrow Funded                                  $      2,978    $      2,978    $      2,978    $      2,978   $      2,978
     Taxes Due                         $         --    $         --    $         --    $         --    $         --   $         --
55   Escrow Balance     $      5,957   $      5,957    $      8,935    $     11,913    $     14,892    $     17,870   $     20,848
     Mo Escrow Funded                                  $      4,816    $      4,816    $      4,816    $      4,816   $      4,816
     Taxes Due                         $         --    $         --    $         --    $         --    $         --   $         --
56   Escrow Balance     $      9,633   $      9,633    $     14,449    $     19,265    $     24,082    $     28,898   $     33,714
     Mo Escrow Funded                                  $      3,020    $      3,020    $      3,020    $      3,020   $      3,020
     Taxes Due                         $         --    $         --    $         --    $         --    $         --   $         --
58   Escrow Balance     $      9,059   $      9,059    $     12,078    $     15,098    $     18,117    $     21,137   $     24,156
     Mo Escrow Funded                                  $      3,313    $      3,313    $      3,313    $      3,313   $      3,313
     Taxes Due                         $         --    $         --    $         --    $         --    $         --   $         --
59   Escrow Balance     $     16,564   $     16,564    $     19,877    $     23,190    $     26,502    $     29,815   $     33,128
     Mo Escrow Funded                                  $      3,852    $      3,852    $      3,852    $      3,852   $      3,852
     Taxes Due                         $         --    $    (46,223)   $         --    $         --    $         --   $         --
60   Escrow Balance     $     46,223   $     46,223    $      3,852    $      7,704    $     11,556    $     15,408   $     19,260
     Mo Escrow Funded                                  $      3,000    $      3,000    $      3,000    $      3,000   $      3,000

     Taxes Due                         $         --    $         --    $         --    $         --    $         --   $    (18,000)
61   Escrow Balance     $      6,000   $      6,000    $      9,000    $     12,000    $     15,000    $     18,000   $      3,000
     Mo Escrow Funded                  $         --    $    117,724    $    117,724    $    117,724    $    117,724   $    117,724
     Taxes Due                         $    (60,615)   $   (226,376)   $    (34,907)   $   (212,700)   $         --   $   (263,418)

     Escrow Balance     $    617,304   $    556,689    $    448,037    $    530,855    $    435,879    $    553,603   $    407,909

     Tax Escrow
     At Closing         $    617,304
     Monthly            $    117,724

                                                SCHEDULE OF ESCROW PAYMENTS
     --------------------------------------------------------------------------------------------------------------------------
       7/11/2005      8/11/2005     9/11/2005       10/11/2005      11/11/2005       12/11/2005      1/11/2006


                                                                                                                  TOTAL 1/05 -
        8/10/2005      9/10/2005     10/10/2005      11/10/2005      12/10/2005       1/10/2006       2/10/2006       12/06
     ------------   ------------   ------------    ------------    ------------    ------------    ------------   ------------
     $      4,528   $      4,528   $      4,528    $      4,528    $      4,528    $      4,528    $      4,528   $     49,811
     $         --   $         --   $         --    $         --    $         --    $    (27,170)   $         --   $    (54,340)
 2   $     18,113   $     22,642   $     27,170    $     31,698    $     36,226    $     13,585    $     18,113   $     (4,528)
     $      1,650   $      1,650   $      1,650    $      1,650    $      1,650    $      1,650    $      1,650   $     18,153
     $         --   $         --   $         --    $         --    $         --    $     (9,902)   $         --   $    (19,803)
 4   $      3,301   $      4,951   $      6,601    $      8,251    $      9,902    $      1,650    $      3,301   $     (1,650)
     $      4,844   $      4,844   $      4,844    $      4,844    $      4,844    $      4,844    $      4,844   $     53,281
     $         --   $         --   $         --    $         --    $         --    $    (29,063)   $         --   $    (58,125)
11   $     19,375   $     24,219   $     29,063    $     33,906    $     38,750    $     14,531    $     19,375   $     (4,844)
     $      3,315   $      3,315   $      3,315    $      3,315    $      3,315    $      3,315    $      3,315   $     36,468
     $         --   $         --   $         --    $         --    $         --    $    (19,891)   $         --   $    (39,783)
15   $     13,261   $     16,576   $     19,891    $     23,207    $     26,522    $      9,946    $     13,261   $     (3,315)
     $      3,430   $      3,430   $      3,430    $      3,430    $      3,430    $      3,430    $      3,430   $     37,734
     $         --   $         --   $         --    $         --    $         --    $    (20,582)   $         --   $    (41,164)
16   $      6,861   $     10,291   $     13,721    $     17,152    $     20,582    $      3,430    $      6,861   $     (3,430)
     $      3,430   $      3,430   $      3,430    $      3,430    $      3,430    $      3,430    $      3,430   $     37,734
     $         --   $         --   $         --    $         --    $         --    $    (20,582)   $         --   $    (41,164)
17   $      6,861   $     10,291   $     13,721    $     17,152    $     20,582    $      3,430    $      6,861   $     (3,430)
     $      5,051   $      5,051   $      5,051    $      5,051    $      5,051    $      5,051    $      5,051   $     55,558
     $         --   $         --   $         --    $         --    $         --    $         --    $         --   $    (60,609)
18   $     10,102   $     15,152   $     20,203    $     25,254    $     30,305    $     35,355    $     40,406   $     (5,051)
     $      5,051   $      5,051   $      5,051    $      5,051    $      5,051    $      5,051    $      5,051   $     55,558
     $         --   $         --   $         --    $         --    $         --    $         --    $         --   $    (60,609)
19   $     10,102   $     15,152   $     20,203    $     25,254    $     30,305    $     35,355    $     40,406   $     (5,051)
     $      4,257   $      4,257   $      4,257    $      4,257    $      4,257    $      4,257    $      4,257   $     46,822
     $         --   $         --   $         --    $    (25,539)   $         --    $         --    $         --   $    (51,079)
20   $     17,026   $     21,283   $     25,539    $      4,257    $      8,513    $     12,770    $     17,026   $     (4,257)
     $     13,619   $     13,619   $     13,619    $     13,619    $     13,619    $     13,619    $     13,619   $    149,804
     $         --   $         --   $         --    $         --    $         --    $         --    $         --   $   (163,423)
21   $     27,237   $     40,856   $     54,474    $     68,093    $     81,711    $     95,330    $    108,948   $    (13,619)
     $      2,667   $      2,667   $      2,667    $      2,667    $      2,667    $      2,667    $      2,667   $     29,335
     $         --   $         --   $         --    $         --    $    (32,002)   $         --    $         --   $    (32,002)
23   $     24,001   $     26,668   $     29,335    $     32,002    $      2,667    $      5,334    $      8,000   $     (2,667)
     $      7,325   $      7,325   $      7,325    $      7,325    $      7,325    $      7,325    $      7,325   $     80,577
     $         --   $         --   $         --    $         --    $         --    $    (43,951)   $         --   $    (87,903)
24   $     29,301   $     36,626   $     43,951    $     51,277    $     58,602    $     21,976    $     29,301   $     (7,325)
     $      6,305   $      6,305   $      6,305    $      6,305    $      6,305    $      6,305    $      6,305   $     69,358
     $         --   $         --   $         --    $         --    $         --    $         --    $         --   $    (75,664)
28   $     12,611   $     18,916   $     25,221    $     31,527    $     37,832    $     44,137    $     50,442   $     (6,305)
     $      6,215   $      6,215   $      6,215    $      6,215    $      6,215    $      6,215    $      6,215   $     68,363
     $         --   $         --   $         --    $    (37,289)   $         --    $         --    $         --   $    (74,578)
29   $     24,859   $     31,074   $     37,289    $      6,215    $     12,430    $     18,644    $     24,859   $     (6,215)
     $      5,051   $      5,051   $      5,051    $      5,051    $      5,051    $      5,051    $      5,051   $     55,564
     $         --   $         --   $         --    $         --    $         --    $         --    $         --   $    (60,615)
39   $     35,359   $     40,410   $     45,461    $     50,513    $     55,564    $     60,615    $     65,667   $     (5,051)
     $      2,367   $      2,367   $      2,367    $      2,367    $      2,367    $      2,367    $      2,367   $     26,033
     $         --   $         --   $         --    $         --    $         --    $    (14,200)   $         --   $    (28,400)
40   $      4,733   $      7,100   $      9,467    $     11,833    $     14,200    $      2,367    $      4,733   $     (2,367)
     $      4,966   $      4,966   $      4,966    $      4,966    $      4,966    $      4,966    $      4,966   $     54,627
     $         --   $         --   $         --    $         --    $         --    $    (29,797)   $         --   $    (59,593)
43   $     19,864   $     24,831   $     29,797    $     34,763    $     39,729    $     14,898    $     19,864   $     (4,966)
     $      2,909   $      2,909   $      2,909    $      2,909    $      2,909    $      2,909    $      2,909   $     31,998
     $         --   $         --   $    (17,453)   $         --    $         --    $         --    $         --   $    (34,907)
44   $     14,544   $     17,453   $      2,909    $      5,818    $      8,727    $     11,636    $     14,544   $     (2,909)
     $      2,909   $      2,909   $      2,909    $      2,909    $      2,909    $      2,909    $      2,909   $     31,998
     $         --   $         --   $    (17,453)   $         --    $         --    $         --    $         --   $    (34,907)
45   $     14,544   $     17,453   $      2,909    $      5,818    $      8,727    $     11,636    $     14,544   $     (2,909)
     $      3,642   $      3,642   $      3,642    $      3,642    $      3,642    $      3,642    $      3,642   $     40,065
     $         --   $         --   $         --    $         --    $    (43,707)   $         --    $         --   $    (43,707)
46   $     32,780   $     36,422   $     40,065    $     43,707    $      3,642    $      7,284    $     10,927   $     (3,642)
     $      3,214   $      3,214   $      3,214    $      3,214    $      3,214    $      3,214    $      3,214   $     35,355
     $         --   $         --   $         --    $         --    $         --    $    (38,569)   $         --   $    (38,569)
54   $     25,713   $     28,927   $     32,141    $     35,355    $     38,569    $      3,214    $      6,428   $     (3,214)
     $      2,978   $      2,978   $      2,978    $      2,978    $      2,978    $      2,978    $      2,978   $     32,762
     $         --   $         --   $         --    $         --    $         --    $    (35,740)   $         --   $    (35,740)
55   $     23,827   $     26,805   $     29,783    $     32,762    $     35,740    $      2,978    $      5,957   $     (2,978)
     $      4,816   $      4,816   $      4,816    $      4,816    $      4,816    $      4,816    $      4,816   $     52,980
     $         --   $         --   $         --    $         --    $         --    $    (57,796)   $         --   $    (57,796)
56   $     38,531   $     43,347   $     48,163    $     52,980    $     57,796    $      4,816    $      9,633   $     (4,816)
     $      3,020   $      3,020   $      3,020    $      3,020    $      3,020    $      3,020    $      3,020   $     33,215
     $         --   $         --   $         --    $         --    $    (36,234)   $         --    $         --   $    (36,234)
58   $     27,176   $     30,195   $     33,215    $     36,234    $      3,020    $      6,039    $      9,059   $     (3,020)
     $      3,313   $      3,313   $      3,313    $      3,313    $      3,313    $      3,313    $      3,313   $     36,441
     $         --   $         --   $    (39,754)   $         --    $         --    $         --    $         --   $    (39,754)
59   $     36,441   $     39,754   $      3,313    $      6,626    $      9,938    $     13,251    $     16,564   $     (3,313)
     $      3,852   $      3,852   $      3,852    $      3,852    $      3,852    $      3,852    $      3,852   $     42,371
     $         --   $         --   $         --    $         --    $         --    $         --    $         --   $    (46,223)
60   $     23,112   $     26,964   $     30,815    $     34,667    $     38,519    $     42,371    $     46,223   $     (3,852)
     $      3,000   $      3,000   $      3,000    $      3,000    $      3,000    $      3,000    $      3,000   $     33,000

     $         --   $         --   $         --    $         --    $         --    $    (18,000)   $         --   $    (36,000)
61   $      6,000   $      9,000   $     12,000    $     15,000    $     18,000    $      3,000    $      6,000   $     (3,000)
     $    117,724   $    117,724   $    117,724    $    117,724    $    117,724    $    117,724    $    117,724   $  1,021,777
     $         --   $         --   $    (74,660)   $    (62,828)   $   (111,943)   $   (365,242)   $         --   $ (1,114,666)
                                                                                                                  ------------
     $    525,633   $    643,357   $    686,421    $    741,316    $    747,098    $    499,580    $    617,304   $    (92,889)

Note:

1. Total Tax is based on 2003/2004 Assessments.

                                    EXHIBIT A

                              Property Account Bank
                           Property Account Agreement

                                (attached hereto)

                     PROPERTY ACCOUNT AND CONTROL AGREEMENT

                              As of ________, 200_

_____________________________________

_____________________________________

_____________________________________

          Re: Property Listing
              Schedule II

Ladies and Gentlemen:

     SUMMIT HOSPITALITY I, LLC (the "Borrower") has borrowed a loan (the "Loan") from LEHMAN BROTHERS BANK FSB (the "Lender"), which Loan is secured by a mortgage on certain property owned by the Borrower described in the caption of this letter (the "Property"). The Property is currently being managed by The Summit Group, Inc. (the "Manager").

     Currently, the Borrower maintains the following account (the "Property Account") with you:

          Name:        [__________________________]
          Account No.: [__________________________]

     The Borrower hereby notifies you that the Lender has required that the Borrower implement certain automatic clearing and processing functions and hereby instructs you, commencing on ________________________, 200__, to disburse all revenues from the Property ("Revenues") deposited in the Property Account from time to time in accordance with the following terms and provisions:

     Within one business day of receipt, you, as the "Property Account Bank," shall receive and process all Revenues and shall deposit the same into the Property Account referred to above. Items deposited with Property Account Bank that are returned for insufficient or uncollected funds will be redeposited the first time. Items returned unpaid a second time shall be debited to the Property Account and returned to the Borrower.

     The Borrower hereby notifies the Property Account Bank that, in accordance with that certain Loan Agreement dated as of __________, 200____, between Borrower and Lender (the "Loan Agreement"), the Property Account and all amounts held therein from time to time, and all renewals, replacements and substitutions therefor, have been irrevocably pledged to the Lender as additional security for the Loan. Borrower acknowledges and agrees that the Property Account is subject to the sole dominion, control and discretion of Lender, its authorized agents or designees, including Property Account Bank, subject to the terms hereof. Property Account Bank, Borrower and Lender agree that, notwithstanding anything to the contrary in this Agreement, the Loan Agreement, and other document relating or pertaining to the Loan, or any other document, instrument or agreement relating or pertaining to the Property Account or any asset credited thereto, Property Account Bank will (and Property Account Bank hereby agrees to) comply with the instructions of and/or originated by Lender with respect to the Property Account and the disposition of cash, financial assets and other assets credited thereto (including, without limitation, all "entitlement orders" (as defined in Section 8-102(a)(8) of the Uniform Commercial Code ("UCC"))), without further consent by Borrower, or any other person or entity (and, therefore, Lender will have "control" of the Property Account and all assets credited thereto within the meaning of Section 9-106 or Section 9-104(a) of the UCC). Property Account Bank represents, warrants and agrees that (i) Property Account Bank has not allowed, and will not allow, any person or entity other than Lender to have "control" (within the meaning of Section 9-106 or Section 9-104 of the UCC) of the Property Account or any asset credited thereto, and (ii) Property Account Bank has not entered into, and Property Account Bank will not enter into, any agreement relating to the Property Account or any asset credited thereto with any person or entity other an agreement with Borrower and Lender. Property Account Bank shall allow for automatic payments from the Property Account to utility companies for the payment of utility bills incurred in connection with the Property provided such utility services being paid are of a type similar to those incurred by other hotels of a similar type and size as the Property in the region in which the Property is located. The Borrower hereby waives all right of withdrawal from the Property Account and any other right to direct disposition of the funds in the Property Account.

     The Property Account shall be assigned the federal tax identification number of the Borrower. You shall hold amounts on deposit in the Property Account as agent for the Lender and shall not commingle such amounts with any other amounts held by you on behalf of the Lender, the Borrower or any other person or entity. If, in accordance with standard operating procedures, the Property Account may be established as a trust account for the benefit of the Lender, Borrower directs that the Property Account be maintained as such an account.

     Property Account Bank shall transfer, on the last business day of each calendar week (as defined in the Loan Agreement), all amounts on deposit in excess of ___________ in the Property Account via the ACH System, if available, or otherwise by wire transfer, to the following account::

          Account Name: Summit Hospitality I, LLC; for
                        the benefit of Lehman Brothers Bank
                        FSB and its successors and assigns,
                        as secured party

          Bank:     Wachovia Bank, NA
          ABA#:     053-000-219
          Acct No.: 5000000063932
          Ref:      To be Determined

     If transferring such amounts by the ACH System and if required by Property Account Bank, each such transfer shall be initiated by the Lender or by the Servicer. If the Property Account Bank provides electronic data transfer services, the Property Account Bank shall provide the Lender and the Servicer access to the Property Account Bank's electronic data transfer system for purposes of effecting such transfers. At any time that funds may not be transferred as described above in this paragraph, the Property Account Bank shall transfer amounts by wire transfer of immediately available funds.

     The instructions set forth herein are irrevocable and are not subject to modification in any manner, except that the Lender or the Servicer may, by written notice to you, amend the instructions contained herein.

     The Borrower hereby agrees that if the bank, bank location or account number of the Property Account is changed, the Borrower will execute a new agreement substantially similar to this agreement with respect to such new bank, bank location or account number and deliver such new letter to the Lender.

     In the event that the Property Account Bank fails to acknowledge that its procedures with respect to the Property Account are governed by this agreement due to an objection to the terms hereof or otherwise, the Borrower hereby appoints the Lender as its attorney-in-fact with full authority to make changes to this agreement and to execute on behalf of the Borrower any new modified letter acceptable to the proposed Property Account Bank.

     Matters not covered by this agreement shall be determined in accordance with the customary procedures of the Property Account Bank and in the event of a conflict between the terms of this letter and the customary procedures of the Property Account Bank, the terms of this agreement shall govern.

     The undersigned also notifies you that the name and address of the current Servicer with respect to the Loan Agreement is:

          Wachovia Securities
          Real Estate Capital Markets
          Ms. Tracy Orcutt
          8739 Research Drive, URP4
          Charlotte, NC 28288

     If you have any questions concerning this letter or the Loan Agreement, please contact Josh Freedman of the Lender at 212-526-2246 or Tracy Orcutt of the Servicer at 704-593-7902.

     The address of the current Manager is:

          The Summit Group, Inc.
          2701 S. Minnesota Ave. Suite #6
          Sioux Falls, SD  57105

     Please acknowledge receipt of this agreement and your agreement to the terms described herein by executing and returning to each of the Lender (in care of the Servicer) and the Borrower an acknowledgment in the form of Schedule 1 hereto.

                                        SUMMIT HOSPITALITY I, LLC, a Delaware
                                        limited liability company

Acknowledged and Agreed:

LENDER:

LEHMAN BROTHERS BANK FSB,
a federal stock savings bank


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

                                   SCHEDULE 1

                             FORM OF ACKNOWLEDGMENT

                                                                __________, 200_

SUMMIT HOSPITALITY I, LLC
2701 S. Minnesota Ave., Suite 6
Sioux Falls, SD 57105

LEHMAN BROTHERS BANK FSB
1000 West Street, Suite 200
Wilmington, Delaware 19801

     Reference is made to that certain Property Account Bank Agreement dated _______________, 200____ (the "Property Account Agreement") between SUMMIT HOSPITALITY I, LLC, a Delaware limited liability company (the "Borrower"), having an address at 2701 S. Minnesota Ave., Suite 6, Sioux Falls, SD 57105 and LEHMAN BROTHERS BANK FSB, a federal stock savings bank, (the "Lender"), having an address at 1000 West Street, Suite 200, Wilmington, Delaware 19801. I, __________________, on behalf of _________________________ (the "Property
Account Bank"), hereby acknowledge receipt of the instructions set forth in the Property Account Bank Agreement and notice of the pledges and security interest described therein. The Property Account Bank hereby agrees to perform the instructions set forth in the Property Account Bank Agreement for the benefit of the Lender and its successors and assigns.

                                        [BANK]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

LOCK BOX ADDRESS:

                                   SCHEDULE II

                                PROPERTY LISTING

COUNTRY INN & SUITES
105 ALEX LANE
CHARLESTON, WV 25304

COMFORT SUITES
107 ALEX LANE
CHARLESTON, WV 25304

                                    EXHIBIT B

                              Tenant Notice Letter

                             TENANT DIRECTION LETTER

                                                                __________, 2OO_

[ADDRESSEE]

     Re:  Payment Direction Letter for______________________________________
          _____________________________________________(the "Property")

Dear [____________]:

     _________________________________________________, a _____________________
("Borrower"), the owner of the Property, has mortgaged the Property to LEHMAN BROTHERS BANK, FSB, a federal stock savings bank (together with its successors and assigns, "Lender") and has agreed that all rents due for the Property will be paid directly to a bank selected by Borrower and approved by Lender. Therefore, from and after the date hereof, all rent to be paid by you under the Lease between Borrower and you (the "Lease") should be sent directly to the following address:

                                        [BANK'S ADDRESS]

                                        ________________________________________

                                        ________________________________________

                                        or by wire transfer to:

                                        Bank: __________________________________
                                        ABA No.: _______________________________
                                        Account No.: ___________________________
                                        Account Name: _________Clearing Account,
                                                      Lehman Brothers Bank FSB,
                                                      as Secured Party

     All checks should be made out to "______________________".

     These payment instructions cannot be withdrawn or modified without the prior written consent of Lender or its agent ("Servicer"), or pursuant to a joint written instruction from Borrower and Lender or Servicer. Until you receive written instructions from Lender or Servicer, continue to send all rent payments due under the Lease to __________________________. All rent payments must be delivered to ________________________no later than the day on which such amounts are due under the Lease.

     If you have any questions concerning this letter, please contact ________________ of Borrower at ____________________ or ____________________of
Lender at ________________
or _________________________ of Servicer at ____________________________. We
appreciate your cooperation in this matter.

                                        [BORROWER]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                    EXHIBIT C

                              Intentionally Deleted

                                    EXHIBIT D

                        Credit Card Company Notice Letter

                                                               ___________, 2OO_

[ADDRESSEE]

          Re: Payment Direction Letter for (describe property) (the "Property") [VISA/MASTERCARD/AMERICAN EXPRESS/ DISCOVER ACCOUNT NO:_______________]

To Whom it May Concern:

          A new cash management system has been adopted in connection with our loan from Lehman Brothers Bank, FSB, a federal stock savings bank, its successors and/or assigns ("Lender"). Consequently, from and after the date of this letter, all payments due the undersigned should be delivered as follows:

          If by wire transfer (or the equivalent) to:

          Wachovia Bank, NA
          ABA #053-000-219
          Account Name- Summit Hospitality, LLC
          Account# 5000000063932
          Ref Loan #_______________________________________

          This payment direction may not be rescinded or altered, except by a written direction signed by Lender or its agent.

          We appreciate your cooperation.

                                        Very truly yours,


                                        ----------------------------------------
                                        [BORROWER]